Exhibit 10.1

Collaboration and License Agreement

REDACTED

Certain identified information, indicated by [*****], has been excluded from the exhibit because it is both (i) not material and (ii) would likely cause competitive harm if publicly disclosed.

COLLABORATION AND LICENSE AGREEMENT

dated

19 DECEMBER, 2019

by

CUREVAC AG
(“CureVac”)

and

GENMAB B.V.
(“Genmab”)

Table of Contents

1.	DEFINITIONS	5
2.	LICENSES; EXCLUSIVITY	29
3.	REPLACEMENT TARGET; RESERVED TARGETS; OPTIONED TARGETS	35
4.	LNP TECHNOLOGY	37
5.	RESEARCH AND DEVELOPMENT COLLABORATION	40
6.	MANUFACTURING AND COMMERCIALIZATION	46
7.	CUREVAC’S OPT-IN AND CO-PROMOTION RIGHTS	49
8.	CO-PROMOTION IN LIEU OF AN OPT-IN	54
9.	GOVERNANCE	56
10.	CONSIDERATION	63
11.	INTELLECTUAL PROPERTY	70
12.	ENFORCEMENT AND DEFENSE	76
13.	CONFIDENTIALITY	81
14.	INDEMNIFICATION AND REPRESENTATIONS AND WARRANTIES	85
15.	TERM AND TERMINATION	90
16.	CONSEQUENCES OF TERMINATION	91
17.	GENERAL PROVISIONS	94

Exhibits

Exhibit 1.13	Patent Rights licensed to BioNTech

Exhibit 1.54	CureVac Know How

Exhibit 1.59	CureVac Patent Rights

Exhibit 1.77	First Program Antibody

Exhibit 1.90	Genmab Know-How

Exhibit 1.111	LNP Technology

Exhibit 1.144	Other Technologies

Exhibit 3.2.2	Templates for clearance of proposed Research Program Antibody and Research Program Antibody Combination

Exhibit 5.1.1	First Program Research Plan

Exhibit 5.11	Approved Subcontractors

Exhibit 6.2	Summary of key terms of the Early Clinical Supply Agreement

Exhibit 10.6.2	Examples of calculations of royalties

Exhibit 11.3	List of non-limiting examples of ownership of different types of potential Inventions

Exhibit 13.6	Draft Press Release

Exhibit 14.4	Disclosure Letter

COLLABORATION AND LICENSE AGREEMENT

between

CUREVAC AG

And

GENMAB B.V.

This COLLABORATION AND LICENSE AGREEMENT (“Agreement”) is effective as of the 19th of December, 2019 (“Effective Date”) and is entered into by and between:

CUREVAC AG, a German corporation, having a place of business at Paul-Ehrlich-Strasse 15, 72076 Tübingen, Germany on the one side;

and

GENMAB B.V., KvK No. 3016 9902, a Dutch corporation, having a place of business at Uppsalalaan 15, 3584 CM Utrecht, the Netherlands on the other side.

INTRODUCTION

A.	WHEREAS, CureVac is a biotechnology company that is a pioneer and technology leader in messenger ribonucleic acid (“mRNA”) based therapeutic approaches and especially discovers, designs and optimizes first-in-class mRNA therapies for, inter alia, the treatment of oncological diseases with unmet medical need.

B.	WHEREAS, Genmab is a pharmaceutical company and has expertise and intellectual property relating to the identification, design and optimization of recombinant antibodies and validated proprietary antibody technologies, including the DuoBody® platform, HexaBody® and HexaBody® related platforms and other antibody-engineering platforms for, inter alia, the generation of bispecific antibodies and antibodies with enhanced effector functions.

C.	WHEREAS, the Parties wish to collaborate in (i) the further development of one mRNA- encoded antibody designed to express Genmab’s proprietary [*****] and (ii) the generation of preclinical data packages for up to four (4) other Product candidates from which a maximum of three (3) could be selected for further development and commercialization by Genmab; all such products incorporating (a) CureVac’s mRNA technology; (b) monoclonal, bispecific and/or multispecific antibodies (or combination of antibodies) proprietary to Genmab; and (c) a selected lipid nanoparticle (LNP) delivery technology.

D.	WHEREAS, CureVac wishes to grant to Genmab an exclusive license to the product referenced under (C)(i); and exclusive options for exclusive licenses to the products referenced under (C)(ii) above; provided that CureVac wishes to retain certain opt-in rights for up to one (1) of the products referenced under (C)(ii) that is a Cocktail Product (as defined below).

NOW THEREFORE, in consideration of the foregoing premises and the following mutual covenants and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

1.	DEFINITIONS.

For purposes of this Agreement, the following capitalized terms shall have the following meanings, whether used in the singular or plural:

1.1	“Acuitas License” shall mean licenses available to CureVac at the Effective Date under the Development and Option Agreement made between Curevac and Acuitas Therapeutics Inc. dated April 29, 2016 and amended as of December 1, 2016 relating to LNP Technology owned by Acuitas.

1.2	“Affiliate” shall mean any corporation or other entity that controls, is controlled by, or is under common control with a Party. A corporation or other entity will be regarded as under the control of another corporation or entity if the latter corporation or entity owns or directly or indirectly controls fifty percent (50%) or more of the voting stock or other ownership interest of the former corporation or other entity, or if the latter corporation or entity possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the former corporation or other entity or the power to elect or appoint more than fifty percent (50%) of the members of the governing body of the former corporation or other entity, provided, however, that regarding CureVac, Affiliate shall not include Mr. Dietmar Hopp, dievini Hopp BioTech holding GmbH & Co.KG and/or any other companies controlled by Mr. Dietmar Hopp and/or dievini Hopp BioTech holding GmbH & Co.KG that are not subsidiaries of CureVac. For avoidance of doubt, the term “Affiliate” shall include CureVac’s subsidiary company currently called CureVac Real Estate GmbH.

1.3	“Agreement” shall have the meaning set forth in the Preamble.

1.4	“Alliance Manager” shall have the meaning set forth in Section 9.1.1.

1.5	“Antibody” shall mean a molecule, defined by its amino acid sequence, including an engineered molecule that comprises one (1) or more immunoglobulin variable domains or functional parts of such domains. [*****] shall be considered one and the same Antibody; provided, however, that any such [*****]. For clarity, an “Antibody” can be a [*****]. The maximum number of Targets that a single Antibody can bind to is [*****]. For purposes of this Agreement, and unless otherwise set forth herein, Antibody shall include an Antibody Combination, as applicable.

1.6	“Antibody Combination” shall mean a combination of [*****] Antibodies and so binding to a maximum of [*****] distinct Targets.

1.7	“Applicable Laws” shall mean all applicable provisions of all national, supranational regional, state and local, laws, treaties, statutes, rules, regulations, directives, administrative codes, ordinances, decrees, orders, decisions, guidance documents, injunctions, awards, judgments, and permits of or from any court, arbitrator, stock exchange, regulatory authority or governmental authority having jurisdiction over or related to the subject item.

1.8	“Arcturus License” shall mean licenses available to CureVac at the Effective Date under the Development and Option Agreement made between Curevac and Arcturus Therapeutics Inc. dated January 1, 2018 and amended as of May 3, 2018, as of September 28, 2018 and as of July 24, 2019 relating to LNP Technology owned by Arcturus.

1.9	“Assigning Party” shall have the meaning set forth in Section 7.8.2.

1.10	“Assigned Invention” shall have the meaning set forth in Section 11.4.

1.11	“Background Technology” shall mean the CureVac Background Technology and/or Genmab Background Technology, as applicable.

1.12	“Breaching Party” shall have the meaning set forth in Section 15.4.

1.13	“BioNTech License” shall mean the non-exclusive license made between CureVac and BioNTech AG dated [*****] granting BioNTech certain non-exclusive rights under [*****] listed in Exhibit 1.13. For the purposes of this Agreement, the term “BioNTech License” shall not include any amendments made to the non-exclusive license agreement between CureVac and BioNTech AG after the Effective Date.

1.14	“BLA” shall mean (i) a Biologic License Application or New Drug Application submitted and filed with the FDA (or successor regulatory agency) necessary for approval of a drug or biologic in connection with the commercial sale or use of such drug or biologic in conformance with Applicable Laws and regulations in the United States or (ii) the equivalent application submitted to another Regulatory Agency including a Marketing Authorization Application (“MAA”).

1.15	“Business Day” shall mean any day other than Saturday, Sunday, or any day that banks are authorized or required to be closed in Tübingen, Germany or Utrecht, the Netherlands.

1.16	“Calendar Quarter” shall mean each successive period of three (3) months ending on March 31, June 30, September 30 and December 31 of each Calendar Year; provided, that the first Calendar Quarter under this Agreement will be the period beginning on the Effective Date and ending on the end of the Calendar Quarter in which the Effective Date is encompassed and the last Calendar Quarter of the Term will be the period beginning on January 1, April 1, July 1 or October 1, as applicable, and ending on the effective date of expiration or termination of this Agreement.

1.17	“Calendar Year” shall mean each successive period of twelve (12) months commencing on January 1 and ending on December 31; provided, however, that the first Calendar Year under this Agreement will be the period beginning on the Effective Date and ending on the end of the Calendar Year in which the Effective Date is encompassed and the last Calendar Year of the Term will be the period beginning on January 1 and ending on the effective date of expiration or termination of this Agreement.

1.18	“CDO” shall mean Chief Development Officer (or equivalent C-level manager) of each Party.

1.19	“CDR” shall mean complementarity-determining regions.

1.20	“Change of Control” shall mean, with respect to CureVac, (i) the sale or disposition to a Third Party of all or substantially all of the assets of CureVac to which the subject matter of this Agreement relates (including as part of the sale or disposition to a Third Party of all or substantially all of the assets of CureVac); (ii) the acquisition by a single Third Party, or two (2) or more Third Parties acting in concert, of beneficial ownership of fifty percent (50%) or more of the shares in CureVac; or (iii) the acquisition, merger or consolidation of CureVac with or into another Person, other than, in the case of this definition, an acquisition or a merger or consolidation of CureVac in which the holders of shares of voting capital stock of CureVac, immediately prior to such acquisition, merger or consolidation will beneficially own, directly or indirectly, at least fifty percent (50%) of the shares of voting capital stock of the acquiring Third Party or the surviving entity in such acquisition, merger or consolidation, as the case may be, immediately after such acquisition, merger or consolidation.

1.21	“Clinical Phase I Study” shall mean a clinical study of a product as further defined in 21 CFR §312.21(a) or the non-United States equivalent thereof. A Clinical Phase I Study is a clinical study in humans, the primary objective of which is to determine preliminary safety in healthy volunteers or patients. Such clinical study may also have secondary objectives, including tolerability, pharmacological activity or pharmacokinetics and preliminary efficacy parameters and may therefore be regarded as a phase I/II clinical trial. For the purposes of this Agreement, (i) the term Clinical Phase I Study shall also cover such phase I/II clinical trial; and (ii) at the point in such study when the cohort is expanded beyond the original phase I/II design so that the study becomes prospectively designed to generate sufficient data (if successful) to commence a Pivotal Study, a Clinical Phase II Study shall be deemed to have commenced.

1.22	“Clinical Phase II Study” shall mean a clinical study in humans of the safety, dose ranging and efficacy of a product, which is prospectively designed to generate sufficient data (if successful) to commence Pivotal/Clinical Phase III Studies, as further defined in 21 CFR §312.21(b) or (or the non-United States equivalent thereof).

1.23	“Clinical Phase III Study” shall mean a controlled, and usually multicenter, clinical study in humans of the efficacy and safety of a product, which is prospectively designed to demonstrate statistically whether such product is effective and safe for use in humans in the indication being investigated in a manner sufficient to submit a BLA to obtain Regulatory Approval to market such product, as further defined in 21 CFR §312.21(c) (or the non-United States equivalent thereof).

1.24	“Clinical Studies” shall mean all Clinical Phase I Studies, Clinical Phase II Studies and Clinical Phase III Studies, including Pivotal Studies.

1.25	“CMC Development” shall mean all research and development activities conducted in respect of the Manufacture of Products, including chemistry, manufacturing and control (CMC), creation of master and working cell banks, test method development and stability testing, process development, manufacturing scale-up, qualification and validation, quality assurance and quality control processes and techniques.

1.26	“CMO” shall mean a contract manufacturing organization.

1.27	“Cocktail Product” shall mean a Product that is designed to express a Program Antibody Combination.

1.28	“CoGs” shall mean the total cost of Manufacture of a unit of Product and shall include Direct Cost, Indirect Cost and Pass-Through Cost as defined below:

1.28.1	“Direct Costs” within CoGs shall include:

(i)	direct labor costs, based on the actual hours consumed by manufacturing and facility personnel charged at an average hourly wage rate which is designed to approximate actual cost for each employee’s position; and

(ii)	direct labor fringe benefit costs, including, without limitation, compensation expense (other than wages included in direct labor cost in paragraph (i), payroll taxes and benefits allocated based on a proportionate percentage of direct labor costs charged to the manufacture of the Product to total actual plant-wide labor costs.

1.28.2	“Indirect Costs” within CoGs shall include:

(i)	facility and occupancy cost including, without limitation, rent, site insurance, depreciation, electricity and water charges, other services, waste removal, such cost to be allocated pro-rata to (i) the percent time-utilization of the manufacturing line in the Calendar Year out of the total time the manufacturing line is potentially capable of being utilized (including idle time); and (ii) the percent occupancy represented by the manufacturing line to the total plant;

(ii)	the cost of plant support services, which includes quality control, process sciences, quality assurance and validation services and being labor, payroll taxes and fringe benefit costs, allocated to the cost of supplies based on the proportion of actual labor hours consumed in relation to the Manufacture of the supplies to total actual labor hours consumed on all of the Products being Manufactured in the plant; and

(iii)	the cost of allocable overhead, being an amount added to an item of cost to reflect central or other overhead costs incurred by a Party or for its account including overhead costs attributable to the operation by it of its information systems, payroll, purchasing, supervisory and other internal groups being such costs normally allocated by such Party to its departments or project groups based on space occupied or headcount or other activity-based method consistently applied. Allocable overhead shall not include costs for general corporate activities including, by way of example only, investor relations, business development, legal affairs, human resources and finance, and any other activities not supporting activities conducted under this Agreement.

1.28.3	“Pass-Through Costs” within CoGs shall include the actual invoiced amounts paid by a Party to a CMO, excluding recoverable taxes such as VAT, and cost of materials and supplies for Manufacturing Product, based on actual costs including any applicable freight, taxes, duties, customs or import fees, less any discounts or free goods.

1.29	“Collaboration Committee” shall have the meaning set forth in Section 9.8.

1.30	“Collaboration Target” shall mean a Target in relation to which the Parties have agreed to seek to Develop a Product under this Agreement. For purposes of this Agreement, and unless otherwise set forth herein, Collaboration Target shall include Collaboration Target Combinations, the First Collaboration Target, the Replacement Target, the Reserved Targets, and the Optioned Targets, as applicable.

1.31	“Collaboration Target Combination” shall mean a Target Combination in relation to which the Parties have agreed to seek to Develop a Product under this Agreement. For purposes of this Agreement, and unless otherwise set forth herein, Collaboration Target Combination shall include Reserved Target Combinations, and Optioned Target Combinations, as applicable.

1.32	“Combination Product” shall mean:

(i)	a single pharmaceutical formulation containing as its active pharmaceutical ingredients both the active ingredients licensed hereunder and one or more other therapeutically or prophylactically active pharmaceutical ingredients;

(ii)	any combination therapy comprised of the Product and one or more other therapeutically or prophylactically active products, that is (i) priced and sold in a single package containing such multiple products; or (ii) packaged separately but sold together for a single price; or

(iii)	a product comprised of a Product and a companion or complementary diagnostic, priced and sold in a single package containing such multiple products or packaged separately but sold together for a single price;

in each case, including all dosage forms, formulations, presentations, line extensions, and package configurations.

1.33	“Commercialization” shall mean any and all activities directed to the preparation for sale of, offering for sale of, or sale of a Product, including activities related to marketing, promoting, distributing, importing and exporting such Products, interacting with Regulatory Agencies regarding any of the foregoing and medical affairs functions. For the avoidance of doubt, “Commercialization” shall not include the Manufacture of Products. When used as a verb, to “Commercialize” and “Commercializing” shall mean to engage in Commercialization, and “Commercialized” has a correlative meaning.

1.34	“Commercialization Agreement” shall mean the meaning set forth in Section 7.7.

1.35	“Commercially Reasonable Efforts” shall mean, with respect to a Party, those efforts, expertise and resources commensurate with efforts, expertise and resources commonly used in the biotechnology industry by a company of comparable size in connection with the development, manufacture and/or commercialization of a comparable pharmaceutical product which is of similar market potential at a similar stage of development or commercialization in light of issues of safety and efficacy, product profile, the competitiveness of the marketplace, the proprietary position of the compound or product, the regulatory structure involved, the profitability of the applicable products, product reimbursement, and other relevant factors such as technical, legal, scientific, or medical factors. For purposes of clarity, Commercially Reasonable Efforts will be determined on a country-by-country basis within the Territory, and it is anticipated that the level of effort may be different for different countries and may change over time, reflecting changes in the status of such product and the country(ies) involved.

1.36	“Confidential Information” shall mean all Know-How, Development Data or other information of a Party whether or not marked confidential or proprietary, including:

(i)	all communications between the Parties or information of whatever kind whether recorded or not and, if recorded, in whatever medium, relating to or arising out of this Agreement, whether disclosed prior to or after entering into this Agreement; and

(ii)	all copies and excerpts of the communications, information, notes, reports and documents in whatever form referred to in paragraph (i) of this definition.

For purposes of the confidentiality obligations set forth herein, (a) Genmab Know-How, Genmab Materials and Genmab Inventions shall be deemed Confidential Information of Genmab; and CureVac Know-How, CureVac Materials and CureVac Inventions (to the extent not incorporated in any Genmab Inventions) shall be deemed Confidential Information of CureVac; (b) Confidential Information jointly owned by the Parties shall be deemed Confidential Information of both Parties; and (c) the terms and conditions of this Agreement shall be deemed Confidential Information of both Parties (and both Parties shall be deemed the Receiving Party with respect thereto). “Confidential Information” also includes all information exchanged between the Parties pursuant to the Confidentiality Agreements and Material Transfer Agreement. Without limiting the foregoing, all Know-How and Development Data generated under this Agreement that is specific to a Genmab Invention, Genmab Other Invention, Collaboration Target, Collaboration Target Combination, Program Antibody, Program Antibody Combination, an mRNA construct expressing a Program Antibody or Program Antibody Combination, and/or Product shall be deemed the Confidential Information of Genmab. All Know-How and CMC Development data generated under this Agreement that is specific to any CureVac Invention or CureVac Other Invention shall, to the extent such CureVac Invention or CureVac Other Invention is not incorporated in any Genmab Invention, be considered Confidential Information of CureVac.

1.37	“Confidentiality Agreements” shall mean Confidentiality Agreement No. 1 and Confidentiality Agreement No. 2.

1.38	“Confidentiality Agreement No. 1” shall mean that certain Mutual Confidentiality and Nondisclosure Agreement entered into between the Parties as of October 10, 2016.

1.39	“Confidentiality Agreement No. 2” shall mean that certain Mutual Confidentiality and Nondisclosure Agreement entered into between the Parties as of 12 April 2018.

1.40	“Control” shall mean, with respect to any material, information or intellectual property right, that a Party (i) owns such material, information or intellectual property right; or (ii) has a license to or right to use or grant access to such material, information or intellectual property right, in each case of (i) or (ii), without violating the terms of any agreement or other arrangement with a Third Party.

1.41	“Co-Promote” shall mean, with respect to the Co-Promotion Territory, to promote a Product through Genmab’s and CureVac’s respective sales forces under a single trademark in such Co-Promotion Territory. “Co-Promotion” shall have a correlative meaning.

1.42	“Co-Promotion Agreement” shall have the meaning as set forth in Section 8.2.

1.43	“Co-Promotion Committee” shall have the meaning set forth in Section 8.2(i).

1.44	“Co-Promotion Product” shall have the meaning set forth in Section 8.1.

1.45	“Co-Promotion Territory” shall have the meaning as set forth in Section 8.1.

1.46	“Co-Promotion Territory Commercialization Plan” shall have the meaning as set forth in Section 8.2(iii).

1.47	“Cover” shall mean, with respect to a claim of a Patent Right, that such claim would be infringed, absent a license, by the Development, Manufacture or Commercialization of a Product.

1.48	“CRO” shall mean a contract research organization.

1.49	“CureVac Alliance Manager” shall have the meaning set forth in Section 9.1.1.

1.50	“CureVac Background Technology” shall have the meaning set forth in Section 11.1.

1.51	“CureVac Co-Promotion Option” shall have the meaning set forth in Section 8.1.

1.52	“CureVac Indemnified Parties” shall have the meaning set forth in Section 14.1.

1.53	“CureVac Invention” shall have the meaning set forth in Section 11.3.2.

1.54	“CureVac Know-How” shall mean all Know-How within the CureVac Background Technology and all Know-How, including Know-How comprised in the CureVac Manufacturing Technology, Controlled by CureVac or its Affiliates arising or generated during the Research Period in connection with the performance of activities under this Agreement, in including performance of activities under the R&D Plans (to be determined on a Collaboration Target-by-Collaboration Target basis) that is required for the Parties to Develop the Programs and/or to Develop, Manufacture and Commercialize Products under this Agreement, provided, however, that CureVac Know-How does not include (i) Know-How included in the LNP Technology; (ii) Know-How included in CVCMs; (iii) Know-How included in the Other Technologies; and (iv) Know-How that may be Controlled by CureVac in the future as a result of a Change of Control; i.e., that was Developed by a Third Party prior to such Change of Control, or by CureVac after the Change of Control, and is fully or partly based on technology Controlled by a Third Party prior to such Change of Control. CureVac Know-How shall also include Know-How related to CureVac Inventions and other Know-How generated by CureVac under a Program. The CureVac Know-How as so defined existing at the Effective Date is further described in Exhibit 1.54.

1.55	“CureVac Manufacturing Technology” shall mean Patent Rights and Know-How Controlled by CureVac or its Affiliates (including CureVac Real Estate GmbH even if it does not remain an Affiliate) related to CMC Development and/or the Manufacture of Products actually used in the CMC Development and/or Manufacture of a Product by or on behalf of CureVac and/or its Affiliates during the Development and/or Manufacture of such Product under an R&D Plan during the Research Period. For the avoidance of doubt, such CureVac Manufacturing Technology shall be licensed to Genmab for all subsequent Products under this Agreement no matter whether CureVac or its Affiliates (or their approved subcontractor or approved CMO) Manufactures the particular Product.

1.56	“CureVac Materials” shall mean any compounds, assays or other materials that are disclosed or otherwise made available by or on behalf of CureVac and/or its Affiliate(s) to Genmab hereunder for the purposes of this Agreement, including the compounds, assays, negative and positive mRNA control constructs (excluding, for clarity, any Product) and other materials set forth on Exhibit 5.1.1, and progeny, modifications or derivatives thereof that do not include use of Genmab Materials.

1.57	“CureVac Other Invention” shall have the meaning set forth in Section 11.3.3.

1.58	“CureVac Other Invention Patent Right” shall have the meaning set forth in Section 11.7.4

1.59	“CureVac Patent Right(s)” shall mean (i) all Patent Rights within the CureVac Background Technology Controlled by CureVac or its Affiliates as of the Effective Date; and (ii) all CureVac Program Patent Rights, CureVac Other Invention Patent Rights and CureVac’s interest in Joint Patent Rights that (in case of each of (i) and (ii)) are required for the Development of the Programs and/or for the Development, Manufacture and Commercialization of Products (including Product candidates under the research license) under the Agreement; and (iii) all Patent Rights within the CureVac Manufacturing Technology to the extent not within (i) or (ii); and (iv) any New Patent Rights that Genmab notifies CureVac it desires to include pursuant to Section 2.9. provided, however, that CureVac Patent Rights do not include (i) Patent Rights included in the LNP Technology or the Patent Rights referred to in Section 1.63 (Definition of CVCM); (ii) Patent Rights included in the Other Technologies; and (iii) Patent Rights that may be Controlled by CureVac in the future as a result of a Change of Control; i.e., that were Developed by a Third Party prior to such Change of Control. The CureVac Patent Rights as of the Effective Date are listed in Exhibit 1.59. For avoidance of doubt, the CureVac Patent Rights shall include any future Patent Rights Controlled by CureVac or its Affiliates that claim priority from any of the patents and patent applications listed in Exhibit 1.59.

1.60	“CureVac Program Patent Right” shall mean a Program Patent Right owned by CureVac, as set forth in Section 11.3 below, that Covers a CureVac Invention.

1.61	“CureVac Project Leader” shall have the meaning set forth in Section 9.1.2.

1.62	“CureVac Technology” shall mean CureVac Patent Rights, CureVac Inventions, CureVac Other Inventions, CureVac Know-How, CureVac Manufacturing Technology (to the extent not within the foregoing) and Third Party IP that is deemed to be CureVac Technology pursuant to Section 2.8.

1.63	“CVCM” shall mean CureVac’s next generation mRNA delivery vehicle, also referred to as CureVac Carrier Molecule™, which is disclosed in CureVac’s patent families [*****], that is appropriate for formulation of an mRNA construct.

1.64	“Development” shall mean all research, non-clinical, and clinical testing and drug development activities conducted in respect of the Collaboration Targets, Program Antibodies and Products, including those necessary or reasonably useful or otherwise requested or required by a Regulatory Authority as a condition or in support of obtaining or maintaining Regulatory Approvals and to successfully Develop, Manufacture and Commercialize the Products for use in the Field. “Development” shall include CMC Development, delivery system development, non-clinical testing, mechanism studies, toxicology, pharmacokinetics, clinical studies, regulatory affairs activities, statistical analysis and report writing, submission of documents, market research, pharmacoeconomic studies, and epidemiological/real world data studies. Development shall mean both (a) non-clinical and clinical Development; and (b) CMC Development. “Develop” and “Developed” have a correlative meaning.

1.65	“Development Data” shall mean (i) reports of non-clinical studies and Clinical Studies, (ii) CMC Development data; and (iii) all other documentation containing or embodying any non- clinical or clinical data relating to the Collaboration Targets, Program Antibodies and the Products or the use of the Products in the Field, such data in each case (i), (ii) and (iii) required for the Development and Commercialization of the Products, including but not limited to, registration dossiers.

1.66	“Disclosing Party” shall have the meaning set forth in Section 13.1

1.67	“Disclosure Letter” shall have the meaning set forth in Section 14.4.

1.68	“Early Clinical Supply Agreement” shall the meaning set forth in Section 6.1.

1.69	“Effective Date” shall have the meaning set forth in the Preamble.

1.70	“FDA” shall have the meaning set forth in the definition of Regulatory Agency.

1.71	“Field” shall mean any and all uses for the prophylaxis or treatment of human conditions and diseases.

1.72	“Financial Partner” shall have the meaning set forth in Section 13.4.1(vi) below.

1.73	“First Collaboration Program” shall mean the Program addressing the First Collaboration Target and First Program Antibody, as described in the First Program Research Plan.

1.74	“First Collaboration Target” shall mean the target named [*****]. For purposes of this Agreement, and unless otherwise set forth herein, First Collaboration Target shall include the Replacement Target, as applicable.

1.75	“First Commercial Sale” shall mean, on a Product-by-Product and country-by-country basis, the first sale by Genmab or its Affiliates or Sublicensees or subcontractors to, such as but not limited to, a Third Party wholesaler, pharmacy, outpatient clinic, inpatient clinic, hospital, or dispensing physician in a given country after necessary Regulatory Approval has been granted with respect to such Product in such country. For avoidance of doubt, any sale of a Product by Genmab to an Affiliate or Sublicensee or subcontractor is not a First Commercial Sale.

1.76	“First Composition of Matter Patent Rights” shall mean, Product-by-Product, all Patent Rights within the first “composition of matter” Genmab Program Patent Rights (i.e. Genmab Program Patent Rights where the earliest priority date is the same) that Cover and claim the specific composition of matter of the particular Product. For clarity, such first “composition of matter” Genmab Program Patent Rights may not be the first to be filed Patent Rights Covering the particular Product if such first to be filed Patent Rights do not also claim the specific composition of matter of such Product.

1.77	“First Program Antibody” shall mean Genmab’s proprietary [*****] as described in detail in Exhibit 1.77, that binds to the First Collaboration Target.

1.78	“First Program Research Plan” shall have the meaning set forth in Section 5.1.1, such First Program Research Plan as of the Effective Date being attached hereto as Exhibit 5.1.1.

1.79	“FTE” shall mean, with respect to a person, the equivalent of the work of one (1) employee full time for one (1) year (consisting of at least [*****] working hours per year (with no further reductions for vacations and holidays)). Overtime, and work on weekends, holidays and the like will not be counted with any multiplier (e.g., time-and-a-half or double time) toward the number of hours that are used to calculate the FTE contribution. The portion of a FTE billable by CureVac or Genmab for one (1) individual during a given accounting period shall be determined by dividing the number of hours worked by said individual on the work to be conducted under the Agreement during such accounting period and the number of FTE hours applicable for such accounting period based on [*****] working hours per calendar year. For clarity, no individual person can ever constitute more than a single FTE.

1.80	“FTE Rate” shall mean, for the period commencing on the Effective Date until such time as the Parties mutually agree otherwise, an annual rate of [*****]. The FTE Rate shall include all fully loaded costs, including costs of salaries, benefits, supplies, other employee costs, consumables, overhead and supporting general and administration allocations. In the event of Opt-In by CureVac, the Parties will renegotiate and agree in good faith on a new FTE Rate which should be reflective of the stage of development and market conform.

1.81	“FTO License” shall have the meaning set forth in Section 10.6.4.

1.82	“Force Majeure” shall have the meaning set forth in Section 17.2.

1.83	“Generally Applicable Patent Right” shall mean a claim of a Genmab Program Patent Right Covering (i) a [*****] (“Target Class Inventions”); (ii) an Antibody or Antibody Combination functionally defined in such claim as [*****] and (iii) a [*****] provided, however, that for each of (i), (ii) and (iii), where the Invention is made, conceived and/or reduced to practice after the Research Period, such claim shall only be considered a Generally Applicable Patent Right if [*****] with respect to such claim. For avoidance of doubt, the term Generally Applicable Patent Right shall not include any claim where the Program Antibody or Program Antibody Combination is functionally defined as binding to a Collaboration Target or Collaboration Target Combination or even more specifically, such as e.g. where the Program Antibody or Program Antibody Combination is functionally defined as binding to an epitope on a Collaboration Target or epitopes on the Collaboration Targets included in the Collaboration Target Combination or where the Program Antibody or Program Antibody Combination is defined by sequences.

1.84	“Generic Product” shall mean, with respect to a particular Product in a particular country in the Territory, any pharmaceutical product (other than the Product) that (i) contains the same active ingredient(s) (including biosimilar or bioequivalent biologic API) in a comparable quality and quantity as such Product, irrespective of its pharmaceutical form, and is approved for the same indication as such Product, as applicable, and (ii) is approved for sale in the country pursuant to a regulatory approval process governing the approval of generic, interchangeable, biosimilar or bioequivalent biologic products, with the Product being the reference product.

1.85	“Generic Therapeutic Concept” shall mean an Invention consisting of a new approach to therapy or treatment that has general applicability beyond use of such approach in relation to the Collaboration Target or specific Collaboration Target Combination (i.e. the Optioned Target Combination) that is targeted by a Program Antibody or Program Antibody Combination, as applicable. By way of non-limiting examples, a Generic Therapeutic Concept would include (i) an Invention consisting of combining [*****] different Antibodies targeting [*****] different pathways such as an anti-apoptotic pathway, an anti-proliferative pathway and an anti- metastatic pathway to obtain a certain therapeutic effect; and (ii) an Invention relating to a [*****]. The term Generic Therapeutic Concept shall not comprise Target Class Inventions. Further, the term Generic Therapeutic Concept shall not comprise the therapeutic or treatment approach to the extent that such approach applies to a Collaboration Target or specific Collaboration Target Combination.

1.86	“Genmab Alliance Manager” shall have the meaning set forth in Section 9.1.1.

1.87	“Genmab Background Technology” shall have the meaning as set forth in Section 11.1.

1.88	“Genmab Indemnified Parties” shall have the meaning set forth in Section 14.2.

1.89	“Genmab Invention” shall have the meaning set forth in Section 11.3.1.

1.90	“Genmab Know-How” shall mean all Know-How Controlled by Genmab or its Affiliates as of the Effective Date or thereafter during the Term that (a) is necessary for CureVac to perform the obligations and other activities pursuant to this Agreement, or (b) is used by or on behalf of Genmab its Affiliates or Sub-licensees to Develop, Manufacture and Commercialize Products under this Agreement. Genmab Know-How shall include (i) Know-How comprised in the Genmab Background Technology; (ii) Know-How related to Genmab Inventions; and (iv) other Know-How generated by Genmab under a Program. Notwithstanding the foregoing, if any Third Party becomes an Affiliate of Genmab after the Effective Date, Genmab Know-How will exclude any Know-How that is Controlled by such Third Party before such Third Party became Genmab’s Affiliate. The Genmab Know-How as so defined existing at the Effective Date is further described in Exhibit 1.90.

1.91	“Genmab Materials” shall mean any compounds, assays or other materials, including sequences and recombinant proteins, that are disclosed or otherwise made available by or on behalf of Genmab and/or its Affiliate(s) to CureVac hereunder for the purposes of this Agreement, including materials set forth on Exhibit 5.1.1, and progeny, modifications or derivatives thereof that do not include use of CureVac Materials.

1.92	“Genmab Other Invention” shall have the meaning set forth in Section 11.3.3.

1.93	“Genmab Other Invention Patent Right” shall have the meaning set forth in Section 11.7.5.

1.94	“Genmab Patent Right(s)” shall mean all Patent Rights Controlled by Genmab or its Affiliates as of the Effective Date or thereafter during the Term that (a) is necessary for CureVac to perform the obligations and other activities pursuant to this Agreement, or (b) [*****] Genmab its Affiliates or Sub-licensees to Develop, Manufacture and Commercialize Products under this Agreement. Genmab Patent Rights shall include Patent Rights comprised in the Genmab Background Technology, Genmab Program Patent Rights, Genmab Other Invention Patent Rights and Genmab’s interest in Joint Patent Rights.

1.95	“Genmab Program Patent Right” shall mean a Program Patent Right owned by Genmab, as set forth in Section 11.3 below, that Covers a Genmab Invention.

1.96	“Genmab Project Leader” shall have the meaning set forth in Section 9.1.2.

1.97	“Genmab Technology” shall mean any and all Genmab Patent Rights, Genmab Inventions and Genmab Know-How.

1.98	“GxP” shall mean the good practice regulations in the pharmaceutical industry with respect to distribution, manufacturing, clinical and laboratory practices (GDP, GMP, GCP and GLP).

1.99	“IND” shall mean an investigational new drug application filed with, and accepted by, the FDA prior to beginning clinical trials in humans in the USA, or any comparable application to and acceptance by the Regulatory Authority of a country or group of countries other than the USA thereto including the European Medicines Authority (“EMA”) prior to beginning clinical trials in humans in that country or in that group of countries.

1.100	“Indication” shall mean, with respect to a particular Product, the use of such Product for treating a separate and distinct disease or medical condition.

1.101	“Invention” shall mean an invention or discovery, whether or not patentable, discovered, made, conceived and/or first reduced to practice during the Term by or on behalf of CureVac or Genmab or Affiliates of CureVac or Genmab, alone or jointly with each other and/or any Third Party, which arise from the performance of activities under this Agreement, including performance of activities under the R&D Plans, or under the Material Transfer and Technology Evaluation Agreement.

1.102	“IP Sub-committee” shall mean the sub-committee to be established pursuant to Section 9.6.

1.103	“Joint Commercialization Committee”, and “JCC” shall have the meaning set forth in Section 7.7(i).

1.104	“Joint Development and Manufacturing Agreement” shall have the meaning set forth in Section 7.6.

1.105	“Joint Invention” shall have the meaning set forth in Section 11.3.3.

1.106	“Joint Patent Rights” shall have the meaning set forth in Section10.8.1

1.107	“Joint Research Committee”, and “JRC” shall have the meaning set forth in Section 9.2.

1.108	“Joint Steering Committee”, and “JSC” shall have the meaning set forth in Section 7.2.

1.109	“Know-How” shall mean all technical, scientific and other information, inventions, discoveries, trade secrets, knowledge, technology, means, methods, processes, practices, formulae, instructions, skills, techniques, procedures, expressed ideas, technical assistance, designs, drawings, assembly procedures, computer programs, apparatuses, specifications, Development Data, results, non-clinical, clinical, safety, process and Manufacturing and quality control data and information (including trial designs and protocols), registration dossiers, in each case, solely to the extent confidential and proprietary and in written, electronic or any other form now known or hereafter Developed.

1.110	“LNP” shall mean a lipid nanoparticle system comprised of individual lipid components at specific ratios, which are manufactured in such a manner to encapsulate and deliver mRNA into a target cell.

1.111	“LNP Technology” shall mean Patent Rights and Know-How covering an LNP system (i.e. a lipid nanoparticle system which is used to formulate and deliver mRNA), as further defined in Exhibit 1.111 hereto.

1.112	“LNP Technology License Documentation Package” shall have the meaning set forth in Section 4.2 below.

1.113	“Major Markets Countries” shall mean [*****].

1.114	“Manufacture” shall mean all manufacturing operations (including for mRNA, lipids and drug product as well as formulation, fill and finish, packaging and labelling) for Products, including all activities related to the preparation and use of master and working cell banks, making, production, processing, purifying, formulating, filling, and finishing, of the Product, or any intermediate thereof, pre-clinical, clinical and commercial production, product, stability testing, quality assurance, and quality control. “Manufacturing” has a correlative meaning.

1.115	“Materials” shall mean CureVac Materials and Genmab Materials.

1.116	“Material Transfer and Technology Evaluation Agreement” shall mean that certain Material Transfer and Technology Evaluation Agreement entered into between the Parties as of April 12, 2017.

1.117	“mRNA” shall have the meaning set forth in the Introduction.

1.118	“MSA” shall have the meaning set forth in Section 6.4.2 below.

1.119	“Negotiation Period” shall have the meaning as set forth in Section 7.8.2.

1.120	“Net Sales” shall mean, with respect to each Product, the gross amount invoiced for sales of such Product by or on behalf of Genmab and its Affiliates and Sublicensees to unrelated Third Parties (i.e., excluding Sublicensees), less the following deductions [*****]:

a.	[*****]

b.	[*****]

c.	[*****]

d.	[*****]

e.	[*****]

f.	[*****] and

g.	[*****]

[*****].

Disposition of Product for, or use of the Product in, clinical trials or other scientific testing, as free samples, or under compassionate use, patient assistance, or test marketing programs or other similar programs or studies where a Product is supplied without charge shall not result in any Net Sales, however if Genmab or any of its Affiliates or Sublicensees charges for such Product, the amount billed will be included in the calculation of Net Sales, but for the sake of clarity such disposition or use of the Product shall never constitute a First Commercial Sale.

In the event a Product is sold as a Combination Product, Net Sales of the Combination Product will be calculated, on a [*****] as follows:

(i)	[*****].

(ii)	[*****].

(iii)	[*****].

(iv)	[*****].

(v)	[*****].

1.121	“New Patent Right” shall have the meaning set forth in Section 2.9.

1.122	“Non-Assigning Party” shall have the meaning set forth in Section 7.8.2.

1.123	“Non-Breaching Party” shall have the meaning set forth in Section 15.4.

1.124	“Non-Terminating Party” shall have the meaning set forth in Section 7.9.

1.125	“Opt-In” shall have the meaning set forth in Section 7.1.

1.126	“Opt-In Data Package” shall have the meaning set forth in Section 7.1.

1.127	“Opt-In Product” shall have the meaning set forth in Section 7.1.

1.128	“Opt-In Product Assignment” shall have the meaning set forth in Section 7.8.2.

1.129	“Opt-In Program” shall mean a Program (for a [*****]) for which CureVac has exercised its right to Opt-In.

1.130	“Opt-In R&D Plan” shall have the meaning set forth in Section 7.2.

1.131	“Opt-In Target” shall have the meaning set forth in Section 7.1.

1.132	“Opt-In Termination Notice” shall have the meaning set forth in Section 7.9.

1.133	“Option Exercise” shall have the meaning set forth in Section 3.4.

1.134	“Option Exercise Fee” shall have the meaning set forth in Section 10.2.

1.135	“Option Period” shall have the meaning set forth in Section 3.4 below.

1.136	“Optioned Target” shall mean a Reserved Target for which Genmab has exercised its option under Section 3.4 below. For purposes of this Agreement, and unless otherwise set forth herein, Optioned Target shall include an Optioned Target Combination, as applicable.

1.137	“Optioned Target Combination” shall have the meaning set forth in Section 3.4.

1.138	“Other Pre-IND Program” shall mean a Program envisaged in Section 5.2.3 directed against an Optioned Target and including an Other Program Antibody (for clarity, excluding the First Collaboration Program) and LNP Technology.

1.139	“Other Pre-IND Program Research Plan” shall have the meaning set forth in Section 5.2.3 below.

1.140	“Other Program Antibody” shall mean a Program Antibody (i) that binds to an Optioned Target, or to an Optioned Target Combination; and (ii) that Genmab has elected to use and is to be used in an Other Pre-IND Program as described in Section 5.2.3. To the extent applicable, and unless otherwise set forth, Other Program Antibody shall include Other Program Antibody Combinations.

1.141	“Other Program Antibody Combination” shall mean a Program Antibody Combination that (i) binds to an Optioned Target, or to an Optioned Target Combination; and (ii) Genmab has elected to use and is to be used in an Other Pre-IND Program as described in Section 5.2.3.

1.142	“Other Invention” shall have the meaning set forth in Section 11.3.3.

1.143	“Other Invention Patent Right” shall mean a CureVac Other Invention Patent Right or Genmab Other Invention Patent Right, as applicable.

1.144	“Other Technologies” shall mean the technologies licensed to CureVac (i) by GeneArt AG under a license agreement dated [*****] concerning [*****]; (ii) by TriLink Biotechnologies LLC under a license Agreement dated [*****], [*****]. The respective Patent Rights are listed in Exhibit 1.144.

1.145	“Parties” shall mean CureVac and Genmab.

1.146	“Party” shall mean CureVac or Genmab.

1.147	“Patent Rights” shall mean any and all patents and patent applications, including provisional and non-provisional applications, reissues, extensions, substitutions, confirmations, re-registrations, re-examinations, re-validations, patents of addition, supplementary protection certificates or the equivalents thereof, continuations, continuations-in-part and divisionals thereof and all foreign counterparts, and the like of any of the foregoing.

1.148	“Patent Term Extensions” shall have the meaning set forth in Section 10.9.

1.149	“Person” shall mean an individual, firm, company, corporation, association, trust, estate, state or agency of a state, government or government department or agency, municipal or local authority and any other entity, whether or not incorporated and whether or not having a separate legal personality.

1.150	“Pivotal Study” shall mean a Clinical Study of Product in human patients intended to provide evidence for drug marketing approval. Clinical Phase III Studies are typically Pivotal Studies, and in exceptional cases a Clinical Phase II Study may become a Pivotal Study, and may require additional confirmatory studies post approval.

1.151	“Product” shall mean any product that contains one or more mRNA construct(s) that is designed to express a Program Antibody or a Program Antibody Combination, and formulated with [*****]. Product includes both a [*****] or a [*****]. For clarification, a Product may consist of several mRNA constructs that together express a Program Antibody or Program Antibody Combination.

1.152	“Product Development Plan(s)” shall mean the development plans to be prepared upon Product Selection under any Program for the further Development of a Product, as set forth in Section 5.3.

1.153	“Product Selection” shall have the meaning set forth in Section 5.3.

1.154	“Product Selection Notice” shall have the meaning set forth in Section 5.3.

1.155	“Product Development Program” shall mean a program for the further Development of a Product pursuant to a Product Development Plan.

1.156	“Program” shall mean, on a Collaboration Target-by-Collaboration Target basis, any and all Development, Manufacturing and Commercialization activities conducted under R&D Plans. Programs shall include the First Collaboration Program. Save in respect of the First Collaboration Program, the sequence of a Program shall be (i) Research Program; then (ii) Other Pre-IND Program; then (iii) Product Development Program.

1.157	“Program Antibody” shall mean a [*****] that [*****] and that Genmab has elected to use in a Program and which has been finally cleared under Section 3.2.2. To the extent applicable, and unless otherwise set forth, [*****].

1.158	“Program Antibody Combination” shall mean an Antibody Combination that Genmab has elected to use in a Program and which has been finally cleared under Section 3.2.2.

1.159	“Program Breach” shall have the meaning set forth in Section 15.4.

1.160	“Program Patent Rights” shall mean Patent Rights Covering Inventions.

1.161	“Project Leaders” shall have the meaning set forth in Section 9.1.2 below.

1.162	“R&D Plan(s)” shall mean the research and development plans to be prepared under this Agreement and shall include the First Program Research Plan in Exhibit 5.1.1, the Reserved Target Research Plans, the Other Pre-IND Program Research Plans, the Opt-In R&D Plan, and the Product Development Plans.

1.163	“Receiving Party” shall have the meaning set forth in Section 13.1.

1.164	“Regulatory Agency” shall mean any one of the following: United States Food and Drug Administration (“FDA”) or any successor agency; or any counterparts thereof in jurisdictions outside of the U.S.

1.165	“Regulatory Approval” shall mean any and all approvals (including supplements, amendments, pre- and post-approvals, pricing and reimbursement approvals), licenses, registrations or authorizations (including marketing and labeling authorizations) of any national, supra-national (e.g., the European Commission or the Council of the European Union), regional, state or local Regulatory Agency, department, bureau, commission, council or other governmental entity, that are necessary for the development, registration, manufacture (including formulation), distribution, use, sale, import or export of a Product in a given jurisdiction.

1.166	“Regulatory Exclusivity” shall mean any exclusive marketing rights or data exclusivity rights conferred by any Regulatory Agency with respect to a Product, other than Patent Rights.

1.167	“Relevant Infringement” shall have the meaning set forth in Section 11.1.

1.168	“Replacement Target” shall have the meaning set forth in Section 3.1.

1.169	“Replacement Target Exclusivity Period” shall have the meaning set forth in Section 2.1.2.

1.170	“Replacement Target Antibody” shall mean a single Antibody directed at a Replacement Target.

1.171	“Research Completion Deadline” shall have the meaning set forth in Section 5.2.1.

1.172	“Research Period” shall mean, on a Target-by-Target basis, the period during which research and Development activities under this Agreement are being conducted (i) under the First Program Research Plan (whether in relation to the First Program Antibody or in relation to a Replacement Target Antibody); and (ii) the Reserved Target Research Plans (to be determined on a Research Target-by-Research Target basis); and/or (iii) the Other Pre-IND Program Research Plans (to be determined on an Optioned Target -by- Optioned Target basis).

1.173	“Research Program” shall mean a program of research relating to a Reserved Target, a Research Program Antibody and LNP Technology.

1.174	“Research Program Antibody” shall mean a Program Antibody (i) that [*****] as applicable; and (ii) that Genmab has elected to use and is to be used in a Reserved Target Research Plan as described in Section 5.2.1.

1.175	“Research Program Antibody Combination” shall mean a Program Antibody Combination that [*****].

1.176	“Reservation Fee” shall have the meaning set forth in Section 3.3 below.

1.177	“Reservation Period” shall have the meaning set forth in Section 3.2.1 below.

1.178	“Reserved Target” shall have the meaning set forth in Section 3.2.1 below. For purposes of this Agreement, and unless otherwise set forth herein, Reserved Target shall include a Reserved Target Combination, as applicable.

1.179	“Reserved Target Combination” shall have the meaning set forth in section 3.2.1 below.

1.180	“Reserved Target Data Package” shall have the meaning set forth in Section 5.2.2.

1.181	“Reserved Target Research Plan” shall have the meaning set forth in Section 5.2.1 below.

1.182	“Roche License” shall mean the non-exclusive license made between CureVac and F.Hoffmann-La Roche Ltd dated [*****] granting Roche [*****]. For the purposes of this Agreement, the term Roche License shall not include any amendments made to the non- exclusive license agreement between CureVac and Roche after the Effective Date.

1.183	“Royalty Product Patent Rights” shall mean, on a Product-by-Product basis the First Composition of Matter Patent Rights. For the avoidance of doubt, the term Royalty Product Patent Rights shall not include any later filed Patent Rights not claiming priority from or comprised in the First Composition of Matter Patent Rights, such as later filed Patent Rights that relate to other aspects of the Product (e.g., Patent Rights relating to formulation, processes, uses or other applications of the Product).

1.184	“Royalty Term” shall have the meaning set forth in Section 10.6.3.

1.185	“Single Antibody Product” shall mean a Product that is designed to express one Program Antibody. Single Antibody Product includes the First Program Antibody and the Replacement Target Antibody.

1.186	“Sub-Committee” shall have the meaning set forth in Section 9.4 below.

1.187	“Sublicensee” shall mean any Third Party licensee (aside from Genmab’s Affiliates and any Third Party contractors used by Genmab in the Development, Manufacture or Commercialization of the Products on Genmab’s behalf), which obtains rights to the CureVac Technology or LNP Technology under a license granted by Genmab, its Affiliates or another such Third Party that was sublicensed such rights by Genmab, its Affiliates or another Sublicensee.

1.188	“Successful GLP Tox” shall mean the earlier of (i) the date where a formal decision by Genmab’s relevant project board or equivalent to file for IND submission is communicated to CureVac, whether or not the JRC has received data confirming that the success criteria as defined in the R&D Plan for the formal toxicology studies required for such IND submission have been fulfilled; or (ii) [*****] after the JRC has received data confirming that the success criteria as defined in the R&D Plan for the formal toxicology studies required for such IND submission have been fulfilled.

1.189	“Switching Costs” shall mean those incremental additional payments to be made by CureVac to a provider of LNP Technology other than under the Acuitas License or Arcturus License resulting from the decision by Genmab to switch from the First Collaboration Target to a Replacement Target, including payment of additional license or reservation fees and/or increased royalties because a new license of LNP Technology is required other than the Arcturus License or Acuitas License. For clarity, the term “Switching Costs” shall only comprise the delta between what CureVac would have had to pay to Arcturus under the Arcturus License or to Acuitas under the Acuitas License for an LNP Technology license relating to the First Collaboration Target and what CureVac will have to pay to a provider of LNP Technology other than under the Acuitas License or Arcturus License for an LNP Technology license relating to the Replacement Target. The Switching Costs shall be determined from time to time when any payment relating to the Replacement Target is due under such LNP Technology license other than Acuitas License or Arcturus License by comparing the actual total payments made or due under such other LNP Technology license with the payments that would have been made by or due from CureVac under the Arcturus License or Acuitas License with respect to the given Product. Whether the Arcturus License or Acuitas License will be used as reference point when making such calculations of the then current total Switching Costs will depend on which of the two LNP Technologies that were used for Product based on the First Program Antibody.

1.190	“Target” shall mean a distinct single antigen defined by its unique UniProt/SwissProt number. For purposes of this Agreement, and unless otherwise set forth herein, Target shall include a Target Combination, as applicable.

1.191	“Target List” and “Target List Rep” shall have the meanings set forth in Section 3.2.2.

1.192	“Target Combination” shall mean a combination of up to [*****] distinct antigens per Product, as defined by their unique UniProt/SwissProt numbers.

1.193	“Target Subset” shall mean any individual Targets or subcombinations thereof within an Optioned Target Combination which does not contain the specific combination of Targets constituting an Optioned Target Combination targeted by an Other Program Antibody or Other Program Antibody Combination (e.g., if Genmab has exercised an Optioned Target Combination consisting of “a+b+c”, then any individual Target or other subcombination of Targets within the Optioned Target Combination of “a+b+c”, i.e. the combinations of “a+b”, “b+c” or “a+c” or the individual Targets “a” or “b” or “c”), would each constitute a Target Subset.

1.194	“Term” shall have the meaning set forth in Section 15.1.

1.195	“Terminating Party” shall have the meaning set forth in Section 7.9.

1.196	“Territory” shall mean the world.

1.197	“Third Party” shall mean any Person, other than CureVac or Genmab and their respective Affiliates.

1.198	“Third Party IP” shall have the meaning set forth in Section 2.8.

1.199	“Valid Claim” shall mean either (i) a claim of an issued and unexpired patent within (A) CureVac Patent Rights, excluding any claim within the CureVac Program Patent Rights, CureVac Other Invention Patent Rights or Joint Patent Rights Covering a Product where such CureVac Program Patent Right(s), CureVac Other Invention Patent Right(s) or Joint Patent Right(s) has a later priority date than any Royalty Product Patent Right Covering such Product; (B) Patent Rights within LNP Technology Controlled by CureVac and licensed by CureVac to Genmab under or in connection with this Agreement; or (C) Royalty Product Patent Rights, and, in each case of (A), (B) and (C), which has not been revoked or held permanently unenforceable, unpatentable or invalid by a decision of a court or other governmental agency of competent jurisdiction, unappealable or unappealed within the time allowed for appeal, and which has not been found or admitted to be abandoned, disclaimed, denied, invalid or unenforceable through re-examination, reissue or disclaimer or otherwise; or (ii) a claim of a pending patent application within the CureVac Patent Rights, (excluding any claim within the CureVac Program Patent Rights, CureVac Other Invention Patent Rights or Joint Patent Rights Covering a Product where such CureVac Program Patent Right(s), CureVac Other Invention Patent Rights or Joint Patent Right(s) has a later priority date than any Royalty Product Patent Right Covering such Product), Patent Rights within LNP Technology Controlled by CureVac and licensed by CureVac to Genmab under or in connection with this Agreement, or Royalty Product Patent Rights, which claim has not been cancelled, withdrawn, abandoned or finally disallowed, and which claim has been prosecuted in good faith and not been pending for more than [*****] from the date of its earliest priority date. For avoidance of doubt, the term “Valid Claim” shall not include any claim of Third Party IP that has been deemed part of CureVac Technology pursuant to Section 2.8.

1.200	Interpretation

In this Agreement, unless the context otherwise requires, a reference to:

(i)	a paragraph, section, exhibit or schedule is a reference to a paragraph, section, exhibit or schedule to this Agreement;

(ii)	any document includes a reference to that document (and, where applicable, any of its provisions) as amended, novated, supplemented or replaced from time to time;

(iii)	a statute or other law includes regulations and other instruments under it and consolidations, amendments, re-enactments or replacements of any of them;

(iv)	the singular includes the plural and vice versa, except as it regards the definitions of Party and Parties;

(v)	one gender includes the other;

(vi)	“written” and “in writing” include any means of reproducing words, figures or symbols in a tangible and visible form, including acknowledged email or facsimile;

(vii)	a month or year is a reference to a calendar month or Calendar Year, as the case may be;

(viii)	“include”, “includes” and “including” means including without limitation, or like expression unless otherwise specified, and “for example”, “e.g.”, “such as” and similar words or phrases are descriptive, not limiting; and

(ix)	the official text of this Agreement and any Exhibits shall be in English, and any notices given or accounts or statements for communication between the Parties will be in English and in the event of any dispute concerning the construction or interpretation of this Agreement, reference shall be made only to this Agreement as written in English and not to any other translation into any other language.

2.	LICENSES; EXCLUSIVITY.

2.1	License Grants to Genmab.

2.1.1	First Collaboration Target License. With respect to the First Collaboration Target and the First Program Antibody, subject to the terms and conditions of the Agreement, and for the Term, CureVac hereby grants to Genmab, and Genmab hereby accepts, an exclusive (subject to Section 2.1.6) license under the CureVac Technology to Develop, Manufacture and Commercialize a Single Antibody Product in the Field and in the Territory. This license shall automatically terminate upon final clearance by CureVac of a Replacement Target and related Program Antibody nominated by Genmab in accordance with Section 3.2.2 below. For clarity, the grant of a license under this Section 2.1.1 to [*****], unless otherwise specified in this Agreement.

2.1.2	Replacement Target License. With respect to a Replacement Target nominated by Genmab and cleared by CureVac under the provisions of Section 3.2.2, as of the final clearance of such Replacement Target and related Program Antibody(-ies), and subject to the terms and conditions of this Agreement, and for a term starting upon clearance of the Replacement Target and ending at the earlier of (i) [*****], or (ii) [*****] after clearance of the respective Replacement Target (“Replacement Target Exclusivity Period”), CureVac hereby grants to Genmab, and Genmab accepts, an exclusive (subject to Section 2.1.6) license under the CureVac Technology to Develop, Manufacture and Commercialize a Single Antibody Product in the Field in the Territory. For clarity, the grant of a license under this Section 2.1.2 to Manufacture shall not require CureVac to transfer any Know-How comprised in the CureVac Manufacturing Technology, unless otherwise specified in this Agreement.

2.1.3	Reserved Target License. With respect to a Reserved Target, subject to the terms and conditions of this Agreement, and for a period of [*****] after the Effective Date, CureVac hereby grants to Genmab, and Genmab hereby accepts an exclusive (subject to Section 2.1.6) license under the CureVac Technology to conduct or have conducted research and pre-clinical Development on Antibody-based Products in the Field and in the Territory, such research and pre-clinical Development to enable Genmab to make a decision as to whether it wants to advance the Reserved Target to an Optioned Target. If the Reserved Target is a Reserved Target Combination, the exclusivity under this Section 2.1.3 shall apply to all combinations, including subsets of combinations within the respective Reserved Target Combination, but does not apply to individual Targets within such Reserved Target Combination. For illustration purposes, if the Reserved Target Combination was a+b+c, the exclusivity would also apply to the combination of a+b, b+c and a+c, but not to a, b or c individually.

2.1.4	Optioned Target License. With respect to any Optioned Target, subject to an Option Exercise under Section 3.4 below, and subject to the terms and conditions of this Agreement, and for a term starting upon Option Exercise and ending at the earlier of (i) [*****]; or (ii) [*****] after the Option Exercise (“Optioned Target Exclusivity Period”), CureVac hereby grants to Genmab, and Genmab hereby accepts an exclusive (subject to Section 2.1.6) license under the CureVac Technology to Develop, Manufacture and Commercialize Single Antibody Products or Cocktail Products, as applicable. If the Optioned Target is an Optioned Target Combination, the exclusivity under this Section 2.1.4 applies to the specific combination within the respective Optioned Target Combination, and neither applies to any other combinations, nor to individual Targets within such Optioned Target Combination. The grant of a license under this Section 2.1.4 to Manufacture shall not require CureVac to transfer any Know-How comprised in the CureVac Manufacturing Technology, unless otherwise specified in this Agreement.

2.1.5	Other Product Licenses. With respect to any Product (and related Program Antibodies and Program Antibody Combinations) generated during Replacement Target Exclusivity Period, Reservation Period or Optioned Target Exclusivity Period, subject to the terms and conditions of this Agreement, and for the Term, CureVac hereby grants to Genmab, and Genmab hereby accepts, an exclusive (subject to Section 2.1.6) license under the CureVac Technology to Develop, Manufacture and Commercialize such Products in the Field and in the Territory. For clarity, the grant of a license under this Section 2.1.5 to [*****].

2.1.6	BioNTech License and Roche License. Notwithstanding the above, until [*****] the licenses under the CureVac Technology granted to Genmab pursuant to this Section 2.1 shall be non-exclusive with respect to rights under Patent Rights [*****] listed in Exhibit 1.13 to the extent the non-exclusive license granted by CureVac to BioNTech AG is overlapping with the license granted to Genmab under said Patent Rights. Further, until [*****] the licenses under the CureVac Technology granted to Genmab pursuant to this Section 2.1 shall be non-exclusive with respect to rights under [*****] to the extent the non-exclusive license granted by CureVac to F.Hoffmann-La Roche Ltd is overlapping with the licenses granted to Genmab under [*****]”.

2.1.7	Other Technologies Licenses. The rights granted under this Section 2.1 (2.1.1, 2.1.2, 2.1.3, 2.1.4, and 2.1.5) include (i) an extension of CureVac’s rights to Genmab, its Affiliates, subcontractors and permitted Sublicensees as “Direct Collaboration Partner” or “Indirect Collaboration Partner” under the Patent Rights identified by the patent family identifier CV-P- Geneart in Exhibit 1.144; and (ii) a non-exclusive sublicense of CureVac to Genmab, under the Patent Rights identified by the patent family identifier [*****] in Exhibit 1.144.

2.2	Sublicenses. Subject to the terms and conditions of this Agreement, Genmab shall have the right to sublicense any and all rights licensed to Genmab under Section 2.1 to its Affiliates. With respect to any and all rights licensed to Genmab under Section 2.1, and subject to the terms and conditions of this Agreement, Genmab shall have the right to sublicense to any Third Party (with the right to sublicense in multiple tiers) [*****] only upon CureVac’s prior written consent which CureVac may grant or withhold in its sole discretion. [*****], Genmab shall have the right to sublicense any and all rights licensed to Genmab under Sections 2.1.1 (First Collaboration Target) or 2.1.2 (Replacement Target), Section 2.1.5 (other Product license) and Section 2.1.7 (Other Technologies License) to any Third Party (with the right to sublicense in multiple tiers) upon CureVac’s prior written consent which shall not be unreasonably withheld; and such consent is only required if such Third Party is either a direct competitor of CureVac within the field of the development of mRNA-based products (such as, but not limited to, [*****] and/or is residing in [*****] at the time when Genmab wishes to grant such sublicense. After [*****] Genmab shall have the right to sublicense any and all rights licensed to Genmab under Sections 2.1.1 or 2.1.2 Section 2.1.5 and Section 2.1.7 (Other Technologies License) without CureVac’s prior written consent. Any sublicense by Genmab to a Third Party shall be in writing and consistent with and subject to the terms of this Agreement, and shall include an obligation for each such Sublicensee to comply with the applicable obligations of Genmab set forth in this Agreement. Genmab will provide CureVac with written notice of any [*****].

2.3	License Grants to CureVac. Subject to the terms and conditions of the Agreement, Genmab hereby grants to CureVac, and CureVac hereby accepts, a non-exclusive, royalty-free license under the Genmab Technology to perform CureVac’s obligations under the Agreement with respect to the research and Development of Products on behalf of Genmab.

2.4	Exclusivity.

2.4.1	Genmab. Except for the exercise of rights hereunder with respect to Products, neither Genmab, its Affiliates nor its Sublicensees holding exclusive rights to the CureVac Technology in the Field and in the Territory, shall develop or commercialize an mRNA-based [*****] Antibody (including a [*****] Antibody) product or a [*****] Antibody that is based on [*****] as described in Exhibit 1.77.

2.4.2	CureVac on the First Collaboration Target. During the term of this Agreement, CureVac, itself or through its Affiliates, shall not, directly or indirectly, offer any rights to a Third Party under the LNP Technology for the First Collaboration Target or conduct or participate in the research, development, manufacture, use, offer for sale, or other exploitation of any mRNA-based product that is designed to express a Single Antibody (including monoclonal, bispecific or multispecific Antibody) product that is directed at the First Collaboration Target or any recombinant single Antibody (including monoclonal, bispecific or multispecific Antibody) product directed at the First Collaboration Target. Notwithstanding the above, if Genmab replaces the First Collaboration Target with a Replacement Target pursuant to Section 3.1, then CureVac shall be released from its exclusivity obligations set out above in this Section 2.4.2 as of the date of such replacement and instead Section 2.4.3 shall apply with respect to the Replacement Target.

2.4.3	CureVac on the Replacement Target. CureVac, itself or through its Affiliates, shall not, directly or indirectly, offer any rights to a Third Party under the CureVac Technology or LNP Technology for the Replacement Target or conduct or participate in the research, development, manufacture, use, offer for sale, or other exploitation of any recombinant or mRNA-based Antibody product directed at the Replacement Target until the earlier of (i) [*****]; and (ii) [*****] after final clearance of the Replacement Target under Section 3.2.2.

2.4.4	CureVac on Reserved Targets and Reserved Target Combinations; Optioned Targets and Optioned Target Combinations; Opt-In Target. Once a Target or Target Combination, as applicable, becomes a Reserved Target or Reserved Target Combination, CureVac, itself or through its Affiliates, shall not directly or indirectly, offer any rights to a third party under the CureVac Technology or LNP Technology for such Reserved Target or Reserved Target Combination or conduct or participate in the research, development, manufacture, use, offer for sale, or other exploitation of any mRNA-based product that is designed to express an Antibody or Antibody Combination that is directed at such Reserved Target or Reserved Target Combination, or any recombinant Antibody product or Antibody Combination product directed at such Reserved Target or Reserved Target Combination. The non-compete obligations under this Section 2.4.4 shall continue until expiry of the Reservation Period for such Reserved Target or Reserved Target Combination, as applicable, unless Genmab exercises an Option with respect to a Reserved Target or Reserved Target Combination, as applicable, in which case the non-compete obligations with respect to such Target or Target Combination (then an Optioned Target or Optioned Target Combination) shall remain in effect until the end of the Optioned Target Exclusivity Period. CureVac retains its rights to conduct or participate in the research, development, manufacture, use, offer for sale, or other exploitation of mRNA or recombinant based products directed at single Targets of a Reserved Target Combination during the Reservation Period, but not for combinations of individual Targets within a Reserved Target Combination (e.g., a combination of a+b where the Reserved Target Combination consists of a+b+c). After the Reservation Period, the non-compete obligations under this Section 2.4.4 automatically expire with respect to any Target Combinations within the Reserved Target Combination that is not the Optioned Target Combination (e.g., if Genmab exercises an option for the combination a+b+c, then CureVac will get the rights back to work on e.g.; “a+b” or “a+b+c+d”); and after the Optioned Target Exclusivity Period, the non-compete obligations under this Section 2.4.4 automatically expire with respect to any Optioned Target and Optioned Target Combination that is not addressed by an Other Program Antibody. Notwithstanding anything to the contrary above, in the event of an Opt-In by CureVac under Section 7.1 and until the earlier of (i) an assignment by CureVac under Section 7.8 or (ii) CureVac’s termination of its [*****] collaboration of the Opt-In Program pursuant to Section 7.9, CureVac, itself or through its Affiliates, shall not, directly or indirectly, offer any rights to a Third Party under the CureVac Technology or LNP Technology for the Opt-In Target, or conduct or participate in the research, development, manufacture, use, offer for sale, or other exploitation of any mRNA-based product that is designed to express an Antibody product that is directed at the Opt-In Target or any recombinant Antibody product directed at the Opt-In Target. For avoidance of doubt, in the event of assignment by CureVac under Section 7.8 the exclusivity obligation set out above shall continue to apply with respect to the Third Party assignee.

2.5	Trademarks. Genmab will be free to use and to register in any trademark office in the Territory any trademark for use with a Product in its sole discretion; provided, however, nothing herein shall grant Genmab any right to use any trademark Controlled by CureVac and/or its Affiliates. Genmab will own all right, title and interest in and to any such trademark it selects in its own name during and after the Term.

2.6	Know-How Transfer; Availability of Employees. As and when required in relation to an R&D Plan (and from time to time during the Term if new Know-How comes to be Controlled by CureVac) or as soon as reasonably practicable upon Genmab’s request, CureVac shall disclose and/or deliver to Genmab copies of all Development Data and information in CureVac’s possession relating to the CureVac Know-How which is reasonably required for Genmab’s research and Development activity in accordance with the respective R&D Plan (including for regulatory purposes), with the exception, however, of all Know-How comprised in the CureVac Manufacturing Technology which shall be made available to Genmab or its designee as set forth in Sections 6.5 and/or pursuant to Tech Transfer Plan, the Early Clinical Supply Agreement and/or the MSA. [*****]. The technology transfer to be undertaken under Sections 2.6 and 6.5 shall be overseen by the Joint Research Committee.

2.7	No Implied License. Nothing in this Agreement shall be deemed to constitute the grant of any license or other right to either Party in respect of any technology of the other Party, except as expressly set forth herein, and no license rights shall be created hereunder by implication, estoppel or otherwise. Neither Party shall represent to any Third Party that it enjoys, possesses, or exercises any proprietary or property right or otherwise has any other right, title or interest in the technology of the other Party except for such rights as are expressly set forth herein. Any rights of a Party not expressly granted to the other Party under the provisions of this Agreement shall be retained by such Party.

2.8	Third Party Intellectual Property – CureVac Activities. If, during the Term, CureVac obtains a sub-licensable license to any Patent Rights or Know-How Controlled by a Third Party that is necessary or useful to Develop, Manufacture, Commercialize or otherwise exploit Products in the Field in the Territory (“Third Party IP”), then CureVac shall notify Genmab of the rights that CureVac has obtained with respect such Third Party IP (including details of the financial and commercial terms and other obligations that would be placed on Genmab as a sublicensee) promptly after obtaining such rights or, if reasonably possible before obtaining such rights and only in the circumstances that the license relates solely to a Product, allow Genmab to provide input to the draft terms to be taken into good faith consideration by CureVac. Genmab shall notify CureVac within [*****] after receipt of such notice whether Genmab desires to include such Third Party IP under the licenses granted to Genmab by CureVac pursuant to Section 2.1. If Genmab notifies CureVac that it desires to include Third Party IP under the license granted to Genmab by CureVac pursuant to Section 2.1, then (a) such Third Party IP is and shall be automatically included in the definition of CureVac Technology and in the licenses under Section 2.1, and (b) as a sublicensee of CureVac Genmab will meet all obligations of CureVac that are applicable to Genmab’s activities as a sub-licensee and have been disclosed by CureVac to Genmab; and (c) to the extent necessary CureVac will grant to Genmab a formal sublicense, and (d) subject to the below in this Section 2.8, [*****]. For avoidance of doubt, in the event that CureVac uses the Third Party IP for its own products or other Third Party products, [*****]. The proportionate amount shall be judged at the time of any payment by CureVac under the license, and shall be calculated by reference to the number of Products under Development by Genmab at that time in comparison to the number of products under research or development by CureVac or any licensee of CureVac and, if applicable, the number of available product slots (license options). For illustration purposes only, if Genmab then had one Product under Development, and CureVac and its licensees had five products under research or development and four available product slots (license options), the proportionate amount would be [*****] Genmab shall make such [*****] within [*****] after receipt of an invoice therefor from CureVac. For the avoidance of doubt, the obligations of [*****] amounts payable by CureVac to a Third Party as set forth in this Section 2.8 apply solely with respect to licenses under Third Party IP that are entered into by CureVac after the Effective Date. CureVac shall be solely responsible for any amounts payable with respect to licenses to Third Party IP entered into by CureVac (or an Affiliate to CureVac) prior to the Effective Date and forming part of CureVac Background Technology or Other Technologies. Notwithstanding anything to the contrary above, to the extent the Patent Rights comprised in the Third Party IP sublicensed hereunder to Genmab were granted Patent Rights as of the Effective Date and are referenced in the Disclosure Letter, then Genmab shall have the right to deduct one hundred per cent (100%) of the amounts [*****] to CureVac under this Section 2.8 from milestone payments due to CureVac under Section 10.5 and/or from royalties due to CureVac under Section 10.6 subject always to the provisions of Section 10.6.9. If Genmab decides that it does not wish to take a sublicense to such Third Party IP from CureVac it shall not be treated as part of CureVac Technology. If Genmab subsequently takes a license to such Third Party IP to which CureVac holds a license and where CureVac has previously offered an equivalent sublicense, [*****]. For avoidance of doubt, with respect to sublicenses from CureVac to Third Party IP not referenced in the Disclosure Letter or Third Party Patent Rights referenced in the Disclosure Letter that are not granted as of the Effective Date, then to the extent that such sublicenses qualify as FTO Licenses, Genmab shall have the right to deduct [*****] made to CureVac in accordance with the provisions set out in Section 10.6.6 (Other Third Party Payments) and subject always to the provisions of Section 10.6.9.

2.9	CureVac New Patent Rights. CureVac shall notify Genmab of any Patent Right and related Know-How Controlled by CureVac that (a) Cover an invention made by CureVac during the Term outside the scope of this Agreement and are unrelated to CVCM or LNP technology, and, for clarity, that are not in-licensed from a Third Party, and (b) are necessary or reasonably useful to Develop, Manufacture, Commercialize or otherwise exploit Products in the Field in the Territory (each, a “New Patent Right”). For avoidance of doubt this does not include Patent Rights and related Know-How Covering manufacturing processes outside the scope of CureVac Manufacturing Technology. Genmab shall notify CureVac within [*****] after receipt of such notice whether Genmab desires to include such New Patent Right under the licenses granted to Genmab by CureVac pursuant to Section 2.1. If Genmab notifies CureVac that Genmab desires to include such New Patent Right under the licenses granted to Genmab by CureVac pursuant to Section 2.1, then such New Patent Right is and shall be automatically included in the definitions of the CureVac Patent Rights and shall be considered within 1.199 (i) (Valid Claim) regardless of the priority date of the New Patent Right and shall be included in the licenses granted to Genmab by CureVac pursuant to Section 2.1.

3.	REPLACEMENT TARGET; RESERVED TARGETS; OPTIONED TARGETS.

3.1	Replacement of the First Collaboration Target. If the pre-clinical Program with respect to the First Collaboration Target does not meet the success criteria set forth in the First Program Research Plan attached hereto as Exhibit 5.1.1 (as may be modified by JRC), Genmab has the [*****] right, [*****] after the Effective Date, to seek to replace the First Collaboration Target by another Target (“Replacement Target”). Genmab shall nominate a Replacement Target by written notice to CureVac, and CureVac will then operate the clearance procedures, in accordance with Section 3.2.2. If CureVac gives written notice to Genmab that the Replacement Target is cleared and, upon written notice by Genmab that it wishes to replace the First Collaboration Target by such Replacement Target, the Replacement Target will replace the First Collaboration Target for purposes of this Agreement. Upon replacement, the Parties through the JRC will amend the First Program Research Plan as required to address any differences between the Replacement Target and the First Collaboration Target, as well as the changes in timeline resulting from the change of Target.

3.2	Target Reservation.

3.2.1	Reserved Targets and Reservation Period. During a period starting on the first anniversary of the Effective Date and ending [*****] after the Effective Date, Genmab shall have the right to exclusively reserve up to four (4) Targets or Target Combinations, in order to enable Genmab, to exercise up to three (3) options, to Develop, Manufacture and Commercialize Products against the Targets or Target Combinations, as applicable, for which the option is exercised, in addition to the Products against the First Collaboration Target or Replacement Target, as applicable. A Target or Target Combination shall become a “Reserved Target” or a “Reserved Target Combination” as applicable, upon (i) [*****], and (ii) [*****]. Such Reserved Target shall remain a Reserved Target until [*****] or such period as extended in accordance with Section 5.2.2 below (“Reservation Period”). If Genmab notifies CureVac that it does not wish to exercise an option with respect to a Reserved Target, latest upon expiry of the Reservation Period, the respective Target shall cease to be a Reserved Target; and upon exercise of three (3) options, any fourth (4th) Reserved Target shall cease to be such a Reserved Target.

3.2.2	Clearance of Targets. CureVac shall appoint a representative of CureVac (“Target List Rep”) who is a legal counsel in the legal department or IP department of CureVac or employed with an external law firm, to keep a list of all Targets and Target Combinations that are the subject of or related to any ongoing evaluation or research project of CureVac and/or in collaboration with or under option or license to any Third Party (“Target List”). CureVac shall provide to Genmab contact details of the Target List Rep. If Genmab wishes to reserve a Target or Target Combination, Genmab shall in writing request CureVac to perform a Target or Target Combination clearance. Clearance will be conducted in accordance with the following process: First, Genmab shall inform the Target List Rep in writing that Genmab wishes to conduct a Target or Target Combination clearance. Second, within [*****] from receipt of such information from Genmab the Target List Rep updates the Target List and confirms to Genmab that the Target List is updated. Third, Genmab shall set out details of the Target or Target Combination to the Target List Rep and within [*****] the Target List Rep shall indicate to Genmab whether the Target or Target Combination is available. If the Target or Target Combination, as applicable, is available and Genmab wishes to go ahead, Genmab shall then submit to CureVac the full sequences of the proposed Research Program Antibody(-ies) as specified in the clearance templates in Exhibit 3.2.2, as applicable. Unless Genmab informs CureVac that it will independently secure rights to an appropriate LNP Technology, CureVac shall within a further [*****] review and investigate whether LNP Technology for a Product based on the Target or Target Combination and proposed Research Program Antibody(-ies) is potentially available through CureVac. In connection with such review and investigation, CureVac shall be authorized to provide the full sequences of the proposed Research Program Antibody(-ies) to the in-house legal or IP counsel of the potential LNP Technology provider or an external legal or IP representative handling any gatekeeping clearance procedures that it operates, provided that the LNP Technology provider and, if applicable, its external legal or IP representative is subject to confidentiality obligations at least as stringent as the confidentiality obligations on the Parties set forth herein as well as an obligation not to disclose the sequence to any Third Party. If CureVac determines that LNP Technology for a Product based on the Target or Target Combination and proposed Research Program Antibody(-ies) is available through CureVac, it shall give notice to Genmab hereof. If CureVac cannot identify any such LNP Technology the JRC shall consider the position to recommend a way forward. The Reserved Target or Reserved Target Combination, as applicable, shall be deemed finally cleared for purposes of this Agreement, if CureVac informs Genmab that the LNP Technology is available for the respective Product(s) and related Program Antibody/Program Antibody Combination, or if Genmab waives CureVac’s obligations to support Genmab with respect to the LNP Technology under this Agreement.

3.2.3	Costs. Subject to CureVac’s Opt-in Right and except as otherwise stated in this Agreement, all Development costs under any Program relating to Reserved Targets shall be borne by Genmab.

3.3	Reservation Fee. Within [*****] after a Target or Target Combinations becomes a Reserved Target or Reserved Target Combination, as applicable, in accordance with Section 3.2.1, Genmab shall pay to CureVac a reservation fee of US Dollars [*****] per Reserved Target or Reserved Target Combination, as applicable, (“Reservation Fee”), provided, however, that in the event the Reservation Fee has not been paid within [*****] after the date that the Target or Target Combination became a Reserved Target or Reserved Target Combination, as applicable, pursuant to Section 3.2.1, such Target or Target Combination shall no longer be reserved for purpose of this Agreement. The Reservation Fee shall be creditable against the Option Exercise Fee for the respective Reserved Target or Reserved Target Combination, in the event Genmab advances such Reserved Target or Reserved Target Combination to an Optioned Target or Optioned Target.

3.4	Exclusive Option. As of the Effective Date and in consideration for the respective Option Exercise Fee as set forth in Section 10.2, CureVac hereby grants to Genmab, and Genmab hereby accepts, three (3) exclusive options for the shorter of (i) a term of [*****] after the Effective Date; or (ii) on a Reserved Target-by-Reserved Target basis, the Reservation Period (“Option Period”), to obtain exclusive licenses to Reserved Targets, as set forth in Section 2.1.3 above. Genmab may exercise the option under this Section 3.4 on a Reserved Target-by-Reserved Target basis by way of written notice to CureVac during the Option Period (“Option Exercise”). As of the date of the Option Exercise, and provided the Option Exercise Fee has been timely paid in accordance with Section 10.2 below, the Reserved Target or Reserved Target Combination shall become an “Optioned Target” or “Optioned Target Combination”, as applicable. For clarity, in order to protect Genmab’s exclusive option, during the Option Period the exclusivity obligations set out in Section 2.4 shall apply.

4.	LNP TECHNOLOGY.

4.1	First Program Antibody. CureVac will at its own cost secure the rights to the LNP Technology required for Genmab to Develop, Manufacture and Commercialize a Single Antibody Product identified under the First Program Research Plan (whether in relation to the First Collaboration Target or a Replacement Target) with the exception of any Switching Costs which will be borne by Genmab and/or CureVac pursuant to the mechanism set forth below in this Section 4.1. The rights may be exclusive or non-exclusive, and may be under the Arcturus License, the Acuitas License or utilizing any other suitable LNP Technology of a Third Party other than Arcturus or Acuitas. CureVac shall hold the license required and, if CureVac decides to source other suitable LNP Technology, shall be responsible for (i) investigating the availability of such other suitable LNP Technology and in connection with such investigation, upon Genmab’s prior written approval (not to be unreasonably withheld), CureVac shall be authorized to provide the full sequences of the First Program Antibody or Replacement Target Antibody to the in-house legal or IP counsel of the potential LNP Technology provider or an external legal or IP representative handling any gatekeeping clearance procedures that it operates on behalf of said provider, provided that the LNP Technology provider and, if applicable, its external legal or IP representative is subject to confidentiality obligations at least as stringent as the confidentiality obligations on the Parties set forth herein and, in addition, an obligation not to share the sequences with any Third Party; and (ii) negotiating and agreeing the terms for the license under the LNP Technology for the conduct of the First Collaboration Program for the First Collaboration Target and, if applicable and subject to the below in this Section 4.1 and in Section 4.2, the Replacement Target. Prior to CureVac deciding on the use of a particular LNP Technology for the First Collaboration Target that is not the LNP Technology licensed under the Arcturus License or the Acuitas License, Genmab shall have the right to review and consider all terms relevant to Genmab for such LNP Technology license, including any relevant agreements with any Third Party provider for such LNP Technology, relevant Patent Rights, and FTO reports (if any). If CureVac decides to source other suitable LNP Technology and Genmab, having considered the terms available from the provider of the LNP Technology, suggests certain amendments to such terms, CureVac will use Commercially Reasonable Efforts to obtain such amendments, but if CureVac cannot obtain such amendments, CureVac shall be entitled to proceed with such LNP Technology license for the First Collaboration Target without such amendments. For avoidance of doubt, CureVac shall not enter into any LNP Technology license other than the Acuitas License or Arcturus License for the Replacement Target without Genmab’s prior written consent. In the event that the First Program Research Plan is amended to include a Replacement Target, the procedure for selection of a suitable LNP Technology set out in Section 4.2 below shall apply. CureVac shall obtain the LNP Technology license in relation to the Single Antibody Product identified under the First Program Research Plan and grant to Genmab a sublicense in the form required by the license to CureVac from the LNP Technology provider. If an LNP Technology license other than Acuitas License or Arcturus License is chosen with respect to the Replacement Target and Genmab is granted a sublicense pursuant to the procedure set out in Section 4.2, [*****] any applicable Switching Costs within [*****] of the date of CureVac invoice therefor, provided, however, that if the Switching Costs at a given time exceed [*****] of the total costs for such LNP Technology license, then [*****] the then current total costs for such LNP Technology license for the Replacement Target pursuant to the principles applicable to Reserved Targets and Optioned Targets set out in Section 4.3 below. Upon Genmab’s reasonable request at any time following the Effective Date, CureVac shall provide to a representative of Genmab’s legal department (and on the basis that such legal department representative may share such copies with other representatives of Genmab’s legal department as reasonably necessary and may also summarize the contents for other Genmab stakeholders who need to know the relevant information) accurate, current and unredacted copies of (i) the Acuitas License, including any future amendments thereto and (ii) the Arcturus License, including any future amendments thereto.

4.2	Selection of LNP Technology for Replacement Target Antibody and Other Program Antibodies. Genmab shall not have the right to source the LNP Technology to be used in the First Program Research Plan for the First Collaboration Target (including any Replacement Target). Genmab may request CureVac in writing to source LNP Technology itself for use in a Reserved Target Research Plan. Subject to the below in this Section 4.2, such request shall be made by Genmab prior to submitting to CureVac the full sequences of the Research Program Antibody(ies) under Section 3.2.2. For avoidance of doubt, in such eventuality CureVac shall have no responsibility to source such LNP Technology. Absent such a notice from Genmab CureVac shall use Commercially Reasonable Efforts to ensure the availability of license rights to an LNP Technology which is suitable for the Development, Manufacture and Commercialization of Products Research Program Antibody(ies) in accordance with this Agreement. Such rights may be non-exclusive. As part of the clearance procedures under Section 3.2.2 (including as a result of the provisions of Section 3.1 in relation to a Replacement Target) CureVac will present a proposal to Genmab identifying the LNP Technology CureVac suggests is used and is available for in-licensing, considering Genmab’s preference for either an exclusive or non-exclusive license to the LNP Technology. As part of this process CureVac shall evaluate LNP Technologies it has been working with in the past with respect to both their suitability and availability for the respective Replacement Target Antibody or Research Program Antibody(ies). Genmab and CureVac shall consider together the options for LNP Technology to be used at the JRC, including if a new license is required, whether CureVac should hold the license and sub-license to Genmab (with the exception of a license for Product related to the Replacement Target where CureVac shall hold the license and sublicense to Genmab), or whether each Party should hold whatever licenses it requires. CureVac shall be responsible for negotiating and agreeing the terms for the license under the LNP Technology for the conduct of the Development of Products based on the Replacement Target Antibody or Research Program Antibody(ies) and the Commercialization of Products arising therefrom. In the case of the Replacement Target Antibody or the Research Program Antibody(ies) prior to finalizing any such new license for a particular LNP Technology to be used in relation to a First Collaboration Program (for the Replacement Target) or a Research Program, Genmab shall have the right to review the terms and conditions of a license of the respective LNP Technology, including the license agreement with a Third Party, whether an exclusive and non-exclusive is available, the financial terms (identifying the separate fees for an exclusive and non-exclusive license), the Patent Rights under the LNP Technology, FTO reports (if any), and other documentation the JRC may consider relevant for the selection of an LNP Technology (“LNP Technology License Documentation Package”). For clarity, CureVac will not guarantee that a suitable LNP Technology will be available for any Program except the First Collaboration Program based on the First Program Antibody. Within [*****] of receipt by Genmab of a complete LNP Technology License Documentation Package under Section 5.2.2, Genmab shall indicate by written notice to CureVac (i) whether or not Genmab agrees to take sub-license rights to the LNP Technology on the terms specified in the LNP Technology License Documentation Package; and, if it so agrees (ii) whether the license rights should be non- exclusive or exclusive, if both such options are available. If Genmab agrees to take sub-license rights, CureVac shall obtain the license and grant to Genmab the sublicense in the form required by the license to CureVac from the LNP Technology provider as specified in the LNP Technology License Documentation Package and approved in advance by Genmab. If Genmab does not agree to take sub-license rights to the LNP Technology on the terms specified in the LNP Technology License Documentation Package, then with the exception of LNP Technology being licensed in relation to Product based on the Replacement Target, Genmab shall have the right to source LNP Technology itself.

4.3	LNP Technology License Fees. Subject to the provisions of Section 4.1 concerning Switching Costs the license fees under any LNP Technology for use in relation to the first Product directed against the First Collaboration Target or Replacement Target, as applicable, are included in the license fees under this Agreement and CureVac shall thus be solely responsible for all and any payments related to the LNP Technology for use in relation to such first Product. With respect to Reserved Targets and Optioned Targets, and save where Genmab seeks to source the LNP Technology license directly from the provider (in which case Genmab shall be responsible for [*****] of all license fees), all license fees to be paid for the rights to the respective LNP Technologies to the Third Party licensor of the respective LNP Technologies (whether signature fees, annual fees, milestone payments or royalties) shall be [*****] shared by Genmab and CureVac to the extent that such payments relate only to a license of rights for the Development, Manufacturing or Commercialization of a Research Program Antibody and any subsequent Other Program Antibody and/or the related Product. If the license fees (for example an upfront or signature fee) cover license rights to several potential products but will be used for a Product, [*****]. The [*****] amount shall be judged at the time of any payment by CureVac under the license, and shall be calculated by reference to (i) the [*****] at that time; and (ii) in comparison to the number of products under research or development by CureVac or any licensee of CureVac at that time and/or, if applicable, product slots (license options) capable of use by CureVac. For illustration purposes only, [*****]. Notwithstanding the above, if Genmab in its sole discretion elects that the Parties should obtain an exclusive license although a non-exclusive license was available at the same time, [*****] provided, however, that if the Parties agree that an exclusive license to LNP Technology is to be obtained for any Opt-In Product the full costs for such exclusive license shall be [*****]. In cases where CureVac is the licensee under the LNP Technology license, CureVac shall invoice Genmab for Genmab’s share of the license fees to a licensor of LNP Technology as and when such fees fall due. If Genmab is the licensee, it shall invoice CureVac for its share of license fees as and when such fees fall due. For clarity, if CureVac obtains the license to the LNP Technology, and grants a sublicense to Genmab, the [*****] of all license fees for a non-exclusive license shall be a pass through license fee, without any mark-up for the benefit of CureVac. For further clarity, if Genmab waives CureVac’s obligation to support Genmab with respect to the LNP Technology under this Agreement, CureVac shall have no obligation to share in the license fees payable to a licensor of LNP Technology.

5.	RESEARCH AND DEVELOPMENT COLLABORATION.

5.1	First Collaboration Target, and First Program Antibody.

5.1.1	Research Collaboration on the First Collaboration Target. The Parties shall jointly collaborate on the preclinical Development of the First Collaboration Target and First Program Antibody with the objective to identify and take a Product to IND stage (“First Collaboration Program”). The initial preclinical Development plan is attached hereto as Exhibit 5.1.1. It contains an outline of the activities to be performed by each Party, a budget for the research activities calculated by reference to the FTE Rate, success criteria, a target product profile and a high level Development plan up to IND for a Single Antibody Product, and may be amended from time to time by the JRC subject to the mechanisms in Section 9.5.1 (“First Program Research Plan”). CureVac will on a quarterly basis, within [*****] days after receipt of an invoice from Genmab, refund Genmab [*****] of the actual Development costs of Genmab [*****] as set forth in the then current First Program Research Plan by more than [*****] and subject always to the mechanisms in Section 8.5.1, provided, however that in the event Genmab replaces the First Collaboration Target by a Replacement Target, and the JRC amends the First Program Research Plan accordingly, [*****].

5.1.2	Information Exchange. Following completion by CureVac and Genmab of the activities assigned to them in the First Program Research Plan, each Party shall provide the JRC with a data package containing all Development Data and other information necessary for Genmab to decide whether it will continue the Development of any Product identified in the First Program Research Plan by filing an IND and conducting Clinical Studies. The content of the data package, as well as criteria for evaluation and selection of a candidate for Product Selection, shall be determined by the JRC and is expected to include, inter alia, (i) in vivo PK and efficacy data, i.e., toxicology and any animal data; and (ii) CMC Development data. In addition, CureVac shall provide the LNP Technology License Documentation Package for the First Collaboration Program.

5.2	Research and Development of Reserved Targets and Other Program Antibodies.

5.2.1	Reserved Target Research Plan. Once any Target or Target Combination, as applicable, has been finally cleared by CureVac under Section 3.2.2, Genmab shall, with CureVac providing adequate input and support, as soon as practicable, and in any event within [*****] under Section 3.2.2, provide a research plan to the JRC for discussion, which sets forth the contemplated nonclinical Development activities to be carried out by each Party during the Reservation Period to identify a Product such that Genmab may wish to undertake Option Exercise, and a budget for activities to be performed by CureVac calculated by reference to the FTE Rate, and including a preliminary target product profile (TPP) for such a Product based on the full antibody sequences of the proposed Research Program Antibody(-ies) and selected LNP Technology (“Reserved Target Research Plan”). The Reserved Target Research Plan shall include an overview of the studies and key data sets which should be included in the Reserved Target Data Package. The date for completion of the Reserved Target Research Plan shall be set to [*****] after the date of the JRC’s or CDOs’, as applicable, approval of the Reserved Target Research Plan if it relates to a Single Antibody Product, and [*****] after the date of the JRC’s or CDOs’, as applicable, approval of the Reserved Target Research Plan if it relates to a Cocktail Product (“Research Completion Deadline”) unless the Parties mutually agree to a different completion date. The Reserved Target Research Plan shall not include any IND-enabling or GxP Development activities. The Reserved Target Research Plan shall be discussed in the JRC and the JRC shall seek to approve the Reserved Target Research Plan within [*****] after final clearance of the Reserved Target or Reserved Target Combination in accordance with the clearance procedure set out in Section 3.2.2 above. At the expiry of such [*****] if the JRC has not approved the Reserved Target Research Plan, any remaining unresolved items regarding activities to be performed by or on behalf of CureVac or that fall within the scope of Sections 9.5.1(i) to 9.5.1(iii) (inclusive), where Genmab does not have final decision-making in the JRC, shall be referred to the Alliance Managers for resolution. If the Alliance Managers facilitate resolution of all issues by the JRC members, the Research Target Research Plan shall be sent back to the JRC for immediate JRC approval. If within [*****] of such referral to the Alliance Managers the Reserved Target Research Plan is still not approved, the dispute shall be deemed automatically referred to the CDOs. If within [*****] of such referral the Reserved Target Research Plan is still not approved by the CDOs, no further action under this Section 5.2.1 shall be required and the relevant Target or Target Combination shall not be designated a Reserved Target or Reserved Target Combination, as appropriate, and, for avoidance of doubt, the dispute resolution mechanisms set forth in Section 17.5.2 shall thus not apply. For clarity, this would not prevent Genmab from initiating a new reservation process under Section 3.2.1. For avoidance of doubt, any Reservation Period shall not commence until the JRC (or the CDOs, as applicable) have approved the related Reserved Target Research Plan.

5.2.2	Data Package. On a Reserved Target-by-Reserved Target basis, as soon as reasonably possible following completion of the activities under the applicable Reserved Target Research Plan, which shall, subject to the below, be completed by the Research Completion Deadline, the Parties shall provide the JRC with a data package containing the Development Data generated under the Reserved Target Research Plan and other information necessary for Genmab to evaluate its interest exercising an option with respect to the Reserved Target (“Reserved Target Data Package”). In addition to the Reserved Target Data Package, CureVac shall at the same time provide the LNP Technology License Documentation Package to Genmab. If the Parties cannot reasonably provide such complete Reserved Target Data Package, or if CureVac is unable to provide the LNP Technology License Documentation Package, or if certain activities in the Reserved Target Research Plan are delayed, by the Research Completion Deadline, and unless the Parties mutually agree an extension of the Research Completion Deadline and the Reservation Period (such agreement not to be unreasonably withheld if there are outstanding Development activities required under the Reserved Target Research Plan), the Reservation Period shall be extended to allow Genmab to evaluate its interest in exercising an option pursuant to Section 3.4 by the shorter of (i) [*****] after receipt by the JRC of the complete Reserved Target Data Package and LNP Technology License Documentation Package; or (ii) [*****] after the commencement of the Reservation Period where the corresponding Reserved Target Research Plan relates to a Single Antibody Product and [*****] after commencement of the Reservation Period where the corresponding Reserved Target Research Plan relates to a Cocktail Product.

5.2.3	Other Pre-IND Program Research Plan. On an Optioned Target-by-Optioned Target basis, within [*****] after the Reserved Target becomes an Optioned Target pursuant to Section 3.4, Genmab will provide a draft Development plan for a Product directed at the respective Optioned Target up to IND stage which sets forth the detailed Development activities to be performed by each Party up to filing of IND for such Product, a budget for activities to be performed by CureVac calculated by reference to the FTE Rate, success criteria, and a preliminary target product profile (“Other Pre-IND Program Research Plan”). Such Other Pre-IND Program Research Plan will be discussed and agreed in the JRC, and requires approval by CureVac with respect to any activities to be undertaken by CureVac pursuant to such Other Pre-IND Program Research Plan.

5.3	Product Selection. When under (i) the First Program Research Plan (whether directed at the First Collaboration Target or a Replacement Target); or (ii) any Reserved Target Research Plan or Other Pre-IND Program Research Plan Genmab determines that a Product has been identified which it is selecting as a clinical candidate to conduct the remaining pre-IND Development activity and, if the same is successful, further Development through Clinical Studies and any further non-clinical Development, Genmab shall give written notice to CureVac of this fact (“Product Selection Notice” and “Product Selection” as appropriate). In such case, and within [*****] Genmab will either (i) in the case of a Product resulting from the First Program Research Plan provide to CureVac a detailed Development plan for such Product to reach IND together with an outline (high-level) Development Plan for such Product to reach Regulatory Approval (in the form of marketing authorization). Genmab will allow CureVac to comment on Manufacturing related matters in the Development plan for the Product to reach IND, such reasonable comments to be reflected by Genmab in a revised version of such Development Plan; or (ii) in the case of a Product resulting from an Other Pre-IND Program Research Plan Genmab shall provide to CureVac an outline (high-level) Development plan for such Product to reach Regulatory Approval (in the form of marketing authorization), (the plans at (i) and (ii) all being a “Product Development Plans”).

5.4	Diligence by CureVac. CureVac will act in good faith, using Commercially Reasonable Efforts, to perform its assigned tasks and responsibilities as described in the R&D Plans, and in accordance with all Applicable Laws. With respect to any Opt-In Target and Opt-In Product, CureVac shall use Commercially Reasonable Efforts to further Develop the Opt-In Product to market authorization and to Commercialize the Opt-In Product.

5.5	Diligence by Genmab. Genmab will use Commercially Reasonable Efforts to identify and Develop a Product during the First Collaboration Program and each Research Program; and, upon Product Selection or Option Exercise, as applicable, to further Develop each Product until market authorization. Further, Genmab shall use Commercially Reasonable Efforts to Commercialize each Product for which it obtains Regulatory Approval.

5.6	Development Data, Results and records. Up until filing of IND, the Parties will with reasonable intervals make available to one another through formal reports for review and discussion within the JRC all preclinical Development Data and other results of the preclinical Development conducted pursuant to any Program, and will keep such records (paper and electronic) as described herein. The Parties will maintain records of the preclinical Development Data and other results in sufficient detail as required from Regulatory Agencies and in good scientific manner appropriate for patent purposes, and in a manner that properly reflects all work done and results achieved in the performance of such Programs.

5.7	Development by CureVac. CureVac will perform certain activities as agreed between the Parties and set forth in the R&D Plans. Subject only to the funding obligations of CureVac set forth in Section 5.1.1 above, [*****] at the FTE Rate. In addition to the FTE Rate, [*****]. The compensation is to be paid [*****] on a Calendar Quarter basis. Payments shall be made and within [*****] after receipt of an invoice, with supportive documentation detailing the FTE costs and out of pocket expenses applicable to CureVac’s efforts for such applicable Calendar Quarter period.

5.8	Materials. CureVac will furnish to Genmab CureVac Materials for Development use in the Programs, including those which comprise, embody or incorporate CureVac Background Technology, as expressly set forth in the respective R&D Plan. In particular, CureVac will provide to Genmab the CureVac Materials as set forth in Exhibit 5.1.1. Genmab will furnish to CureVac Materials for research and Development use in the Programs, including those which comprise, embody or incorporate Genmab Background Technology, as expressly set forth in the respective R&D Plan. In particular, Genmab will provide to CureVac the Genmab Materials as set forth in Exhibit 5.1.1. Genmab will use the CureVac Materials and CureVac will use the Genmab Materials, as applicable (i) only in accordance with the R&D Plans and otherwise in accordance with the terms and conditions of this Agreement; (ii) not in human subjects, in clinical trials, or for diagnostic purposes involving human subjects, or for any animal studies, except as expressly provided for in R&D Plans; and (iii) not reverse engineer or chemically analyze the same except as expressly provided for (if at all) in R&D Plans. The Materials will remain the sole property of the Party supplying them and will be used by the recipient Party in compliance with all Applicable Laws and only to perform activities set forth in R&D Plans. The receiving Party shall not sell, transfer, disclose or otherwise provide access to the other Party’s Materials without the written consent of the providing Party, except that the receiving Party may allow access to the other Party’s Materials to its and its Affiliates’ employees, officers, consultants, subcontractors and Sublicensees who require such access to perform its activities under this Agreement and solely for purposes consistent with this Agreement; provided that such employees, officers, consultants, subcontractors and Sublicensees are bound by agreement to retain and use the Materials in a manner that is consistent with the terms of this Agreement. THE MATERIALS ARE PROVIDED “AS IS”. NO REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, OF ANY KIND, ARE GIVEN BY THE PROVIDING PARTY WITH RESPECT TO ANY OF THE MATERIALS, INCLUDING THEIR CONDITION, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. The receiving Party acknowledges the experimental nature of the Materials and that accordingly, not all characteristics of the Materials are necessarily known. Upon termination or expiration of this Agreement if earlier, any and all remaining Materials will, within [*****] after such event, be returned to the Party supplying them (or destroyed, if the supplying Party shall so specify, with such destruction confirmed in writing). The provision of Materials hereunder will not constitute any grant, option or license to or under such Materials, or any Patent Rights or Know-how of the supplying Party, except as expressly set forth herein.

5.9	Delays in Performance of Non-Clinical Development Activities. If, during the performance of any of the Programs, a Party reasonably believes that such Program cannot be performed in accordance with the respective R&D Plan (excluding the Product Development Plans, for which the obligations in this Section 5.9 shall not apply), such Party shall inform the JRC thereof. To the extent a Party reasonably believes that certain amendments to the R&D Plan (excluding the Product Development Plans) are necessary or advisable, such Party shall notify the JRC of such Party’s proposed amendments and the JRC shall review such proposed amendments and consider an update of the respective R&D Plan. The JRC can only amend any Reservation Period or Research Completion Deadline with consensus (i.e. Genmab shall not have casting vote in such matter).

5.10	Regulatory Approvals of Product.

5.10.1	Filing. Genmab shall prepare and file all INDs and NDAs and own all Regulatory Approvals and be responsible for all decisions in connection therewith for Regulatory Approvals of Products in the Field and in the Territory; provided, however, that for the First Collaboration Program (with respect to the First Collaboration Target but not the Replacement Target if applicable) CureVac shall review and comment on the portions of the first IND related to the Product where CureVac Manufacturing Technology such as CMC data is included in such IND filing. Such review shall be conducted at the agreed FTE Rate and subject to the agreed cost [*****]. For subsequent filings of the Product from the First Collaboration Program and for all other Products, upon CureVac’s request Genmab will to the extent reasonably possible allow CureVac at CureVac’s own cost to review and comment on (i) the portions of regulatory filings related to Products where CureVac Manufacturing Technology such as CMC data is included in such filings, and (ii) safety related documents. Genmab will take into good faith consideration any such comments provided by CureVac within [*****] of CureVac’s receipt of such draft filings. Notwithstanding the above, to the extent that Genmab requests CureVac to review any regulatory filing and safety related documents, [*****]. CureVac shall cooperate in these efforts as reasonably requested by Genmab, including by providing any CureVac Manufacturing Know-How reasonably required by Genmab for such Regulatory Approvals.

5.10.2	Cross Referencing. To the extent reasonably required by Genmab to achieve or maintain regulatory clinical trial or marketing authorizations or to comply with any related requests from Regulatory Agencies related to the Products, CureVac shall authorize and hereby authorizes Genmab, its Affiliates and Sublicensees to cross-reference sections of other IND/regulatory dossiers of clinical trials or marketing authorizations of other products Controlled by CureVac and to any other relevant regulatory filings and any other relevant documentation Controlled by CureVac. Genmab shall inform CureVac in writing prior to any such cross-referencing. If CureVac desires to cross-reference sections of the IND/regulatory dossiers of the clinical trials or marketing authorizations related to the Products, Genmab shall consider such request in good faith and not unreasonably withhold its consent to such cross-referencing by CureVac.

5.10.3	Communications. Genmab shall have the sole right and be responsible for all regulatory interactions, including written communications and meetings with Regulatory Agencies, and safety management, including the reporting to the appropriate governmental authorities of all adverse events and any other information concerning the safety of Products. Prior to IND filing for a Product, Genmab will, as part of its regular updates through the JRC, inform CureVac of any material feedback from Regulatory Agencies relating to any Product. CureVac shall promptly notify Genmab in writing within [*****] of unannounced inspections by any Regulatory Agency and within a reasonable time in advance of an announced regulatory inspection with respect to Development, Manufacturing or Commercialization of a particular Product.

5.10.4	Diligence (Regulatory). Genmab will use Commercially Reasonable Efforts to seek Regulatory Approval for the Products in the Field in the Major Market Countries.

5.10.5	Global Safety Database. Genmab shall establish, hold (in-house or via an external vendor), and maintain the global safety database for Products with respect to information on adverse events concerning the Products, as and to the extent required by Applicable Law. If (a) any suspected unexpected serious adverse reactions (SUSAR) or any reportable serious adverse events (SAEs) may, in Genmab’s reasonable opinion, have a material impact on the Development of a Product or (b) a public announcement has to be made with respect to a SUSAR or SAE related to a Product, then in each case Genmab shall promptly notify CureVac in writing. If a public announcement has to be made with respect to any SUSAR or SAE related to a Product, Genmab shall, to the extent reasonably possible and provided that this can be done without risk of non-compliance with Applicable Law (including securities laws and stock exchange rules), notify CureVac thereof at least [*****] prior to making such public announcement to give CureVac an opportunity to comment.

5.11	Subcontracts. Subject to the terms and conditions of this Agreement, the Parties may subcontract to Affiliates and Third Parties, including CROs and CMOs, portions of the Programs to be performed. Any subcontractor shall be required to enter into appropriate agreements with respect to non-disclosure of Confidential Information and ownership of any intellectual property developed in the course of subcontracted activities, unless such subcontracting would not require the transfer of the other Party’s Confidential Information to the Affiliate or Third Party subcontractor and there is no reasonable possibility of the creation of new intellectual property. Each subcontractor shall agree to reasonable audit rights. Each Party shall remain liable to the other Party for any act or omission of its subcontractor. Any subcontractor of CureVac shall be subject to Genmab’s prior written consent, such consent not to be unreasonably withheld. Exhibit 5.11 contains a list of CureVac’s subcontractors which are approved for purposes of this Agreement, subject to the above. Genmab consents to the appointment of CureVac’s Affiliate company CureVac Real Estate GmbH as a subcontractor of CureVac for the purpose of Manufacturing Products under this Agreement and the Early Clinical Supply Agreement for the supply of Products to be used in Clinical Phase I Studies with respect to the First Collaboration Program (as opposed to any future Manufacture under future supply agreements that might be agreed between the Parties). Should CureVac Real Estate GmbH at any time no longer be an Affiliate of CureVac, CureVac shall inform Genmab of the details concerning the new structure, decision making and other relevant items of CureVac Real Estate GmbH. CureVac shall further ensure and confirm in writing to Genmab that as a result of CureVac Real Estate GmbH no longer being an Affiliate of CureVac there are no material changes, including no cost or timeline changes, that may affect Genmab with respect to the terms or operation of any then current supply agreement between the CureVac AG and CureVac Real Estate GmbH.

6.	MANUFACTURING AND COMMERCIALIZATION

6.1	Manufacture of Products. Manufacture by CureVac of Products for use in preclinical activities during the Research Period will take place under the First Program Research Plan, the Reserved Target Research Plan and the Other Pre-IND Program Research Plans, as the case may be. For the supply of Products to be used in Clinical Phase I Studies with respect to the First Collaboration Program (including in relation to a Product based upon a Replacement Target Antibody), subject to Section 6.2, the Parties shall negotiate and enter into a clinical supply agreement under which CureVac shall Manufacture or have Manufactured such Products on Genmab’s behalf. For the supply of Products to be used in Clinical Phase I Studies with respect to any other Pre-IND Program, the Parties will on a Product-by-Product basis negotiate an amendment to the Early Clinical Supply Agreement in good faith, subject to Section 6.2, whereby CureVac shall Manufacture or have Manufactured such Product on Genmab’s behalf. For other Manufacture of Products, CureVac shall have the right to provide an offer to Genmab to Manufacture Product under the provisions of Section 6.4.

6.2	Early Clinical Supply Agreement. Within [*****] after the Effective Date, the Parties will enter into a clinical supply agreement and related agreements (including a quality agreement) according to which CureVac shall Manufacture or have Manufactured for Genmab by an approved subcontractor under Section 5.11 or by a CMO approved by Genmab, and will supply or have supplied to Genmab, Genmab’s demand for the Single Antibody Product which is the subject of the First Program Research Plan (whether related to the First Collaboration Target or any Replacement Target) to perform Clinical Phase I Studies (“Early Clinical Supply Agreement”). The Early Clinical Supply Agreement and related quality agreement will contain the key terms and conditions set forth in Exhibit 6.2. The Early Clinical Supply Agreement and the related quality agreement with respect thereto, shall determine, in accordance with Applicable Law, all Product quality standards for such Product to be used in clinical trials, including but not limited to stability, validation and pre-approval inspection preparation, specifications, assay methodology, facilities, equipment and storage conditions. With respect to the First Collaboration Program, if CureVac is unable to provide capacity via its own facilities or that of its approved subcontractor under Section 5.11 or another approved CMO within the agreed timelines, Genmab shall have the right to Manufacture and have Manufactured Products for Genmab for Genmab’s Clinical Phase I Studies as well as in connection with Genmab’s (or its Affiliates’ or Sublicensees’, as applicable) Manufacture of Products for Development and Commercialization by another supplier. In such event, CureVac shall transfer all CureVac Manufacturing Technology to such supplier of Genmab in accordance with Section 6.5 and any applicable terms of the Early Clinical Supply Agreement. In connection with the negotiation of the Early Clinical Supply Agreement, the Parties will agree on a plan for the transfer of CureVac Manufacturing Technology to Genmab, including estimated timelines, scope, resources and other relevant details (the “Tech Transfer Plan”). Such Tech Transfer Plan may be updated from time to time by mutual written agreement between the Parties, including in the event that the Parties negotiate an MSA pursuant to Section 6.4.2.

6.3	With respect to Other Pre-IND Programs and related Products, on a Product-by-Product basis, no later than [*****] prior to the anticipated commencement of Clinical Phase I Studies for such Product CureVac shall notify Genmab and inform Genmab whether CureVac or any approved subcontractor under Section 5.11 or other approved CMO already Manufacturing under the Early Clinical Supply Agreement has the capacity to Manufacture such Product for use in Clinical Phase I Studies within the timelines requested by Genmab. If CureVac gives notice that such capacity exists, the Parties will negotiate in good faith amendments to the Early Clinical Supply Agreement and related quality agreement to cover the Manufacture by CureVac or such approved subcontractor or approved CMO of such additional Product (arising from the relevant Other Pre-IND Program Research Plan) for use in Genmab’s Clinical Phase I Studies for such Product. If CureVac is unable to provide capacity to Manufacture such Product via its own facilities or that of its approved subcontractor or approved other CMO within the requested timelines, or the Parties are unable to agree on an amendment to the Early Clinical Supply Agreement with respect to such Product despite using good faith efforts to negotiate such amendment to the Early Clinical Supply Agreement, Genmab shall have the right to Manufacture and have Manufactured such Product for Genmab for Genmab’s Clinical Phase I Studies by another supplier. In such event, CureVac shall transfer all Know-How comprised in the CureVac Manufacturing Technology as reasonably required to Manufacture such Product to such supplier of Genmab in accordance with Section 6.5 and the applicable terms of the Early Clinical Supply Agreement.

6.4	Other Manufacture of Products for Development and Commercialization

6.4.1	In relation to each Product, provided that CureVac has Manufactured and supplied such Product for use in Genmab’s Clinical Phase I Studies, then no later than [*****] prior to a requirement of Genmab for supplies of such Product for the first Clinical Phase II Study for such Product, Genmab shall submit to CureVac its non-binding forecast quantities, proposed delivery schedule for such Product quantities and other relevant criteria. Within [*****] of receipt of such forecast, CureVac shall indicate to Genmab if CureVac is able to supply such quantities (whether Manufactured by CureVac itself or an approved subcontractor or other approved CMO) in accordance with the criteria provided by Genmab; and proposed pricing and other high-level terms for such supply, which may include a proposal that any such approved subcontractor or approved CMO contract directly with Genmab.

6.4.2	If Genmab declines to appoint CureVac, its approved subcontractor or other approved CMO, it shall give written notice to CureVac specifying in high-level the reasons why CureVac itself or an approved subcontractor or other approved CMO was not appointed to Manufacture the Product. If Genmab accepts the proposal made by CureVac for supplies of Product for the first Clinical Phase II Study and is agreeable to appoint CureVac, the Parties shall within [*****] negotiate in good faith a master services agreement (“MSA”) and related quality agreement and a first work order for the Manufacture and supply of such Product quantities, Manufactured to the specifications specified by Genmab, and for payment [*****] on customary market-based terms. Any such MSA shall contain detailed provisions for tech transfer of the Manufacturing process, e.g. in the event of a failure to supply by CureVac or its approved subcontractor or approved CMO or upon Genmab’s request. If Genmab does not accept the proposal made by CureVac or if the Parties are unable to reach agreement on the MSA within the above period despite exercising good faith efforts, Genmab shall have the right to choose another CMO to Manufacture the Products for Genmab. If, during Genmab’s negotiation of a supply agreement with another CMO, Genmab changes the criteria for such supply as were presented to CureVac, then Genmab will provide such updated criteria to CureVac so that CureVac can provide an updated proposal.

6.4.3	The process described in Sections 6.4.1 and 6.4.2 shall apply equally to the following circumstances (i) where CureVac itself or an approved subcontractor or other approved CMO have Manufactured Genmab’s requirements of a Product for Clinical Phase II Studies, in relation to Genmab’s requirements of such Product for Clinical Phase III Studies; and (ii) where CureVac itself or an approved subcontractor or other approved CMO have Manufactured Genmab’s requirements of a Product for Clinical Phase III or Pivotal Studies, in relation to Genmab’s requirements of such Product for Commercialization.

6.5	Transfer of CureVac Manufacturing Technology. If (i) pursuant to the terms of this Agreement, the Early Clinical Supply Agreement and/or the MSA CureVac and/or its approved subcontractor or other approved CMO is obliged to transfer to Genmab or a CMO nominated by Genmab (which CMO shall fulfill the criteria specified in Section 6.6) the Know-How comprised in the CureVac Manufacturing Technology for the particular Product affected; or (ii) under Section 6.2 or Section 6.4 Manufacture is not going to be conducted by CureVac or its approved subcontractor or other approved CMO for a particular Product, then (in each of (i) and (ii)) CureVac and/or its approved subcontractor or other approved CMO shall as soon as reasonably possible, and in accordance with the applicable Tech Transfer Plan and the timelines set out therein transfer to Genmab, or a CMO nominated by Genmab (which CMO shall fulfill the criteria specified in Section 6.6) the Know-How comprised in the CureVac Manufacturing Technology required to Manufacture the particular Product so that Genmab, an Affiliate or the appointed Third Party CMO can take over Manufacture of such Product for Genmab. If the particular Product has been Manufactured by CureVac’s approved subcontractor or other approved CMO, then CureVac shall see to it that the technology transfer shall also comprise all and any Know-How Controlled by such party that is required to Manufacture such Product. In the event of a technology transfer, the JRC or Collaboration Committee, as applicable, shall establish a Manufacturing Tech Transfer Sub-Committee, which shall oversee the tech transfer relating to such Product, subject to applicable provisions in the Early Clinical Supply Agreement or MSA regarding tech transfer and the applicable Tech Transfer Plan. CureVac shall use Commercially Reasonable Efforts to make available key employees with respect to carry out the Tech Transfer Plan and to provide the support needed to enable Genmab, or its designated CMO, to take over the Manufacture of the relevant Product. Such tech transfer for any particular Product shall only be carried out once, to representatives of the entity nominated by Genmab. Genmab will compensate CureVac and/or its approved subcontractor or other approved CMO for such tech transfer support work provided by CureVac and/or the approved subcontractor or other approved CMO at the FTE Rate. CureVac shall be responsible for ensuring that its approved subcontractor or other approved CMO complies with all and any obligations applicable to CureVac and/or the subcontractor or other approved CMO with respect to such technology transfer.

6.6	Third Party CMOs. If under Section 6.2 or Section 6.4 Genmab wishes to engage a Third Party CMO to Manufacture Products it must provide notice of such intent and the identity of the CMO to CureVac. If such Third Party CMO is (i) a direct competitor of CureVac within the field of development of mRNA-based products (such as, but not limited to, [*****]); or (ii) located inside [*****] at the time when Genmab wishes to engage such Third Party CMO, then Genmab’s engagement of such Third Party CMO to Manufacture Products requires CureVac’s prior written consent not to be unreasonably withheld. Upon Genmab’s request, in the event of (i) or (ii) above, CureVac shall within [*****] of receipt of such request notify Genmab if CureVac opposes to Genmab’s engagement of such Third Party CMO and otherwise CureVac shall be deemed to have consented to such engagement. If, in the event of (i) or (ii) above, CureVac consents to the appointment of such CMO nominated by Genmab, such consent may be conditional upon the Third Party CMO entering into direct undertakings with CureVac for the protection of Confidential Information and Know-How within CureVac Manufacturing Technology. For clarity, such CMO shall not be permitted to transfer any such Know-How to any other Third Party. For avoidance of doubt, Genmab shall not be required to obtain the prior consent of CureVac before engaging a Third Party CMO as allowed for under Section 6.2 and Section 6.4 if such Third Party CMO is not comprised by (i) or (ii) above.

6.7	Commercialization of Products. Subject only to the terms and conditions applying to the Opt-In Product, Genmab shall have all rights and responsibilities, and shall bear all costs associated with, the Commercialization of Products and will book all sales of Products. Genmab will use Commercially Reasonable Efforts to Commercialize each Products in the Major Market Countries where it obtains Regulatory Approval. In addition to the royalty reports provided by Genmab to CureVac under Section 10.6, beginning with the First Commercial Sale of the first Product and continuing, on a Product-by-Product basis, until expiry of the last Valid Claim, Genmab shall provide CureVac, at least [*****] with a written report summarizing the current status of, estimated timeline and high-level commercialization plans for the Commercialization of any Products.

7.	CUREVAC’S OPT-IN AND CO-PROMOTION RIGHTS.

DEVELOPMENT & COMMERCIALIZATION OF OPT-IN PRODUCTS.

7.1	Opt-In. Subject to the terms and conditions of this Agreement, CureVac has the option to join Genmab [*****] [*****] on the Development, Manufacture and Commercialization of any [*****] Product that is a Cocktail Product, at CureVac’s sole election (“Opt-In”). If within [*****] of Genmab’s Option Exercise with respect to such Reserved Target Combination (then an Optioned Target Combination) which might result in a Cocktail Product, CureVac requests to receive an Opt-In Data Package (as defined below), Genmab shall within [*****] of such Option Exercise supply CureVac with (i) a comprehensive preclinical data package generated under the respective Program, including all Development Data available at such time; and (ii) a high-level draft Development plan (specifying in high-level the contemplated Clinical Studies and non-clinical studies to be conducted) up until and including contemplated Clinical Phase I Studies; and (iii) a proposed budget of costs, internal and external, for the draft Development Plan, and (iv) a copy of the documentation (with any reasonably required redactions, including redactions to exclude information not directly related to the Product data such as information from Genmab’s board of directors, financial information etc.) provided to Genmab’s portfolio board as basis for Genmab taking the decision to undertake Option Exercise in relation to the relevant Cocktail Product (“Opt-In Data Package”). Within [*****] of receipt of the Opt-In Data Package, CureVac shall notify Genmab whether or not CureVac wishes to Opt-In. Upon CureVac’s Opt-In and payment of the Opt-In Fee in accordance with Section 10.3 below, the Optioned Target Combination will become an “Opt-In Target” and any Product resulting therefrom will be an “Opt-In Product”. If CureVac requests an Opt-In Data Package the Option Exercise Fee under Section 10.2 shall be deferred until [*****] after CureVac has given Genmab notice under this Section 7.1, that CureVac is not exercising its right to Opt-In. For avoidance of doubt, if CureVac does not request any Opt-In Data Package within [*****] of the Option Exercise, Genmab shall have no obligation to provide such Opt-In Data Package and CureVac shall no right to Opt-In with respect to the particular Cocktail Product.

7.2	Joint Steering Committee. Within [*****] of CureVac Opt-In under Section 7.1 the Parties will establish a Joint Steering Committee as set out in Section 9.9 (“Joint Steering Committee”) which shall oversee the Development and Commercialization of the Opt-In Product. A first task of the Joint Steering Committee shall be to discuss any potential update to the Development plan submitted by Genmab to CureVac for the Opt-In Product. Until the Joint Steering Committee agrees on such update, the Development plan submitted by Genmab shall be the Opt-In R&D Plan (“Opt-In R&D Plan”)

7.3	Opt-In Product – general principle for sharing of costs and profit. With respect to any Opt-In Target and Opt-In Product, all costs for the Development, Manufacturing and Commercialization of the Opt-In Product, as well as all profits generated by exploiting such Opt-In Product in the Field and in the Territory (including Net Sales and payments from Third Party licensees) will be [*****].

7.4	Opt-In Product – sharing of Development and Manufacturing costs. Unless otherwise agreed in the Joint Development and Manufacturing Agreement, then the below shall apply with respect to sharing of Development and Manufacturing costs with respect to an Opt-In Product. Within [*****] of the end of each Calendar Quarter during Development of the Opt-In Product, each Party shall notify the other Party in writing of the Development and Manufacturing costs incurred by them and their Affiliates in that Calendar Quarter. Within [*****] thereafter the Parties shall agree a reconciliation such that [*****] the total costs for the Development and Manufacturing [*****], and the Party which has paid less than its [*****] share shall pay to the other Party the balancing amount required so that such total costs have been [*****]. Records and audit provisions the same as Section 10.8 shall apply to such Development and Manufacturing Costs.

7.5	Co-Promotion and Co-Commercialization. [*****] in the [*****] with CureVac having a right to co-promote up to [*****] of the sales effort, provided that upon Genmab’s prior written consent (which Genmab may give or withhold at its sole discretion) from the commencement of such Commercialization until the end of the second full Calendar Year thereafter CureVac may use a contract sales organization to assist it in respect of such co-promotion activities, but not thereafter. CureVac will lead the Commercialization of the Opt-In Product by promoting and detailing in [*****] and detailing with its own sales force or, or upon Genmab’s prior written consent (which Genmab may give or withhold at its sole discretion), using a contract sales organization, provided, however, that Genmab shall be solely responsible for establishing and maintaining pricing in all [*****] Genmab will book [*****] sales, with the exception of sales in [*****] where CureVac will book sales. Should CureVac decide not to lead commercialization by promoting and detailing in [*****]. Genmab shall have the right to lead commercialization and book sales in such countries, unless Genmab elects not to exercise such right, in which case the Parties will jointly find a partner to handle the commercialization in such countries. Any sublicensing of the rights under the Opt-In Program, including any rights to the Opt-In Product requires agreement by both Parties, and the Parties shall act in good faith to arrive at a commercially sound and viable exploitation of the Opt-In Product.

7.6	Joint Development and Manufacturing Agreement. No later than [*****] following the date of CureVac’s exercise of its Opt-In rights, Genmab and CureVac shall in good faith negotiate and conclude the terms and conditions of the joint development and manufacture covering the Opt-In Product (“Joint Development and Manufacturing Agreement”). For clarity, with respect to Manufacturing the provisions of Section 6.2 and Section 6.4 shall apply mutatis mutandis. The Joint Development and Manufacturing Agreement shall be consistent with this Agreement, including this Article 7, and shall cover the following additional provisions:

(i)	provisions for the generation and approval of detailed development plans under the Opt-In R&D Plan, including protocols for Clinical Studies and the corresponding budget;

(ii)	provisions concerning the appointment of CRO’s and CMO’s and other subcontractors;

(iii)	provisions for handling regulatory matters including dealings with Regulatory Agencies;

(iv)	provisions for the calculation of and sharing of costs for Development and for Manufacture of Product for Development reflecting Section 7.3;

(v)	in circumstances where CureVac is supplying the Opt-In Product or any part of it, detailed supply provisions and an associated quality agreement;

(vi)	liability, indemnification and insurance during the period of Development and associated Manufacture;

(vii)	the provisions of this Agreement that apply in such circumstances unchanged, for example concerning the Joint Steering Committee, assignment of rights with respect to the Opt-In Product, termination of the Opt-in Program, dispute resolution and others.

7.7	Commercialization Plan and Commercialization Agreement. At least [*****] prior to anticipated First Commercial Launch and in no event later than [*****] after the first dosing of the first patient of the first Phase III Clinical Trial with respect to the Opt-In Product, the Joint Steering Committee shall prepare and approve an initial commercialization plan for the Opt-In Product for the balance of the then current calendar year plus the following [*****] The Joint Steering Committee shall, at an appropriate (at the Joint Steering Committee’s discretion) time following an Opt-In, but no later than [*****] prior to the anticipated First Commercial Sale of the Opt-In Product anywhere in the Territory as determined by the Joint Steering Committee, establish a joint commercialization team to be responsible for the operations related to Commercialization of the Opt-In Product. In addition the Parties will in good faith negotiate and agree on a commercialization agreement, which shall be consistent with the applicable provisions of this Agreement and shall govern in detail the co-promotion and co-commercialization provisions for the Opt-In Product based on the outline in Section 7.5 (“Commercialization Agreement”). In particular, the Commercialization Agreement will provide for:

(i)	the establishment of a joint commercialization committee that will govern the Commercialization activities of the Opt-In Product and will be a subsidiary of the Joint Steering Committee (“Joint Commercialization Committee”);

(ii)	detailed definitions of Commercialization Costs, profit and net profit that are to be [*****] by the Parties, and the terms for such calculation and sharing, reporting and audit rights;

(iii)	detailed provisions for the operation of the Co-Promote, including the [*****] of first position, second position and third position details;

(iv)	supervision and training by Genmab of the CureVac Co-Promote sales force in USA;

(v)	the provision of promotional materials by Genmab;

(vi)	compliance provisions;

(vii)	Amendment to and updates of the commercialization plan;

(viii)	Regulatory issues, dealings with Regulatory Agencies, recalls and medical inquiries and medical interaction,

(ix)	Public statements and other information concerning the Opt-In Product;

(x)	Liability;

(xi)	Indemnification; and

(xii)	Use of subcontractors.

7.8	Assignment of Rights and Obligations with respect to Opt-In Product

7.8.1	Either Party shall have the right to make an assignment in full of its rights and obligations under this Agreement with regard to an Opt-In Product to the other Party or a Third Party as set out below.

7.8.2	If a Party (“Assigning Party”) desires to make an assignment in full of all its rights and obligations, including without limitation its [*****] share and co-funding obligation, with respect to an Opt-In Product (“Opt-In Product Assignment”), the Assigning Party shall provide a written offer to the other Party (“Non-Assigning Party”), which offer shall include the entire proposed terms in relation to such Opt-In Product Assignment to the Non-Assigning Party, including the exclusive right to Develop, Manufacture and Commercialize the Opt-In Product, under all intellectual property and using all regulatory filings Controlled by the Assigning Party. Upon the Non-Assigning Party’s receipt of such written offer, a [*****] negotiation period (“Negotiation Period”) shall be initiated during which the Parties shall engage in good faith negotiations regarding the Assigning Party’s Opt-In Product Assignment offer. The Non-Assigning Party shall have the right to appoint a Third Party as assignee in relation to the Opt-In Product Assignment on the same terms as offered to the Non-Assigning Party. If the Parties have not reached an agreement regarding an Opt-In Product Assignment to the Non-Assigning Party or a Third Party assignee appointed by the Non-Assigning Party upon expiry of the Negotiation Period, the Assigning Party is entitled to offer the Opt-In Product Assignment to an independent Third Party on the same key financial and commercial terms as comprised by the Assigning Party’s latest written offer during the Negotiation Period to the Non-Assigning Party, provided that such Third Party prior to receiving such Opt-In Product Assignment offer has undertaken obligations of confidentiality that are at least as restrictive as the Parties’ confidentiality obligations under this Agreement. Such negotiations with and assignment to an independent Third Party shall be finalized within [*****] after expiry of the Negotiation Period, unless otherwise mutually agreed in writing between the Parties. If such negotiations and assignment has not been finalized within said [*****] period, the Assigning Party shall be deemed to have provided an Opt-In Termination Notice to the Non- Assigning Party and Section 7.9 shall apply.

The Assigning Party shall keep the Non-Assigning Party reasonably informed about the developments in relation to the Assigning Party’s negotiations with any Third Party regarding an Opt-In Product Assignment. If the terms of offer from a Third Party differ from the key financial and commercial terms as comprised by the Assigning Party’s latest written offer during the Negotiation Period to the Non-Assigning Party, then the Non-Assigning party shall have the right to match such offer, before the Assigning Party may accept the offer from the Third Party. Such right to match the offer shall be exercised within [*****] after the Non- Assigning Party’s receipt of notice of the applicable key financial and commercial terms, and otherwise the Non-Assigning Party shall be deemed to have forfeited its right of first refusal.

7.8.3	For the avoidance of doubt, until an Opt-In Product Assignment is duly executed and has become effective, all and any the Assigning Party’s rights and obligations under this Agreement shall continue to apply, including without limitation the co-funding obligation, and the Parties shall continue to use Commercial Reasonable Efforts to perform their obligations with respect to the Development and Commercialization of the Opt-In Product.

7.9	Termination of the Opt-In Program. If under Section 7.8.2 an Assigning Party (in this Section 7.9 “Terminating Party”) has given notice (or is deemed to have given notice) to the other Party that it terminates (“Opt-In Termination Notice”) the [*****] collaboration of the Opt-In Program and withdraws from the future Development, Manufacture and Commercialization of the Opt-In Target and the Opt-In Product, then within [*****] of receipt of such Opt-In Termination Notice, the non-terminating Party (“Non-Terminating Party”) shall give written notice to the Terminating Party whether the Non-Terminating Party wishes to assume sole responsibility for the Opt-In Program (which can include finding other collaboration partners or assignees for the Opt-In Program) or whether it wishes the Opt-In Program to terminate completely. Until such notice is given by the Non-Terminating Party, the Parties shall cooperate in the further Development, Manufacture and Commercialization of the Opt-In Product under the terms of this Agreement and the Commercialization Agreement (if the same exists by then) in a commercially reasonable manner. If the Non-Terminating Party gives notice that it intends to assume responsibility for the Opt-In Program and to so continue the further Development and commercialization of the Opt-In Product(s), the JSC shall within [*****] of such notice agree to a transition plan for transition of the conduct of the Opt-In Program to the Non- Terminating Party that shall include (i) transfer of all Development, Manufacturing and Commercialization activity and related regulatory approvals as soon as practicable, and, until then, for the period between termination of the collaboration and such transfer, reimbursement of the Terminating Party for the cost incurred by it in connection with such Development, Manufacturing and Commercialization activity; and (ii) payment of the cost of such transition by the Terminating Party, including FTEs of the Non-Terminating Party involved with the transition; and (iii) the grant of and other terms for an exclusive, fully paid up, royalty free, perpetual, irrevocable sub-licensable license through multiple tiers to all intellectual property Controlled by the Terminating Party and required by the Non-Terminating Party to continue the Opt-In Program and Commercialization of the Opt-In Product. If the Non-Terminating Party gives notice that it does not wish to assume responsibility for the Opt-In Program, the JSC shall within [*****] agree a wind-down plan for the Opt-In Program, the costs of which shall be borne by the Terminating Party.

8.	CO-PROMOTION IN LIEU OF AN OPT-IN.

8.1	Co-Promotion in lieu of an Opt-In. In the event Genmab has not started research on a Research Program Antibody Combination or does not exercise an option with respect to any Reserved Program Antibody Combination within the Option Period, and CureVac consequently cannot exercise its Opt-In right under Section 7.1 above, CureVac has the right to elect to Co-Promote [*****] Single Antibody Product which is granted Regulatory Approval (in the form of marketing authorization) in the [*****] (“Co-Promotion Product”; “Co-Promotion Territory”), subject to the terms and conditions set forth in Sections 8.1 and 8.2 and the Co-Promotion Agreement (“CureVac Co-Promotion Option”). No later than [*****] prior to the anticipated First Commercial Sale of any Single Antibody Product, Genmab shall give written notice to CureVac that this is anticipated, specifying the Single Antibody Product in question, and providing a data package on such Single Antibody Product which reasonably allows CureVac to evaluate its option to Co-Promote such Product. Within [*****] of receipt of both such notice and the data package, CureVac shall notify Genmab in writing whether CureVac is exercising the CureVac Co-Promotion Option in relation to such Single Antibody Product. For the avoidance of doubt, following CureVac’s exercise of its Co-Promotion Option, Genmab shall no longer be required to provide notice of anticipated First Commercial Sale to CureVac with respect to other Products.

8.2	Conclusion of a Co-Promotion Agreement. No later than [*****] following the date of CureVac’s exercise of the CureVac Co-Promotion Option, Genmab and CureVac shall in good faith negotiate and conclude the terms and conditions of a co-promotion agreement covering the Co-Promotion of the Co-Promotion Product in the Co-Promotion Territory (“Co-Promotion Agreement”). The Co-Promotion Agreement shall be consistent with this Article 7 and shall cover the following additional provisions:

(i)	establishment of a Co-Promotion committee that will govern the Co-Promotion activities and will be a subsidiary of the Collaboration Committee (“Co-Promotion Committee”);

(ii)	detailed provisions for the operation of the Co-Promote, including the equitable sharing of first line, second line and third line details based upon the principle that the CureVac sales force shall constitute, at the election of CureVac, up to [*****] of the overall number of sales representatives needed to promote the Co-Promotion Product in the Co-Promotion Territory upon First Commercial Sale of the Product in the Co-Promotion Territory, as determined by Genmab and in accordance with the Co-Promotion Territory Commercialization Plan;

(iii)	at the latest [*****] prior to the estimated date of the First Commercial Sale of the Co-Promotion Product in the Co-Promotion Territory, Genmab will propose to the Co-Promotion Committee for discussion, comment, review, amendment and approval a plan to Commercialize the Co-Promotion Product in the Co-Promotion Territory for the period up to the end of the first full Calendar Year following first Commercial Sale (“Co-Promotion Territory Commercialization Plan”). The Co-Promotion Committee shall use best endeavors to agree the form of the first Co-Promotion Territory Commercialization Plan within [*****] of its initial submission. Not later than [*****] of each Calendar Year the Co-Promotion Committee shall prepare and agree an updated Co-Promotion Territory Commercialization Plan for the following Calendar Year;

(iv)	performance criteria for CureVac sales force, and consequences of non-performance;

(v)	Genmab shall [*****] specifically related to CureVac’ detailing efforts in relation to the given Product in the Co-Promote Territory. For avoidance of doubt, Genmab shall not be required to reimburse CureVac for any build-up or overhead costs of CureVac establishing a sales force for Products, including rent for office space;

(vi)	such additional customary terms and conditions (including terms regarding training, marketing materials, responsibility for recalls and adverse event reporting, and maintenance of records relating to detail activities) as may be appropriate to provide for such co-promotion activities;

(vii)	Compliance provisions; and

(viii)	Termination provisions.

9.	GOVERNANCE.

9.1	Management.

9.1.1	Alliance Management. Management of the collaborative alliance reflected in this Agreement will be under the responsibility of the individual designated in writing within [*****] of the Effective Date for CureVac (“CureVac Alliance Manager”) and of the individual designated in writing within [*****] of the Effective Date for Genmab (“Genmab Alliance Manager”, and together, the “Alliance Managers”). Each Alliance Manager will be the primary point of contact for the other Party on all matters relating to the operation of this Agreement other than Program activities.

9.1.2	Program Management. Management of the activities under the Programs will be under the responsibility of the individual designated in writing within [*****] of the Effective Date for CureVac (“CureVac Project Leader”) and of the individual designated in writing within [*****] of the Effective Date for Genmab (“Genmab Project Leader”, and together with the CureVac Project Leader, the “Project Leaders”). Each Project Leader will be the primary point of contact for the other Party on all matters relating to the Program activities. After IND filing for a particular Product, the Project Leaders shall no longer be required, unless CureVac has exercised its Opt-In with respect to such Product (a Cocktail Product).

9.2	Joint Research Committee.

9.2.1	Establishment. Within [*****] after the Effective Date the Parties will establish a joint research committee (“Joint Research Committee” or “JRC”). The JRC will govern the collaboration represented by this Agreement up to IND filing for all Products. The JRC shall be comprised of [*****] representatives of CureVac and [*****] representatives of Genmab. Each Party may replace its JRC representatives at any time upon written notice to the other Party, provided, however, that each Party shall use Commercially Reasonable Efforts to ensure continuity on the JRC. The Alliance Manager of each Party should always attend meetings of the JRC. In addition, each Party may invite a reasonable number of participants, in addition to its representatives, to attend JRC meetings; provided that if either Party intends to have any Third Party (including any consultant) attend such a meeting, such Party shall provide prior written notice to the other Party. Such Party shall ensure that such Third Party is bound by confidentiality and non-use obligations consistent with the terms of this Agreement.

9.2.2	JRC Meetings. The JRC shall meet on a quarterly basis by teleconference, videoconference or in person, provided that at least every [*****] the meeting shall be in person (which in- person meeting will be held at alternate facilities of each Party), unless agreed otherwise by the JRC representatives The JRC will have a quorum if at least [*****] representatives of each Party is present or participating. Each Party will be responsible for all of its own expenses of participating in the JRC meetings. The Parties will endeavor to schedule meetings of the JRC at least [*****] in advance. Each Party may call special meetings of the JRC with at least [*****] prior written notice, except in exigent circumstances, to resolve particular matters requested by such Party and within the decision-making responsibility of the JRC. Genmab shall prepare the meeting agenda with input from CureVac, and Genmab shall chair the meeting.

9.2.3	JRC Minutes. The Alliance Manager of Genmab shall record the minutes of each JRC meeting in writing. Such minutes shall be circulated by Genmab’s Alliance Manager to CureVac’ Alliance Manager no later than [*****] following the meeting for review, comment and approval of CureVac. If no comments are received within [*****] of the receipt of the minutes by CureVac, unless otherwise agreed, they shall be deemed to be approved by CureVac. Furthermore, if the Parties are unable to reach agreement on the minutes within [*****] of the applicable meeting, the sections of the minutes that have been mutually agreed between the Parties by that date shall be deemed approved and, in addition, each Party shall record in the same document its own version of those sections of the minutes on which the Parties were not able to agree.

9.3	JRC Functions and Powers. The JRC will be responsible generally for facilitating the Parties’ interactions under this Agreement and specifically for overseeing the Development activities up to IND filing. The JRC has no jurisdiction (i) to make any amendments to this Agreement, which right is reserved to the Parties; and (ii) no jurisdiction over any dispute relating to the validity, performance, construction or interpretation of this Agreement. The principal functions of the JRC will include:

(i)	overseeing the First Collaboration Program on the First Collaboration Target or any Replacement Target and all Research Programs;

(ii)	reviewing and approving the First Program Research Plan in relation to a Replacement Target, the Reserved Target Research Plans, and the Other Pre-IND Program Research Plans and considering and approving any amendments thereto;

(iii)	For the First Collaboration Program (with respect to the First Collaboration Target, not the Replacement Target, if applicable), approving the budget for all Development activities up until IND. For the First Collaboration Program with respect to the Replacement Target, if applicable, and any other Programs approving the budget with respect to Development activities to be performed by CureVac up until IND;

(iv)	reviewing and deciding upon suitable LNP Technology and exclusivity status;

(v)	exchanging preclinical Development Data and other technical information;

(vi)	discussing Product-related Manufacturing;

(vii)	creating Sub-Committees;

(viii)	serving as a forum where Genmab as part of its regular updates to the JRC shall inform CureVac of any material feedback received from Regulatory Agencies in relation to any Product prior to IND filing;

(ix)	discussing material regulatory filings and regulatory interactions related to the Products if required by Genmab or if such material regulatory filings contain information on CureVac Technology;

(x)	fostering the collaborative relationship between the Parties;

(xi)	resolving disputes between the Parties;

(xii)	such other functions as agreed by the Parties.

9.4	JRC Sub-Committees. From time to time, the JRC may establish sub-committees (each, a “Sub-Committee”) to oversee particular projects or activities, such as Sub-Committees on IP, CMC, Manufacturing tech transfer and/or supply chain matters. Each Sub-Committee shall undertake the activities delegated to it by the JRC. Subject to Section 9.6, during the process of establishing each Sub-Committee, such Sub-Committee and the JRC shall agree which matters such Sub-Committee will resolve on its own, and on which matters such Sub-Committee will advise the JRC for resolution by such matters by the JRC. Generally there shall be a range of matters specified by the JRC on which the Sub-Committee will make recommendations to the JRC for consideration by the JRC. Unless otherwise agreed between the Parties, the governance rules with respect to the JRC shall apply to the Sub-Committees mutatis mutandis, provided, however, that upon mutual agreement between the Parties a Sub-Committee may continue to operate even after the JRC is dissolved, as long as such Sub-Committee’s tasks are still ongoing. Subject to Section 9.6 deadlocks arising in any Sub-Committee will be referred to the JRC for resolution or, if the Sub-Committee continues after the JRC is dissolved, to the Collaboration Committee or Joint Steering Committee (solely for an Opt-In Product).

9.5	JRC Decisions.

9.5.1	Dispute Resolution. In conducting its activities, the JRC and each Sub-Committee shall operate and make decisions consistent with the terms of this Agreement. The JRC will seek to act by consensus. If the JRC cannot reach consensus or a dispute arises that cannot be resolved within the JRC, then such matter (except the matters (i) and (ii) below) shall be escalated to the Alliance Managers of each Party. The Alliance Managers should involve the relevant JRC members of each Party in such dispute resolution. If such matter is not resolved within [*****] after escalation to the Alliance Managers, Genmab may make final decisions for all matters within the purview of the JRC except:

(i)	disputes of a technical nature concerning use of the LNP Technology; and

(ii)	disputes regarding proposed amendments to the budget for Development activities up until IND with respect to the First Collaboration Program (with respect to the First Collaboration Target, not the Replacement Target, if applicable) where such amendment would result in an increase of the total budget of more than [*****] percent compared to the latest approved budget.

(iii)	disputes about Manufacture of Product by CureVac not subject to dispute resolution under the Early Clinical Supply Agreement or MSA, or disputes referred to the JRC from the Manufacturing Tech Transfer Sub-Committee.

If the JRC, after escalation to the Alliance Managers, cannot reach consensus in relation to matters set out above in (i), (ii) and (iii) above, then such matter shall be escalated to the CDO of each Party. If such matter is not resolved within [*****] after escalation to the CDOs, the dispute resolution mechanisms set out in Section 17.5.2 shall apply.

9.5.2	Restriction on Genmab Decision Making. Genmab shall not resolve such a matter in a manner that (a) would require CureVac to perform less or additional activities or incur additional expenses not contemplated by this Agreement or the R&D Plans (as each R&D Plan was initially agreed by the Parties or as it was last amended with CureVac’s consent), (b) excuses, reduces, or delays Genmab’s obligations under this Agreement, including with respect to payments to CureVac, (c) negates any consent right or other rights specifically granted or allocated to CureVac under this Agreement, or (d) amends, modifies, or waives compliances with the terms of this Agreement.

9.6	IP Sub-Committee. Within [*****] of the Effective Date the JRC shall establish an IP Sub-committee comprising one patent attorney of each Party (“IP Representatives”). The IP Sub-committee shall be the forum for discussion and liaison between the Parties concerning filings to be made for Program Patent Rights, Other Inventions Patent Rights and Joint Patent Rights during the Research Period. For avoidance of doubt, the IP Sub-committee is not a decision-making forum, but serves as a forum for discussion where the Parties may coordinate and consult with each other with respect to any such filings.

9.7	Information and Results. Except as otherwise provided in this Agreement, the Parties will make available and disclose to one another preclinical Development Data and other results of work conducted pursuant to each Program prior to and in preparation for the JRC meetings, by the deadline and in the level of detail, form and format to be designated by the JRC; provided, however, that, in any event, each Party shall to the extent reasonably possible provide the other Party with quarterly updates regarding its work pursuant to the Programs preferably [*****] prior to each JRC meeting.

9.8	Collaboration Committee (All Programs except an Opt-In Program). The Parties agree to establish Collaboration Committee(s) for all Programs except an Opt-In Program.

9.8.1	Formation; Duration. Within [*****] after IND filing for a Program, the Parties shall establish a Collaboration Committee (the “Collaboration Committee”) that will oversee the Development of the Products within such Program as set forth in this Section 9.8.

9.8.2	Composition. Each Collaboration Committee will be comprised of [*****] named representatives of each Party. Each Collaboration Committee will be led by [*****] chair appointed by Genmab. Within [*****] after IND filing for a Product, each Party shall notify the other Party of its initial representatives on the respective Collaboration Committee. Each Party may replace one or more of its representatives effective upon written notice to the other Party.

9.8.3	Function and Powers of the Collaboration Committee. The Collaboration Committee will:

a.	receive written reports or presentations from Genmab of its progress with each Product Development Plan summarizing Genmab’s Development activities and the results thereof with respect to the applicable Product and discuss at meetings the status, progress, and results of the Development of the respective Product in the Territory;

b.	if CureVac exercises its Co-Promote Right with respect to a Product, direct and oversee the Co-Promotion Committee on all significant issues and resolve disputed matters that may arise at the Co-Promotion Committee, except as otherwise set out in the Co-Promotion Agreement. For clarity, the Collaboration Committee shall not have any right to amend the Co-Promotion Agreement;

c.	in circumstances in which CureVac is supplying the Product or any part of the Product, discuss matters relating to Manufacturing; and

d.	perform any and all tasks and responsibilities that are expressly attributed to the Collaboration Committee under this Agreement or as otherwise agreed by the Parties in writing.

9.8.4	Meetings. The Collaboration Committee will meet [*****] after its formation and during the remainder of the Term. The Collaboration Committee may conduct such meetings by telephone, videoconference, or in person as determined by the chair. Each Party’s Alliance Manager will ensure that its Collaboration Committee members receive adequate notice of such meetings. Genmab may call special meetings of the Collaboration Committee with at least [*****] prior written notice, except in exigent circumstances, to resolve particular matters requested by Genmab and within the decision-making responsibility of the Collaboration Committee. Meetings of the Collaboration Committee fulfill the requirements of this Section 9.8.4 only if at least [*****] representatives of each Party participate in such meeting. Each Party may invite a reasonable number of participants, in addition to its representatives, to attend Collaboration Committee meetings. Each Party is responsible for its own expenses incurred in connection with participating in and attending all such meetings. The Alliance Manager of Genmab shall record the minutes of each Collaboration Committee meeting in writing. Such minutes shall be circulated by Genmab’s Alliance Manager to CureVac’ Alliance Manager no later than [*****] following the meeting for review and comments of CureVac. If no comments are received within [*****] of the receipt of the minutes by CureVac, unless otherwise agreed, they shall be deemed to be approved by CureVac. Furthermore, if the Parties are unable to reach agreement on the minutes within [*****] of the applicable meeting, the sections of the minutes that have been mutually agreed between the Parties by that date shall be deemed approved and, in addition, each Party shall record in the same document its own version of those sections of the minutes on which the Parties were not able to agree.

9.8.5	Collaboration Committee Decisions. In conducting its activities, the Collaboration Committee and each Sub-Committee (as applicable) shall operate and make decisions consistent with the terms of this Agreement. The Collaboration Committee will seek to act by consensus. If the Collaboration Committee cannot reach consensus or a dispute arises that cannot be resolved within the Collaboration Committee, then such matter shall be escalated to the Alliance Managers of each Party. The Alliance Managers should involve the relevant Collaboration Committee members of each Party in such dispute resolution. If such matter is not resolved within [*****] after escalation to the Alliance Managers, Genmab may make final decisions for all matters within the purview of the Collaboration Committee except disputes about the Manufacture by CureVac of Product which shall be governed by the relevant supply agreement, if applicable.

9.9	Joint Steering Committee (Opt-In Program). The Parties agree to establish and operate a Joint Steering Committee for the Opt-In Program as required by Section 7.2 and as set forth below in this Section 9.9.

9.9.1	Composition. The Joint Steering Committee will be comprised of [*****] named representatives of each Party. The chair of the Joint Steering Committee will alternate each calendar year, with Genmab to chair the first year. Within [*****] after an Opt-Inby CureVac, each Party shall notify the other Party of its initial representatives on the Joint Steering Committee. Each Party may replace one or more of its representatives effective upon written notice to the other Party.

9.9.2	Function and Powers of the Joint Steering Committee. The Joint Steering Committee shall:

(i)	direct, coordinate and supervise the Development of the Opt-In Product, including discuss and agree to any update to the applicable R&D Plan;

(ii)	discuss and agree on matters relating to Manufacturing of Opt-In Product;

(iii)	once it has been formed, direct and oversee the Joint Commercialization Committee on all significant issues, and resolve disputed matters that may arise at the Joint Steering Committee;

(iv)	establish subcommittees as determined to be reasonably necessary or useful by the Joint Steering Committee, and oversee any operating subcommittee on all significant issues, and resolve disputed matters that may arise at the subcommittees; and

(v)	perform any and all tasks and responsibilities that are expressly attributed to the Joint Steering Committee under this Agreement or as otherwise agreed by the Parties in writing.

9.9.3	Meetings. The will meet [*****] after its formation and for as long as the Parties jointly Develop, Manufacture and/or Commercialize the Opt-In Product. The Joint Steering Committee may conduct such meetings by telephone, videoconference, or in person as determined by the chair, provided, however, that the Joint Steering shall to the extent reasonably possible meet in person at least [*****] every calendar year. Each Party’s Alliance Manager will ensure that its Joint Steering Committee members receive adequate notice of such meetings. A Party may call special meetings of the Joint Steering Committee with at least [*****] prior written notice, except in exigent circumstances, to resolve particular matters requested by a Party and within the decision-making responsibility of the Joint Steering Committee. Meetings of the Joint Steering Committee fulfill the requirements of this Section 9.9.3 only if at least [*****] representatives of each Party participate in such meeting. Each Party may invite a reasonable number of participants, in addition to its representatives, to attend Joint Steering Committee meetings; provided that if either Party intends to have any Third Party (including any consultant) attend such a meeting, such Party shall provide prior written notice to the other Party. Such Party shall ensure that such Third Party is bound by confidentiality and non-use obligations consistent with the terms of this Agreement. Each Party is responsible for its own expenses incurred in connection with participating in and attending all such meetings. The Alliance Manager of the Party chairing the meeting shall record the minutes of the Joint Steering Committee meeting in writing. Such minutes shall be circulated to the other Party’s Alliance Manager no later than [*****] following the meeting for review, comment and approval of the other Party. If no comments are received within [*****] of the receipt of the minutes by the other Party, unless otherwise agreed, they shall be deemed to be approved by the other Party. Furthermore, if the Parties are unable to reach agreement on the minutes within [*****] of the applicable meeting, the sections of the minutes that have been mutually agreed between the Parties by that date shall be deemed approved and, in addition, each Party shall record in the same document its own version of those sections of the minutes on which the Parties were not able to agree.

9.9.4	Decisions. A quorum of at least [*****] Joint Steering Committee member appointed by each Party shall be present at or shall otherwise participate in each Joint Steering Committee meeting. Each Party has one vote in the decisions of the Joint Steering Committee. Decisions of the Joint Steering Committee shall be unanimous. If the members of the Joint Steering Committee cannot agree on a particular issue, the issue shall be escalated pursuant to Section 17.5, unless otherwise explicitly provided for in the Joint Development and Manufacturing Agreement and/or Commercialization Agreement.

9.9.5	Subcommittees. The Joint Steering Committee may establish and disband such subcommittees as deemed necessary by the Joint Steering Committee. In addition, the Joint Steering Committee shall establish the Joint Commercialization Committee as provided for in Section 7.7(i). Each such subcommittee will consist of the same number of representatives designated by each Party, which number shall be mutually agreed by the Parties. Each Party may change its representatives on written notice to the other Party or send a substitute representative to any subcommittee meeting. Each Party’s representatives and any substitute for a representative shall be bound by the obligations of confidentiality set forth in Section 13. Except as expressly provided in this Agreement, no subcommittee has the authority to bind the Parties hereunder and each subcommittee will report to the Joint Steering Committee. Each Party is responsible for its own expenses incurred in connection with participating in and attending all such meetings. If a dispute arises that cannot be resolved by a subcommittee, either Party may refer such dispute to the Joint Steering Committee for resolution.

9.9.6	Authority. The Joint Steering Committee and any subcommittees have only the powers assigned expressly to it in this Section 9 and elsewhere in this Agreement, and does not have any power to amend, modify, or waive compliance with this Agreement. Each Party retains the rights, powers, and discretion granted to it under this Agreement and neither Party may delegate or vest such rights, powers, or discretion in the Joint Steering Committee or subcommittee unless expressly provided for in this Agreement or the Parties expressly so agree in writing.

10.	CONSIDERATION.

10.1	Upfront Payment. In partial consideration for the exclusive licenses granted hereunder, Genmab shall pay to CureVac a non-refundable and non-creditable fee in the amount of Ten Million US Dollars (US$10,000,000) within [*****] after Genmab’s receipt of an invoice of the respective amount from CureVac.

10.2	Option Exercise Fee. In partial consideration for the exclusive options granted hereunder for up to three (3) Reserved Targets, Genmab shall pay to CureVac on an Option Exercise-by-Option Exercise basis a non-refundable and non-creditable (except as otherwise explicitly provided for in the Agreement) Option Exercise Fee in the amount of [*****] i.e., a maximum of Thirty Million US Dollars (US$30,000,000) for all potential options hereunder (“Option Exercise Fee”). Such payment shall be made within [*****] after Genmab’s receipt of an invoice of the respective amount from CureVac; provided, however, that a Reservation Fee paid by Genmab to CureVac for the corresponding Reserved Target shall be deducted from the Option Exercise Fee, [*****].

10.3	Product Selection Fee. Genmab shall pay CureVac a one time non-refundable and non-creditable fee of five million USD ($5,000,000) upon Product Selection by a Product Selection Notice covering a Product based upon the First Program Antibody or a Replacement Target Antibody, as applicable. Such payment shall be made within [*****] after Genmab’s receipt of an invoice of the respective amount from CureVac.

10.4	Opt-In fee. If CureVac exercises its option to Opt-In under Section 7.1 above, CureVac shall pay Genmab a non-refundable and non-creditable Opt-In fee of Three Million Dollars (US$ 3,000,000) within [*****] after CureVac’s receipt of an invoice of the respective amount from Genmab; and no Option Exercise Fee shall be payable by Genmab for the respective Optioned Target. If the Option Exercise Fee has already been paid, CureVac shall reimburse such payment to Genmab within [*****] of receipt of invoice.

10.5	Development and Regulatory Milestone Payments. In addition to the payments under Sections 10.1, to 10.4 inclusive, in further consideration for the exclusive licenses granted hereunder, and subject to the terms and conditions set forth in this Agreement, Genmab shall make the following non-refundable and non-creditable Development and regulatory milestone payments to CureVac:

10.5.1	Single Antibody Products. On a Single Antibody Product-by-Single Antibody Product basis, the following payments shall be made for all Single Antibody Products (including the First Collaboration Program – including if it is amended to cover a Replacement Target, and any Other Pre-IND Program, as applicable):

Development Milestone Event	In US$ Million
[*****]	[*****]
[*****]	[*****]
[*****]	[*****]
[*****]	[*****]
[*****]	[*****]

Regulatory Milestone Event	1st BLA/MAA	2nd BLA/MAA
[*****]	[*****]	[*****]
[*****]	[*****]	[*****]
[*****]	[*****]	[*****]
[*****]	[*****]	[*****]

Sales Milestone event	In US$ Million
Genmab shall make the following one-off, sales-based milestone payments, for the Calendar Year in which aggregated annual worldwide Net Sales exceed for the first time the following amounts:
[*****]	[*****]
[*****]	[*****]
[*****]	[*****]
[*****]	[*****]
[*****]	[*****]

10.5.2	Cocktail Products. On a Cocktail Product-by-Cocktail Product basis, the following payments shall be made for all Cocktail Products (with the exception of any Opt-In Product):

Development Milestone Event	In US$ Million
[*****]	[*****]
[*****]	[*****]
[*****]	[*****]
[*****]	[*****]
[*****]	[*****]
[*****]	[*****]

Regulatory Milestone Event	1st BLA/MAA	2nd BLA/MAA
[*****]	[*****]	[*****]
[*****]	[*****]	[*****]
[*****]	[*****]	[*****]
[*****]	[*****]	[*****]

Sales Milestone event	In US$ Million
Genmab shall make the following one-off, sales-based milestone payments, for the Calendar Year in which aggregated annual worldwide Net Sales exceed for the first time the following amounts:
[*****]	[*****]
[*****]	[*****]
[*****]	[*****]
[*****]	[*****]
[*****]	[*****]

If any one of the milestone events under Section 10.5 is not required for the Development of a Product, such milestone payment shall become payable upon achieving the respective milestone event following the milestone event which was not required, [*****]. For purposes of clarity, the maximum aggregate amount payable by Genmab pursuant to this Section 10.5 is [*****] for each Single Antibody Product, and [*****] for each Cocktail Product.

10.5.3	Obligation to Inform. Genmab shall inform CureVac on the occurrence of a milestone event under Sections 10.5.1 and 10.5.2 [*****] after the occurrence thereof.

10.5.4	Milestone Payment Terms. Each milestone payment shall be due and payable within [*****] after the receipt of the respective invoice by Genmab. Notwithstanding the foregoing, each sales milestone payment shall be paid together with the royalty payments for the Calendar Quarter during which the respective milestone has been achieved.

10.6	Royalties.

10.6.1	Royalty Rates. As further consideration for the rights and licenses granted by CureVac to Genmab under this Agreement, Genmab shall pay royalties to CureVac in the following amounts, in all cases considered on a Product-by-Product basis:

Single Antibody Products:

Aggregate annual Net Sales of each Single Antibody Product (Product-by-Product)	Royalty Rate
[*****]	[*****]
[*****]	[*****]
[*****]	[*****]
[*****]	[*****]

Cocktail Products (with the exception of any Opt-In Product):

Aggregate annual Net Sales of each Cocktail Product (except any Opt-In Product) (Product-by-Product)	Royalty Rate
[*****]	[*****]
[*****]	[*****]
[*****]	[*****]
[*****]	[*****]

10.6.2	Royalty Calculation. The royalties shall be calculated on the basis of aggregate annual Net Sales in the Territory Product-by-Product, with the royalty tiers set out above being calculated on a Product-by-Product basis from First Commercial Sale until the expiration of the applicable Royalty Term. Examples of royalty calculations are included in the enclosed Exhibit 10.6.2.

10.6.3	Royalty Term. Genmab’s obligation to pay royalties shall begin, on a country-by-country basis, with the First Commercial Sale, and expire, on a country-by-country and a Product-by-Product basis, upon the later of (i) expiry or abandonment of the last to expire Valid Claim in such country that Covers such Product; (ii) expiry of Regulatory Exclusivity for the respective Product in such country; or (iii) ten (10) years from the date of First Commercial Sale of the respective Product (“Royalty Term”).

10.6.4	FTO License. If, during the Term, Genmab reasonably concludes, on the advice of patent counsel, that it might be required to seek a license under certain Third Party Patent Rights in order to have freedom to operate in practicing or making use of the CureVac Background Technology and/or LNP Technology by the Development, Manufacture, Commercialization or other exploitation of Products in accordance with this Agreement in any country (“FTO License”), Genmab shall be free to take such FTO License, and the circumstances of Sections 10.6.5 and 10.6.6 may be applicable, subject to their provisions. Before taking such FTO License, Genmab will consult with CureVac in good faith regarding the need for such FTO License and other available options, such as seeking to invalidate certain claims of the relevant Third Party Patent Rights.

10.6.5	Third Party Payments–Granted Patent Rights in the Disclosure Letter. Subject to Section 10.6.9, with respect to Third Party Patent Rights referenced in the Disclosure Letter that are granted as of the Effective Date, and subject to compliance with the procedures of Section 10.6.4, in the event Genmab seeks and obtains an FTO License under such Third Party Patent Rights and is required to make any payments (milestone, royalties or other payments, including settlement payments) to one or more Third Party licensors to obtain such license, then milestone payments and/or royalties due to CureVac for the respective Product shall be reduced by [*****] of the amount of such Third Party licensor payments payable by Genmab until Genmab has been reimbursed [*****] of all such payments. For clarity, subject to Section 10.6.9 Genmab shall also have the right to reduce milestone payments and royalties to CureVac by [*****] of any payments made by Genmab to CureVac under Section 2.8 with respect to any Third Party IP of the type the subject of this 10.6.5. The Parties acknowledge and agree that this mechanism for deduction of Third Party payments does not imply in any way that the Third Party Patent Rights referenced in the Disclosure Letter may constitute any risk with respect to freedom to operate.

10.6.6	Other Third Party Payments. Subject to Section 10.6.9, with respect to Third Party Patent Rights not referenced in the Disclosure Letter or Third Party Patent Rights referenced in the Disclosure letter that are not granted as of the Effective Date, and subject to compliance with the procedures of Section 10.6.4 in the event Genmab seeks and obtains an FTO License under such Third Party Patent Rights and is required to make any payments (milestone, royalties or other payments, including settlement payments) to one or more Third Party licensors to obtain such license, then royalties due to CureVac for the respective Product shall be reduced by [*****] of the amount of such Third Party licensor payments payable by Genmab until Genmab has been reimbursed in full for [*****] of all such payments. For clarity, subject to Section 10.6.9, Genmab shall also have the right to reduce royalties to CureVac by [*****] of any payments made by Genmab to CureVac under Section 2.8 with respect to any Third Party IP of the type the subject of this Section 10.6.6. The Parties acknowledge and agree that this mechanism for deduction of Third Party payments does not imply in any way that the Third Party Patent Rights referenced in the Disclosure Letter may constitute any risk with respect to freedom to operate.

10.6.7	Countries Without Patent Protection. During the Royalty Term with respect to the First Collaboration Target and the related Product and subject to Section 10.6.9, in countries where sales of the Product do not or no longer fall under any Valid Claim, but where Regulatory Exclusivity is still in effect, royalties set forth above in Section 10.6.1 shall be reduced by [*****] for Net Sales in such country in the first [*****] period during which no Valid Claim exists, but Regulatory Exclusivity is in effect, [*****] for Net Sales in such country in the second [*****] period during which no Valid Claim exists, but Regulatory Exclusivity is in effect, and [*****] for Net Sales in such country for the remainder of the Royalty Term. For avoidance of doubt, in countries where sales of Products do not or no longer fall under any Valid Claim and Regulatory Exclusivity is not available or has expired, royalties set forth above in Section 10.6.1 shall be reduced by [*****] for Net Sales in such country. During the Royalty Term with respect to any Optioned Target or Optioned Target Combination, as applicable, and the related Products and subject to Section 10.6.9, in countries where sales of Products do not or no longer fall under any Valid Claim, royalties set forth above in Section 10.6.1 shall be reduced by [*****] for Net Sales in such country.

10.6.8	Generic Competition. In countries where Generic Products are being marketed by a Third Party, royalties set forth above shall be further reduced by the greater of: (a) [*****] for Net Sales in such country as long as such Generic Product is on the market in such country; or (b) [*****] for Net Sales in such country in circumstances where the total unit sales of such Generic Products in such country in a Calendar Year equal or exceed [*****] of the total sales in such country of the respective Product and Generic Products combined.

10.6.9	Cumulative Deductions. Notwithstanding the above, any royalty reduction made pursuant to Section 10.6.5, Section 10.6.6, Section 10.6.7 and/or Section 10.6.8 or reimbursements made under Section 2.8 that are creditable against royalties shall in no event reduce the applicable royalty rate for such Products sold in the respective country to less than [*****] for Single Antibody and [*****] for Cocktail Products. For avoidance of doubt, in the event that the minimum royalty rates are reached in connection with royalty deductions made pursuant to Section 2.8, Section 10.6.5 and/or Section 10.6.6, Genmab shall be allowed to reduce its future royalty payments, always subject to the above royalty floor, until Genmab has been settled in full with respect to its right to deduct payments made to any Third Party licensor or reimbursements to Curevac, as applicable.

10.6.10	Blended Royalties. With respect to a potential step down in royalty rates to account for the expiry of certain Patent Rights, the Parties acknowledge and agree that the CureVac Technology licensed under this Agreement may justify royalty rates and/or royalty terms of differing amounts for sales of Products in the Territory, which rates could be applied separately to Products involving the exercise of CureVac Patent Rights in the Territory and/or the incorporation of CureVac Know-How, and that if such royalties were calculated separately, royalties relating to the CureVac Patent Rights in the Territory and royalties relating to the CureVac Know-How would last for different terms. For practicality reasons the Parties have agreed on a blended royalty rate. For clarity, this Section 10.6.10 solely explains the rationale behind the royalty rates agreed on by the Parties and does not modify any of the other provisions of this Agreement.

10.6.11	Royalty Payments. Within [*****] after the end of each Calendar Quarter in which any Net Sales occur, Genmab shall calculate the royalty payments owed to CureVac and shall remit to CureVac the amount owed to CureVac. All royalty payments shall be computed by converting the Net Sales in each country in the Territory into the currency of US Dollars, using the monthly exchange rates as customarily used by Genmab in preparing its audited financial statements for the applicable Calendar Quarter.

10.7	Reports. Each royalty payment shall be accompanied by a written report describing the Net Sales of each Product sold by or on behalf of Genmab, its Affiliates and Sublicensees during the applicable Calendar Quarter for each country in which sales of any Product occurred, specifying: [*****].

10.8	Records. Genmab, its Affiliates and/or its Sublicensees shall keep and maintain records of sales of the Product(s) so that the royalties payable and the royalty reports may be verified. Such records shall upon reasonable written notice be open to inspection during business hours for a [*****] period after the Calendar Quarter to which such records relate, but in any event not more than once per calendar year, by a nationally recognized independent certified public accountant selected by CureVac reasonably acceptable to Genmab and retained at CureVac’s expense. Said accountant shall sign a confidentiality agreement prepared by Genmab and reasonably acceptable to CureVac and shall then have the right to audit the records kept pursuant to this Agreement to confirm Net Sales, royalties and other payments for a period covering not more than [*****] following the Calendar Quarter to which they pertain. If said examination of records reveals any underpayment(s) of the royalty payable, then Genmab shall promptly pay the balance due to CureVac, and if the underpayment(s) is/are more than [*****] then Genmab shall also bear the expenses of said accountant. If said examination of records reveals any overpayment(s) of royalty payable, then CureVac shall credit the amount overpaid against Genmab’s future royalty payment(s) (and if no further payments are due, shall be refunded by CureVac at the request of Genmab).

10.9	Participation Payment. In the event Genmab grants a sublicense to a Third Party (i.e., a Sublicensee) for a Product expressing the First Program Antibody before [*****], Genmab shall pay to CureVac a one time payment of Ten Million US Dollars (US$ 10,000,000), in addition to the milestone and royalty payments to be made under this Article 10.

10.10	Payment Terms.

10.10.1	All payments by Genmab to CureVac shall be made by wire transfer payment in US dollars, except with respect to payments of FTE costs which shall be made in Euros, and shall be remitted to the following bank account:

[*****]

Invoices shall be issued to Genmab A/S, or to the assignee Affiliate as specified in Section 17.1 on a Program-by-Program basis. Invoices shall be sent to Genmab by email at the following address and stating the following VAT number or as otherwise designated by Genmab in writing:

Genmab B.V.
[*****]

10.10.2	Payments not paid within [*****] after the due date under this Agreement shall bear interest at an annual rate of [*****] above the three-month-LIBOR rate of the respective currency for the time period in which such amount is outstanding, as disclosed from time to time by the European Central Bank which applied on the due date. Calculation of interest will be made for the exact number of days in the interest period based on a year of 360 days (actual/360) by Genmab.

10.11	Taxes.

10.11.1	Each Party shall be responsible for its own income taxes assessed by a tax or other authority except as otherwise set forth in this Agreement.

10.11.2	The Parties acknowledge and agree that it is their mutual objective and intent to optimize, to the extent feasible and in compliance with Applicable Laws, taxes payable with respect to their collaborative efforts under this Agreement and that they shall use reasonable efforts to cooperate and coordinate with each other to achieve such objective.

10.11.3	CureVac shall bear and pay any and all taxes levied on account of any payments made to it under this Agreement. If any taxes are required to be withheld by Genmab from any payment to be made to CureVac under this Agreement, Genmab shall (a) deduct such taxes from the payment to be made to CureVac, (b) timely pay the taxes to the proper taxing authority, and (c) send proof of payment to CureVac with an explanation of payment of such taxes within [*****] following such payment. If Genmab had a duty to withhold taxes in connection with any payment it made to CureVac but Genmab failed to withhold, and such taxes were assessed against and paid by Genmab, then CureVac shall, at Genmab’s request and upon receipt of proof of Genmab’s payment of such taxes, reimburse to Genmab the amount equivalent to such taxes (including interest but excluding penalties) paid by Genmab. For purposes of this Section 10.11.3, each Party shall provide the other with reasonably requested assistance to enable the due deduction by Genmab or CureVac, as applicable, and appropriate recovery by CureVac or Genmab, as applicable, which assistance includes provision of any tax forms and other information that may be reasonably necessary for Genmab or CureVac not to withhold tax.

10.11.4	All payments due to the terms of this Agreement are expressed to be exclusive of value added tax (VAT) or similar indirect taxes. VAT/indirect taxes shall be added to the payments due to the terms if legally applicable.

11.	INTELLECTUAL PROPERTY.

11.1	Background Technology. As between the Parties, all right, title and interest in and to all [*****] shall be Controlled by [*****] and all right, title and interest in and to all [*****] shall be Controlled by [*****]. As between the Parties, each Party shall have the sole right, in its sole discretion and at its sole expense, to prosecute, maintain and defend Patent Rights within its Background Technology; provided, however, that CureVac shall consider in good faith the interests of Genmab in the prosecution, maintenance and defense of [*****].

11.2	Disclosure of Inventions. During the Research Period, on a Collaboration Target-by- Collaboration Target basis, each Party shall as soon as reasonably practical disclose to the other Party, through the forum of the IP Sub Committee, the making, conception, or reduction to practice of any Inventions. After the Research Period, each Party shall as soon as reasonably practical disclose to the other Party, through the forum of the IP Sub Committee if it is continued after the Research Period, or otherwise through the Alliance Manager, the making, conception, or reduction to practice of any Invention that may be owned in part or in whole by the other Party pursuant to this Section 11.

11.3	Ownership of Inventions. The Parties agree that all right, title and interest in any and all Inventions (including all Patent Rights resulting from such Inventions and all Know-How embodied in such Inventions) shall be owned as follows, [*****].

11.3.1	Genmab Inventions. Genmab shall own all right, title and interest in and to

(A)	[*****] and

(B)	[*****]

Any such Invention as described under (A) or (B) above shall be considered an Invention of Genmab (“Genmab Invention”). The types of inventions listed in Section 2 of Exhibit 11.3 are all Inventions that are not to be considered a [*****] as applicable.

11.3.2	CureVac Inventions. CureVac shall own all right, title and interest in and to all Inventions that [*****] Controlled by [*****] and can be [*****]. The types of Inventions listed in [*****]. Any such Invention as described above in this Section 11.3.2 shall be considered an Invention of CureVac (“CureVac Invention”).

11.3.3	Other Inventions; Joint Inventions. For all other Inventions (i.e., Inventions that do not fall within the categories described in Section 11.3.1 or 11.3.2 above) that are invented by or on behalf of Genmab and/or CureVac (including the non-limiting example set out in Section 3 of Exhibit 11.3) (“Other Inventions”), [*****]. Any such Other Invention shall be referred to as “Genmab Other Invention” if owned by Genmab, and as “CureVac Other Invention” if owned by CureVac. Except to the extent either Party is restricted by the licenses granted to the other Party under this Agreement or the other terms of this Agreement, each Party shall have the right to [*****] the Other Invention under any Other Invention Patent Right and related Know-How, i.e., shall have a [*****] license to such Other Invention, and any consent from the other Party as may be required under Applicable Law for a Party to practice and exploit such Other Invention and Other Invention Patent Right and related Know-How shall hereby be given by the other Party. If the Parties [*****] shall be jointly owned by the Parties (“Joint Invention”). Except to the extent either Party is restricted by the licenses granted to the other Party under this Agreement or the other terms of this Agreement, each Party may freely practice and exploit its interest in the Joint Inventions, Joint Patent Rights and related Know-How, and any consent from the other Party as may be required under Applicable Law for a Party to practice and exploit such Joint Inventions and Joint Patent Rights shall hereby be given by the other Party. For the avoidance of doubt, the licenses granted under this Section 11.3.3 do not include any license to use any Background Technology of the other Party.

11.4	Assignment and transfer of Inventions. To give effect to the ownership principles described in Section 11.3 each Party shall assign and transfer, and hereby assigns and transfers, to such other Party (or with respect to assignments and transfers to Genmab, to Genmab A/S or Genmab B.V. as designated by Genmab in writing on a Program-by-Program basis) [*****] as the case may be, of its present and future rights, interest and title to any such Invention that is to vest in the other Party pursuant to the ownership principles described in Section 11.3, and the other Party shall accept and hereby accepts such assignment and transfer (“Assigned Invention”). At the written instruction of the other Party, the transferring Party agrees to make or procure all such assignments from its employees, consultants and subcontractors as are necessary to give effect to the provisions of this Section 11.4 and to assist the transfer in every way reasonably required by the transferee (i) to obtain Patent Rights to such Assigned Invention in any and all countries for which Patent Rights are being sought; and (ii) to maintain and defend Patent Rights in all Assigned Inventions which have been or may be assigned as provided above. The transferring Party shall execute and deliver, and cause its employees, consultants and subcontractors to execute and deliver, all such documents, instruments and other papers and take all such other action which the transferee may reasonably request in order to give effect to the provisions of this Section 11.4.

11.5	Cooperation. Each Party represents and agrees that all its employee(s), contractor(s) and agent(s) will be obligated under a binding written agreement or otherwise to assign to such Party all Inventions discovered, created, conceived, developed or reduced to practice by such employee(s), contractor(s) or agent(s) in connection with this Agreement. Notwithstanding anything to the contrary herein, to the extent the German Laws on Employee Inventions (Arbeitnehmererfindungsgesetz) applies, each Party shall claim the unlimited use of any Invention discovered, created, conceived, developed or reduced to practice in accordance with such laws. Regardless of which Party is the ultimate assignee of an Invention under this Agreement, each Party shall be solely responsible for payments to be made to its employees or other persons engaged by such Party in consideration for the Invention under the German Laws on Employee Inventions, or any corresponding laws in other countries. For clarity, each Party shall be and remain solely responsible towards its own employees for compliance with the requirements of the German Laws on Employee Inventions (Arbeitnehmererfindungsgesetz) if applicable.

11.6	Non-exclusive License to Generally Applicable Patent Rights. Except to the extent CureVac is restricted by the licenses granted to Genmab under this Agreement or the other terms of this Agreement, Genmab hereby grants to CureVac, and CureVac hereby accepts, a fully paid-up, royalty-free, perpetual, irrevocable, worldwide, non-exclusive, transferable and sub-licensable (through multiple tiers) license to freely practice and use the Generally Applicable Patent Rights for activities in connection with the CureVac Background Technology, CureVac Technology, Know-How generated by CureVac outside this Agreement and/or the LNP Technology, in each case to the extent that such activities are outside the scope of this Agreement. For the avoidance of doubt, subject to the provisions of Section 13.4.4 CureVac shall not have any right to use, exploit or disclose any Confidential Information of Genmab in connection with such activities.

11.7	Filing, Prosecution, Maintenance and Defense.

11.7.1	CureVac Program Patent Rights. Subject to Section 11.7.3 below, CureVac shall have the first right, but not the obligation, to file, prosecute, maintain and defend the CureVac Program Patent Rights throughout the Territory at its sole expense. Upon Genmab’s request, CureVac shall keep Genmab advised of the status of prosecution of all such Patent Rights included within the CureVac Program Patent Rights, and shall give Genmab before filing or response to office actions, as applicable, reasonable opportunity to review and comment upon the text of any applications or amendments for CureVac Program Patent Rights. CureVac shall not unreasonably refuse to address any of Genmab’s comments made in accordance with this Section 11.7.1. Notwithstanding the above, prior to filing any application for a CureVac Invention that may disclose, in part or in full, a Genmab Invention, Other Invention or Joint Invention, CureVac shall provide Genmab with a copy of the draft application and provide Genmab with at least [*****] to review and comment upon the text of such draft application. If Genmab notifies CureVac within the above [*****] deadline that Genmab desires to file an application for a Genmab Invention, Joint Invention or Genmab Other Invention, the Parties shall coordinate the filing of the application for a CureVac Invention with the filing of Genmab’s application for such Genmab Invention, Other Invention or Joint Invention so that CureVac’s application and Genmab’s application are filed on the same day or otherwise filed in a way that secures and protects each of the Parties’ interest. CureVac shall promptly give notice to Genmab of the grant, lapse, revocation, surrender or invalidation of any CureVac Program Patent Rights for which CureVac is responsible for the filing, prosecution and maintenance. CureVac shall give notice to Genmab of any desire to not file patent applications claiming CureVac Program Patent Rights on a country by country basis and, in such cases, shall permit Genmab, in its sole discretion, to file such patent applications at its own expense and in its own name. If Genmab elects to file, such Patent Right shall be deemed a Genmab Patent Right and CureVac shall execute such documents and perform such acts at CureVac’s reasonable expense as may be reasonably necessary for Genmab to perform such filing. For avoidance of doubt, CureVac will not include a Genmab Invention, Other Invention or Joint Invention in a separate patent claim of a patent application to be filed by CureVac without Genmab’s prior written consent.

11.7.2	Genmab Program Patent Rights. Genmab shall have the sole right, but not the obligation, at its sole expense, to file, prosecute, maintain and defend the Genmab Program Patent Rights throughout the Territory in good faith consistent with its customary patent policy and its reasonable business judgment and shall consider in good faith the reasonable interests of CureVac in so doing. Upon CureVac’s request, Genmab shall keep CureVac advised of the status of prosecution of all Royalty Product Patent Rights. Notwithstanding the above, prior to filing any application for a Genmab Invention that may disclose, in part or in full, a CureVac Invention, Other Invention or Joint Invention, Genmab shall provide CureVac with a copy of the draft application and provide CureVac with at [*****] to review and comment upon the text of such draft application. If CureVac notifies Genmab within the above [*****] deadline that CureVac desires to file an application for a CureVac Invention or CureVac Other Invention, the Parties shall coordinate the filing of the application for a Genmab Invention with the filing of CureVac’s application for such CureVac Invention or CureVac Other Invention so that CureVac’s application and Genmab’s application are filed on the same day or otherwise filed in a way that secures and protects each of the Parties’ interest, such as by agreeing to follow the principles for filing, prosecution, maintenance and defense outlined in Section 11.7.3. For avoidance of doubt, Genmab will not include a CureVac Invention, Other Invention or Joint Invention in a separate patent claim of a patent application to be filed by Genmab without CureVac’s prior written consent.

11.7.3	Filing, Prosecution, Maintenance and Defense of certain Patents claiming both Genmab Inventions and CureVac Inventions. Notwithstanding the above in Section 11.7.1, if Genmab reasonably finds that the planned filing of a patent application by CureVac claiming a CureVac Invention may be damaging to Genmab’s possibilities of obtaining adequate Patent Rights for a particular Product, Genmab shall have the right to request in writing, through the IP Sub- Committee or the Alliance Manager, as applicable, and providing detailed reasons that CureVac does not file such application at that time, always giving due consideration to CureVac’s interest in obtaining an adequate patent protection of the CureVac Inventions and Genmab’s interest in obtaining an adequate patent protection for Genmab Inventions and that particular Product. For avoidance of doubt, [*****]. As a result of such written request from Genmab, CureVac will not file such application at such time. Instead, CureVac can file such application on the earlier of (i) [*****] after Genmab has promptly informed CureVac in writing that Genmab has obtained sufficient data to support an application for Patent Rights for a Genmab Invention relating to the Product making use of such CureVac Invention, or (ii) [*****] following Product Selection under Section 5.3 or Option Exercise under Section 3.4 (whichever occurs sooner) according to the R&D Plan relating to the Product which is the subject of the Genmab patent application; or (iii) when Genmab decides not to pursue Product Selection under Section 5.3 or Option Exercise under Section 3.4 for that particular Product. [*****]. If CureVac believes it would be beneficial that such Genmab application should contain claims for such CureVac Invention, it may request Genmab to include the relevant CureVac Invention in the Genmab filing, and Genmab shall consider such request in good faith. Subject to the restrictions of the licenses granted by CureVac to Genmab under this Agreement and any other restrictions explicitly set out in this Agreement, Genmab shall and hereby does grant to CureVac, and CureVac shall and hereby does accept, an exclusive, worldwide, fully paid, perpetual, fully transferable license, with the right to grant sublicenses in multiple tiers, under any such Genmab Program Patent Rights covering a CureVac Invention to practice and exploit such CureVac Invention and only such CureVac Invention. In addition, upon CureVac’s request, Genmab shall collaborate in good faith with CureVac with a view to filing, where possible, specific divisional application(s) claiming such CureVac Invention(s), that would be prosecuted, maintained and defended under the control of CureVac and at its expense, and, to the extent possible without damaging Genmab’s patent position with respect to a given Product, which divisional application(s) shall be assigned to CureVac for its further prosecution, maintenance and defense at CureVac’s cost. Such assigned divisional Patent Rights shall then be deemed CureVac Program Patent Rights. Upon such filing of a divisional application, Genmab shall abandon the patent claim(s) for such CureVac Invention.

11.7.4	CureVac Other Invention Patent Rights. CureVac shall have the first right, but not the obligation, to file, prosecute, maintain and defend Patent Rights for CureVac Other Inventions (“CureVac Other Invention Patent Rights”) throughout the Territory, at its sole expense, and CureVac shall as soon as reasonably practicable give notice to Genmab of any desire to not file patent applications claiming CureVac Other Invention Patent Rights or to cease prosecution and/or maintenance and/or defense of CureVac Other Invention Patent Rights on a country by country basis and, in such cases, shall permit Genmab, in its sole discretion, to file such patent applications or to continue prosecution or maintenance or defense of such CureVac Other Invention Patent Rights (in which case thereafter they will be deemed a Genmab Other Invention Patent Right) at its own expense and in its own name. At the latest [*****] before filing, and except where CureVac has given up the right to prosecute as provided above, CureVac shall give Genmab an opportunity to review and comment upon the text of any application with respect to any CureVac Other Invention Patent Right, shall consult with Genmab with respect thereto, shall not unreasonably refuse to address any of Genmab’s comments and supply Genmab with a copy of the application as filed, together with notice of its filing date and serial number. CureVac shall keep Genmab reasonably informed of the status of the actual and prospective prosecution, maintenance and defense, including but not limited to any substantive communications with the competent patent offices that may affect the scope of such filings, and CureVac shall to the extent reasonably possible give Genmab a timely, prior opportunity to review and comment upon any such substantive communication and shall consult with Genmab with respect thereto, and shall not unreasonably refuse to address any of Genmab’s comments. Notwithstanding anything to the contrary above, prior to filing any application for a CureVac Other Invention that may disclose, in part or in full, a Genmab Invention, CureVac shall provide Genmab with a copy of the draft application and provide Genmab with at least [*****] to review and comment upon the text of such draft application. If Genmab notifies CureVac within the above [*****] deadline that Genmab desires to file an application for a Genmab Invention, the Parties shall coordinate the filing of the application for a CureVac Other Invention with the filing of Genmab’s application for such Genmab Invention so that the CureVac application and Genmab application are filed on the same day or otherwise filed in a way that secures and protects each of the Parties’ interest.

11.7.5	Genmab Other Invention Patent Rights. Genmab shall have the first right, but not the obligation, to file, prosecute, maintain and defend Patent Rights for Genmab Other Inventions (“Genmab Other Invention Patent Rights”) throughout the Territory, at its sole expense, and Genmab shall as soon as reasonably practicable give notice to CureVac of any desire to not file patent applications claiming Genmab Other Invention Patent Rights or to cease prosecution and/or maintenance and/or defense of Genmab Other Invention Patent Rights on a country by country basis and, in such cases, shall permit CureVac, in its sole discretion, to file such patent applications or to continue prosecution or maintenance or defense of such Genmab Other Invention Patent Rights (in which case thereafter they will be deemed a CureVac Other Invention Patent Right) at its own expense and in its own name. At the latest [*****] before filing, and except where Genmab has given up the right to prosecute as provided above, Genmab shall [*****]. Notwithstanding anything to the contrary above, prior to filing any application for a Genmab Other Invention that may disclose, in part or in full, a CureVac Invention, Genmab shall provide CureVac with a copy of the draft application and provide CureVac with at least [*****] to review and comment upon the text of such draft application. If CureVac notifies Genmab within the above [*****] deadline that CureVac desires to file an application for a CureVac Invention, the Parties shall coordinate the filing of the application for a Genmab Other Invention with the filing of CureVac’s application for such CureVac Invention so that the CureVac application and Genmab application are filed on the same day or otherwise filed in a way that secures and protects each of the Parties’ interest.

11.8	Joint Patent Rights.

11.8.1	Genmab shall have the first right, but not the obligation, to file, prosecute, maintain and defend Patent Rights relating to Joint Inventions (“Joint Patent Rights”) throughout the Territory, at its sole expense, and Genmab shall give timely notice to CureVac, and, if during the Research Period, with a copy to the IP Sub-Committee, of any desire to not file patent applications claiming Joint Patent Rights or to cease prosecution and/or maintenance of Joint Patent Rights on a country-by-country basis and, in such cases, shall permit CureVac, in its sole discretion, to file such patent applications or to continue prosecution, maintenance or defense of such Joint Patent Rights at its own expense. At the latest [*****] before filing, the prosecuting Party shall give the non-prosecuting Party an opportunity to review and comment upon the text of any application with respect to such Joint Patent Right, shall consult with the non-prosecuting Party with respect thereto, shall not unreasonably refuse to address any of the non-prosecuting Party’s comments and supply the non-prosecuting Party with a copy of the application as filed, together with notice of its filing date and serial number. The prosecuting Party shall keep the non-prosecuting Party reasonably informed of the status of the actual and prospective prosecution, and maintenance, including but not limited to any substantive communications with the competent patent offices that may affect the scope of such filings, and the prosecuting Party shall give the non-prosecuting Party a timely, prior opportunity to review and comment upon any such substantive communication and shall consult with such non- prosecuting Party with respect thereto, and shall not unreasonably refuse to address any of such non-prosecuting Party’s comments.

11.9	Patent Term Extension. [*****]. It is acknowledged that Genmab has the ultimate decision-making authority with regard to the filing for Patent Term Extensions, but Genmab agrees that when making that decision it shall not unreasonably take any action or inaction that causes CureVac significant financial detriment, [*****]. CureVac shall cooperate with Genmab with regard to obtaining Patent Term Extensions and shall provide to Genmab prompt and reasonable assistance as requested by Genmab, at Genmab’s expense, including by taking such action as may be required of the patent holder under any Applicable Laws to obtain such Patent Term Extension. [*****].

12.	ENFORCEMENT AND DEFENSE.

12.1	Notice. Each Party shall notify the other Party in writing as soon as reasonably possible upon learning of any actual or suspected infringement by a Third Party of any CureVac Patent Rights, Genmab Patent Rights, CureVac Other Invention Patent Right, Genmab Other Invention Patent Right, Joint Patent Right or Patent Rights comprised in the LNP Technology Controlled by CureVac that may adversely affect any Program Antibody, Program Antibody Combination or Product in the Field in the Territory (“Relevant Infringement”), or of any claim by a Third Party alleging the invalidity, unenforceability, or non-infringement of any CureVac Patent Rights, Genmab Patent Rights, CureVac Other Invention Patent Right, Genmab Other Invention Patent Right or Joint Patent Right.

12.2	Enforcement.

12.2.1	CureVac Patent Rights, Patent Rights in LNP Technology, CureVac Other Invention Patent Rights. Except as set forth in Section 12.2.2 below, as between the Parties, CureVac will have the first right, but not the obligation, to seek to abate any Relevant Infringement of any CureVac Patent Right, Patent Rights comprised in the LNP Technology Controlled by CureVac (to the extent CureVac is authorized to do so by the LNP Technology licensor) or CureVac Other Invention Patent Right by a Third Party, or to file suit against any such Third Party for such Relevant Infringement, and CureVac shall bear all the expense of such suit or abatement of such Relevant Infringement. Genmab may, at its own expense, be represented in any such action by counsel of its own choice. If CureVac does not bring such legal action within the earlier of (i) [*****] after the notice provided pursuant to Section 12.1, or (ii) within [*****] prior to any deadline under Applicable Law for bringing such legal action; or if CureVac decides to discontinue any ongoing legal action, Genmab may bring and control any legal action in connection with such Relevant Infringement of CureVac Patent Rights, Patent Rights comprised in the LNP Technology (to the extent possible under CureVac’s license to such LNP Technology) or CureVac Other Invention Patent Rights at its own expense as it reasonably determines appropriate.

12.2.2	Genmab Patent Rights. As between the Parties, Genmab will have the sole right, but not the obligation, to seek to abate any infringement of Genmab Patent Rights by a Third Party, or to file suit against any such Third Party for such infringement. Genmab shall bear all the expense of such suit or abatement of infringement. With respect to any infringement by a Third Party of a Genmab Patent Right where such infringement relates to a claim for a CureVac Invention included in such Genmab Patent Right pursuant to Section 11.7.3, Genmab agrees to collaborate with CureVac in good faith at CureVac’s cost to enforce such claim against such Third Party infringement [*****]; provided that in the reasonable opinion of Genmab such enforcement will not entail any significant risk with respect to upholding an adequate patent protection for Genmab Inventions and the Product.

12.2.3	Genmab Other Invention Patent Right and Joint Patent Rights. Genmab shall have the first right, but not the obligation, to seek to abate any infringement of Genmab Other Invention Patent Rights or Joint Patent Rights by a Third Party, or to file suit against any such Third Party for such infringement, and Genmab shall bear all the expense of such suit or abatement of infringement. CureVac may, at its own expense, be represented in any such action by counsel of its own choice. If Genmab does not bring such legal action within the earlier of (i) [*****] after the notice provided pursuant to Section 12.1, or (ii) within [*****] prior to any deadline under Applicable Law for bringing such legal action; or if Genmab decides to discontinue any ongoing legal action, CureVac may bring and control any legal action in connection with such infringement of Genmab Other Invention Patent Rights and Joint Patent Rights at its own expense as it reasonably determines appropriate.

12.2.4	Assistance. The non-enforcing Party shall provide such assistance as the enforcing Party shall reasonably request in connection with any action or suit hereunder to prevent or enjoin any such infringement or unauthorized use of a CureVac Patent Right or Genmab Patent Right, including agreeing to be joined as a party to such action or suit and executing legal documents as reasonably requested by the enforcing Party. Such assistance will be provided by a Party, at the enforcing Party’s cost.

12.3	Defense.

12.3.1	Defense of CureVac Patent Rights, Patent Rights in LNP Technology and CureVac Other Invention Patent Rights. Except as set forth in subsection 12.3.2 below, as between the Parties, CureVac will have the first right, but not the obligation, to defend against a declaratory judgment action or other action challenging any CureVac Patent Right or Patent Right comprised in LNP Technology Controlled by CureVac or CureVac Other Invention Patent Rights.

12.3.2	Defense of Genmab Other Invention Patent Rights and/or Joint Patent Rights. As between the Parties, Genmab will have the first right, but not the obligation, to defend against a declaratory judgment action or other action challenging any Genmab Other Invention Patent Right or Joint Patent Rights. Genmab shall bear all the expense of such defense.

12.3.3	Taking over the defense. If the Party first responsible for such defense does not take steps to defend (or have defended) within a commercially reasonably time period, or elects not to continue any such defense (in which case it will promptly provide notice thereof to the other Party), then (A) in the case of an election by CureVac not to defend (or have defended) a CureVac Patent Right, Patent Right in LNP Technology Controlled by CureVac or CureVac Other Invention Patent Right, Genmab shall have the right, but not the obligation, to defend such CureVac Patent Right, Patent Right in LNP Technology (to the extent possible under CureVac’s license to such LNP Technology) or CureVac Other Invention Patent Right with respect to a Program Antibody, Program Antibody Combination or Product; provided, however, that Genmab shall bear all the expenses of such suit, and (B) in the case of an election by Genmab not to defend a Genmab Other Invention Patent Right or Joint Patent Right, CureVac shall have the right, but not the obligation, to take action or bring suit to defend such Patent Right; provided, however that CureVac shall bear all the expenses of such suit.

12.3.4	Control. Notwithstanding the foregoing, any response to a Third Party infringer’s counterclaim of invalidity or unenforceability of any CureVac Patent Rights, Patent Right in LNP Technology Controlled by CureVac (to the extent authorized under CureVac’s license to such LNP Technology), CureVac Other Invention Patent Rights, Genmab Other Invention Patent Rights or Joint Patent Right shall be controlled by the Party who controls the relevant enforcement proceeding pursuant to this Article 12 unless otherwise mutually agreed by the Parties in writing.

12.3.5	Defense of Genmab Patent Rights. As between the Parties, Genmab shall have the sole right, but not the obligation, to defend against a declaratory judgment action or other action challenging any Genmab Patent Right. Genmab shall bear all the expenses of such defense. With respect to any defense of a Genmab Patent Right where such defense relates to a claim for a CureVac Invention included in such Genmab Patent Right pursuant to Section 11.7.3, Genmab agrees to collaborate with CureVac in good faith at CureVac’s cost to defend such claim against such declaratory judgment action or other action challenging such claim [*****]; provided that in the reasonable opinion of Genmab such defense will not entail any significant risk with respect to upholding an adequate patent protection for Genmab Inventions and the Product.

12.4	Participation. With respect to any infringement or defensive action identified above in this Article 12, the enforcing or defending Party shall keep the other Party updated and reasonably consult with the other Party with respect to any such action, it being understood that in such consultation the enforcing or defending Party shall take the other Party’s comments reasonably into account, provided, however, that the enforcing or defending Party will have the right to make the final determination in the event of any disagreement between the Parties related to any decision in connection with such action.

12.5	Damages. Unless otherwise agreed by the Parties, all monies recovered upon the final judgment or settlement of any infringement action relating to the Development, Manufacture or Commercialization of Product(s) under this Agreement which may be controlled by either Genmab or CureVac and described in this Article 12, in each case will be used as follows:

(i)	first to reimburse the controlling Party, and thereafter the non-controlling Party, for each of their reasonable out-of-pocket costs and expenses relating to the action;

(ii)	second, the remaining recovery shall then be used to compensate each Party for the respective damages suffered from the infringement of the respective Patent Right based on a lost profits calculation, provided that in the event the remaining portion of the recovery is not sufficient to compensate each Party’s damages, such compensation shall be paid on a pro-rata share based on the respective damages/lost profits suffered, provided, however, if such respective damages/lost profits suffered cannot be reasonably ascertained, then (a) with respect to an action controlled by Genmab, Genmab shall receive [*****] of the recovery and CureVac shall receive [*****] except in the event that the recovery relates to an Opt-In Product in which case the recovery shall be [*****] and (b) with respect to an action controlled by CureVac, the recovery shall be [*****];

(iii)	third, the remaining portion of any such recovery to be allocated between the Parties in the same ratio used for the calculation under Section 12.5(ii).

12.6	Consent and Consultation. Neither Party shall settle any claim or demand in any such litigation admitting the invalidity or non-infringement of the other Party’s Patent Rights (for clarity, including Joint Patent Rights), or otherwise materially negatively impacting the other Party’s rights or interests under this Agreement without the prior written consent of the other Party, which consent shall not be unreasonably withheld or delayed. In addition to the foregoing, to the extent any action initiated by Genmab involves any infringement of CureVac Patent Rights, Genmab will consult with CureVac regarding issues relating to such CureVac Patent Rights, and take CureVac’s input into good faith consideration.

12.7	Defense and Settlement of Third Party Claims.

12.7.1	If the Development, Manufacture or Commercialization of any Program Antibody, Program Antibody Combination or Product in any country in accordance with this Agreement or other activity of either of the Parties pursuant to the Agreement is alleged by a Third Party to infringe a Third Party’s Patent Right, the Party becoming aware of such allegation shall promptly notify the other Party. CureVac has the first right, but not the obligation, to control any defense of any such claim involving alleged infringement of Third Party rights by CureVac’s activities under any Program at its own expense and by counsel of its own choice, and Genmab may, at its own expense, choose to be represented in any such action by counsel of its own choice. Genmab has the sole right to control any defense of any such claim involving alleged infringement of Third Party rights by Genmab’s activities under the Program at its own expense and by counsel of its own choice, and CureVac may, at its own expense, choose to be represented in any such action by counsel of its own choice. Neither Party may settle any patent infringement litigation under this Section 12.7.1 in a manner that admits the invalidity or unenforceability of the other Party’s Patent Rights or Joint Patent Rights or imposes on the other Party restrictions or obligations or other liabilities, without the written consent of such other Party, which consent shall not be unreasonably withheld. Notwithstanding the above, with respect to any Opt-In Product, the Parties shall mutually agree on a common strategy for the defense of any such claim involving alleged infringement of Third Party rights.

12.7.2	If a Third Party sues Genmab or CureVac or any of their Affiliates, distributors or permitted Sublicensees alleging that Genmab’s practice of a right granted by CureVac to Genmab hereunder through the Development, Manufacture and/or Commercialization of any Program Antibody, Program Antibody Combination or Product pursuant to this Agreement infringes or will infringe said Third Party’s Patent Rights, then, upon the defending Party’s request and in connection with the defense of any such Third Party infringement suit, the non-defending Party shall provide reasonable assistance to the defending Party for such defense and/or shall join in any such action if reasonably required by the defending Party in order to defend such claim or to assert all available defenses and claims, and to cooperate reasonably with the defending Party. The defending Party shall not enter into a settlement that imposes a financial obligation upon the non-defending Party or which limits the scope or invalidates any Patent Right of either Party without such Party’s prior written consent, which consent shall not be unreasonably withheld or delayed, and in any settlement the defending Party shall always take into consideration the interest of the non-defending Party.

12.8	Common Interest Disclosures. With regard to any information (including materials) disclosed pursuant to this Agreement by one Party to the other Party regarding intellectual property rights owned or controlled by Third Parties, the Parties agree that they have a common legal interest in determining whether, and to what extent, Third Party intellectual property rights may affect the Development, Manufacturing and/or Commercialization of any Product, and have a further common legal interest in defending against any actual or prospective Third Party claims based on allegations of misuse or infringement of intellectual property rights relating to the Development, Manufacturing and/or Commercialization of any Product. Accordingly, the Parties agree that all such information obtained by one Party from the other Party will be used solely for purposes of the Parties’ common legal interests with respect to the conduct of this Agreement. All information will be treated as protected by the attorney-client privilege, the work product privilege, and any other privilege or immunity that may otherwise be applicable. By sharing any information, neither Party intends to waive or limit any privilege or immunity that may apply to the shared information. Neither Party shall have the authority to waive any privilege or immunity on behalf of the other Party without such other Party’s prior written consent, nor shall the waiver of privilege or immunity resulting from the conduct of one Party be deemed to apply against any other Party.

13.	CONFIDENTIALITY.

13.1	Obligation of Confidentiality. As of and after the Effective Date, all Confidential Information disclosed, revealed or otherwise made available to one Party or its Affiliates (“Receiving Party”) by or on behalf of the other Party (“Disclosing Party”) under, or as a result of, this Agreement is made available to the Receiving Party solely to permit the Receiving Party to exercise its rights, and perform its obligations, under this Agreement. The Receiving Party shall not use any of the Disclosing Party’s Confidential Information for any other purpose, and shall not disclose, reveal or otherwise make any of the Disclosing Party’s Confidential Information available to any other person, firm, corporation or other entity, without the prior written authorization of the Disclosing Party, except as explicitly stated in this Article 13.

13.2	Additional Obligations.

13.2.1	Appropriate Safeguards. In furtherance of the Receiving Party’s obligations under Section 13.1 hereof, the Receiving Party shall take all reasonable steps, and shall implement all appropriate and reasonable safeguards, to seek to prevent the unauthorized use or disclosure of any of the Disclosing Party’s Confidential Information.

13.2.2	Unauthorized Use or Disclosure. The Receiving Party shall furnish the Disclosing Party with written notice immediately of it becoming aware and indicating details of any unauthorized use or disclosure of any of the Disclosing Party’s Confidential Information by any employee, officer, director, consultant, CRO, CMO, contractors, agent(s), consultant(s), and Sublicensees (in the case of Genmab), or Financial Partner of/the Receiving Party, and shall take all actions reasonably required in order to prevent any further unauthorized use or disclosure of the Disclosing Party’s Confidential Information. Notwithstanding the foregoing, the Receiving Party remains responsible and liable for any unauthorized use by any employee, officer, director, consultant, CRO, CMO, contractors, agent(s), consultant(s), and Sublicensees (in the case of Genmab), or Financial Partner of the Receiving Party.

13.3	Limitations. The Receiving Party’s obligations under Sections 13.1 shall not apply to the extent that the Receiving Party can demonstrate by competent written evidence that any of the Disclosing Party’s Confidential Information:

(i)	is known by the Receiving Party at the time of its receipt, and not through a prior disclosure by or on behalf of the Disclosing Party;

(ii)	is in the public domain by use and/or publication before its receipt from the Disclosing Party, or thereafter enters the public domain through no fault of the Receiving Party;

(iii)	is subsequently disclosed to the Receiving Party by a Third Party who may lawfully do so and is not under an obligation of confidentiality regarding the Confidential Information; or

(iv)	is developed by the Receiving Party independently of Confidential Information or material received from the Disclosing Party.

13.4	Authorized Disclosures.

13.4.1	Necessary Disclosures. Each Party may disclose the other Party’s Confidential Information as expressly permitted by this Agreement or if and to the extent such disclosure is reasonably necessary in the following instances:

(i)	disclosure to judicial, governmental or other regulatory agencies or authorities in connection with the filing, prosecution, maintenance and defense of Patent Rights as permitted by this Agreement;

(ii)	disclosure to judicial, governmental or other regulatory agencies or authorities to gain or maintain approval, authorizations or the like to Develop, Manufacture or Commercialize a given Product that such Party has a license or right to Develop, Manufacture or Commercialize hereunder in a given country or jurisdiction;

(iii)	prosecuting or defending litigation as permitted by this Agreement;

(iv)	disclosure to its and its Affiliates’ employees, officers, directors, consultants, CROs, CMOs, contractors, agent(s), consultant(s), and to Sublicensees (in the case of Genmab), in each case on a need-to-know basis for the purposes as expressly authorized and contemplated by this Agreement, including for the Development, Manufacturing and/or Commercialization of the Program Antibodies or Products (or for such entities to determine their interest in performing such activities) in accordance with this Agreement, on the condition that such Affiliates or Third Parties agree to be bound by confidentiality and non-use obligations that substantially are no less stringent than those confidentiality and non-use provisions contained in this Agreement;

(v)	disclosure to such Party’s attorneys, independent accountants or financial advisors for the sole purpose of enabling such attorneys, independent accountants or financial advisors to provide advice to the Receiving Party, on the condition that such attorneys, independent accountants and financial advisors agree to be bound by the confidentiality and non-use obligations contained in this Agreement; or

(vi)	disclosure to any bona fide potential or actual investor, insurer, acquirer, merger partner, Sub-Licensee (in the case of Genmab) or other bona fide potential or actual financial partner or funding source (“Financial Partner”) solely for the purpose of evaluating or carrying out an actual or potential investment, acquisition, license or collaboration, and to any related persons directly connected with such activity being contemplated with the Financial Partner, such as an advisory firm or investment bank; provided that in connection with such disclosure, the Disclosing Party shall inform each disclosee of the confidential nature of such Confidential Information and disclosure shall be subject to the agreement of each disclosee to be bound by confidentiality and non-use obligations that substantially are no less stringent than those confidentiality and non-use provisions contained in this Agreement.

13.4.2	Required Disclosures. If a Party is required by judicial, governmental or administrative process, including to comply with Applicable Laws (including stock exchange rules) or pursuant to Section 13.4.1(iii), to disclose Confidential Information that is subject to the non-disclosure provisions of Section 13.1, such Party shall to the extent reasonably possible provide the other Party with reasonable advance notice of the disclosure that is being sought in order to provide the other Party an opportunity to challenge or limit the disclosure obligations. Confidential Information that is disclosed by judicial, governmental or administrative process shall remain otherwise subject to the confidentiality and non-use provisions of this Article 13, and the Party disclosing Confidential Information pursuant to judicial, governmental or administrative process shall take all steps reasonably necessary, including without limitation to seek an order of confidentiality, to ensure the continued confidential treatment of such Confidential Information.

13.4.3	Disclosure to the LNP Technology provider. [*****] solely to the extent required under the agreement between the LNP Technology provider and CureVac, and in any case provided that such LNP Technology provider agrees to be bound by confidentiality and non-use obligations that substantially are no less stringent than those confidentiality and non-use provisions contained in this Agreement.

13.4.4	Disclosure to a sublicensee of CureVac of the rights granted in Section 11.6. [*****]. For avoidance of doubt, CureVac may not disclose any other Confidential Information of Genmab to such sublicensee, including Genmab Know-How relating to such Generally Applicable Patent Rights which is not disclosed in said Patent Rights.

13.5	Survival. All of the Receiving Party’s obligations under this Article 13 hereof, with respect to the protection of the Disclosing Party’s Confidential Information, shall for a period of [*****] survive the expiration or termination of this Agreement for any reason whatsoever.

13.6	Public Announcements, Press Releases. The Parties shall issue a press release in the form attached hereto as Exhibit 13.6 at an agreed time promptly after the Effective Date. Thereafter, except as otherwise expressly permitted in this Agreement, and except as may be required by Applicable Law, including the listing standards or agreements of any national or international securities exchange, neither Party shall issue any press release or public statement disclosing information relating to this Agreement or the transactions contemplated hereby or the terms hereof without the prior written consent of the other Party, not to be unreasonably withheld, conditioned, or delayed; provided, that notwithstanding the foregoing, to the extent reasonably possible on prior notice to CureVac, and in reasonable time for CureVac to consider if the content requires an announcement by CureVac, Genmab may make disclosures relating to the development or commercialization of a Product, including publication of the results of research or development activities, any clinical trial conducted on a Product whether or not conducted by Genmab, Regulatory Filings, Regulatory Approvals or any health or safety matter related to a Product. For all other public disclosures, subject to Section 13.7, if either Party desires to issue a press release or other public statement disclosing information relating to this Agreement or the transactions contemplated hereby or the terms hereof, the issuing Party will provide the other Party with a copy of the proposed press release or public statement. The issuing Party shall specify with each such proposed press release or public statement, taking into account the urgency of the matter being disclosed, a reasonable period of time within which the Receiving Party may provide any comments on such proposed press release or public statement (but in no event less than [*****], unless reasonably necessary to comply with Applicable Law). If the reviewing Party provides any comments, the Parties will consult on such proposed press release or public statement and work in good faith to prepare a mutually acceptable proposed press release or public statement. For avoidance of doubt, neither Party may make such other public disclosure without the other Party’s prior written consent, unless reasonably necessary to comply with any Applicable Law. Each Party may repeat any information relating to this Agreement that has already been publicly disclosed in accordance with this Section 13.6, provided such information continues as of such time to be accurate.

13.7	Publication. With respect to any paper or presentation proposed for disclosure by Genmab that includes Confidential Information of CureVac (excluding any information that falls under the exceptions of Section 13.6), CureVac may review and comment and approve any such proposed paper or presentation, such approval not to be unreasonably withheld, conditioned, or delayed. Genmab shall submit to CureVac the proposed publication or presentation (including posters, slides, abstracts, manuscripts, marketing materials and written descriptions of oral presentations) at least [*****] prior to the date of submission for publication or the date of presentation, whichever is earlier, of any of such submitted materials. CureVac shall review such submitted materials and respond to Genmab as soon as reasonably possible, but in any case, within [*****] ([*****]) after receipt thereof. [*****]. For avoidance of doubt, CureVac shall not make any publication without Genmab’s prior written consent.

14.	INDEMNIFICATION AND REPRESENTATIONS AND WARRANTIES.

14.1	Indemnification by Genmab. Genmab will defend, indemnify and hold CureVac and its Affiliates and their directors, officers, employees, consultants, agents and contractors (the “CureVac Indemnified Parties”) harmless from and against [*****] resulting or arising from (A) [*****] (B) [*****] or (iii) [*****]; except, in each case, to the extent caused by the negligence or willful misconduct of any of the CureVac Indemnified Parties. CureVac will give Genmab prompt notice of any such claim or lawsuit. Such notice shall include a reasonable identification of the alleged facts giving rise to such claim for indemnification. The failure to deliver written notice to CureVac within a reasonable time after the commencement of any action with respect to a claim shall only relieve CureVac of its indemnification obligations if and to the extent CureVac is actually and materially prejudiced thereby. Without limiting the foregoing indemnity, Genmab will have the right to compromise, settle or defend any such claim or lawsuit (to the extent subject to indemnity by Genmab as set forth herein); provided that (i) no offer of settlement, settlement or compromise by Genmab shall be binding on CureVac without its prior written consent, not to be unreasonably withheld, conditioned or delayed, unless such settlement fully releases CureVac without any liability, loss, cost or obligation incurred by CureVac and in no event shall any settlement or compromise admit or concede that any aspect of any of the CureVac Patent Rights, CureVac Other Invention Patent Rights or the Joint Patent Rights is invalid or unenforceable or adversely affect the scope of any of the CureVac Patent Rights, CureVac Other Invention Patent Rights or the Joint Patent Rights; and (ii) Genmab shall not have authority to admit any wrongdoing or misconduct on the part of CureVac Indemnified Parties, any licensor of LNP Technology or contractors except with CureVac’s prior written consent.

14.2	Indemnification by CureVac. CureVac will defend, indemnify and hold Genmab and its Affiliates and their directors, officers, employees, consultants, agents, Sublicensees and contractors (the “Genmab Indemnified Parties”) harmless from and against any and all losses, liabilities, claims, suits, proceedings, expenses, fees, recoveries and damages, including reasonable legal expenses and costs including attorneys’ fees, resulting or arising out of any claim by any Third Party resulting or arising from (i) [*****] or (ii) [*****] or (iii) [*****] except, in each case, to the extent caused by the negligence or willful misconduct of any of the Genmab Indemnified Parties. Genmab will give CureVac prompt notice of any such claim or lawsuit. Such notice shall include a reasonable identification of the alleged facts giving rise to such claim for indemnification. The failure to deliver written notice to CureVac within a reasonable time after the commencement of any action with respect to a claim shall only relieve CureVac of its indemnification obligations if and to the extent CureVac is actually and materially prejudiced thereby. Without limiting the foregoing indemnity, CureVac will have the right to compromise, settle or defend any such claim or lawsuit (to the extent subject to indemnity by CureVac as set forth herein); provided that (A) no offer of settlement, settlement or compromise by CureVac shall be binding on Genmab without its prior written consent, not to be unreasonably withheld, conditioned or delayed, unless such settlement fully releases Genmab without any liability, loss, cost or obligation incurred by Genmab and in no event shall any settlement or compromise admit or concede that any aspect of any of the Genmab Program Patent Rights, Genmab Other Patent Rights or the Joint Patent Rights is invalid or unenforceable or adversely affect the scope of any of the Genmab Program Patent Rights, Genmab Other Patent Rights or the Joint Patent Rights; and (B) CureVac shall not have authority to admit any wrongdoing or misconduct on the part of any Genmab Indemnified Parties except with Genmab’s prior written consent.

14.3	Additional Indemnification Procedures. The indemnifying Party shall notify the indemnified Party of its intentions as to the defense of the claim in writing within [*****] after the indemnifying Party’s receipt of notice of the claim from the indemnified Party. If the indemnifying Party assumes the defense of a claim against an indemnified Party, the indemnifying Party shall have no obligation or liability under this Article 14 as to any claim for which settlement or compromise of such claim or an offer of settlement or compromise of such claim is made by the indemnified Party without the prior written consent of the indemnifying Party. The indemnified Party shall reasonably cooperate with the indemnifying Party in its defense of the claim (including copying and making documents and records available for review and making persons within its control available for pertinent testimony in accordance with the confidentiality provisions of Article 14) at the indemnifying Party’s reasonable, pre-approved expense. If the indemnifying Party assumes defense of the claim, the indemnified Party may participate in, but not control, the defense of such claim using attorneys of its choice and at its sole cost and expense (i.e., with such cost and expense not being covered by the indemnifying Party). If the indemnifying Party does not agree to assume the defense of the claim asserted against the indemnified Party (or does not give notice that it is assuming such defense), or if the indemnifying Party assumes the defense of the Claim in accordance with this Section 14.3, but yet fails to defend or take other reasonable, timely action, in response to such claim asserted against the indemnified Party, the indemnified Party shall have the right to defend or take other reasonable action to defend its interests in such proceedings, and shall have the right to litigate, settle or otherwise dispose of any such claim; provided, however, that no Party shall have the right to settle a claim in a manner that would adversely affect the rights granted to the other Party hereunder, or would materially conflict with this Agreement, without the prior written consent of the Party entitled to control the defense of such claim, which consent shall not be unreasonably withheld, delayed or conditioned.

14.4	CureVac Representations and Warranties. Subject to the disclosures in the attached Exhibit 14.4 (“Disclosure Letter”) CureVac represents and warrants to Genmab as of the Effective Date that:

(i)	it is the sole and exclusive owner of the Patent Rights listed in Exhibit 1.59;

(ii)	to CureVac’s knowledge, all inventors have assigned their rights to the Patent Rights listed in Exhibit 1.59 to CureVac, and there have been no inventorship or ownership challenges with respect to these Patent Rights;

(iii)	CureVac has the full right, power and authority to grant the rights and licenses it purports to grant hereunder, and neither CureVac nor any of its Affiliates has granted any Third Party any rights or licenses that would interfere or be inconsistent with Genmab’s rights and licenses hereunder;

(iv)	to CureVac’s knowledge, use of the CureVac Technology by Genmab in accordance with the terms of this Agreement, including Genmab’s further Development, Manufacturing and/or Commercialization of each Product will not infringe on the rights of any Third Party, including any Third Party intellectual property rights;

(v)	to CureVac’s knowledge, CureVac has received no written notice of or any written demand relating to any threatened or pending litigation which would reasonably lead it to believe that Genmab’s exercise of any rights granted by CureVac under this Agreement in respect of the CureVac Technology will infringe any Patent Rights or misappropriate other intellectual property right of any Third Party;

(vi)	to CureVac’s knowledge, CureVac has received no currently pending administrative proceedings or litigation or threatened administrative proceedings or litigation seeking to invalidate or otherwise challenge any Curevac Patent Right(s);

(vii)	CureVac has not given any written notice to any Third Party asserting infringement by such Third Party of any of the CureVac Technology and, to CureVac’s knowledge, there is no unauthorized use, infringement or misappropriation of the CureVac Technology;

(viii)	CureVac Controls all right, title and interest in and to the CureVac Technology;

(ix)	The CureVac Technology is free and clear of all encumbrances, security interests, options, and charges of any kind;

(x)	To CureVac’s knowledge, the CVCMs are not required for the Development, Manufacture or Commercialization of Products under this Agreement;

(xi)	CureVac has provided to Genmab an accurate, current copy of the BioNTech License and Roche License, respectively, and it will not without Genmab’s prior written consent amend the BioNTech License or Roche License in any way that may have an adverse effect on the licenses granted to Genmab herein;

(xii)	CureVac has provided to Genmab accurate, current and redacted copies via the data room of (i) the Acuitas License and (ii) the Arcturus License and (iii) License Agreement for [*****] between CureVac AG and GeneArt AG dated [*****] including any amendments thereto; and (iv) Licensed Agreement between CureVac AG and TriLink Biotechnologies LLC, including any amendments thereto; and CureVac will not without Genmab’s prior written consent amend or terminate any of these agreements in any way that may have an adverse effect on the licenses granted to Genmab herein; and

(xiii)	to CureVac’s knowledge, CureVac is not in material breach of the Acuitas License or Arcturus License, there is no current dispute under the Acuitas License or Arcturus License and any such agreement is in full force and effect in accordance with its terms.

14.5	Genmab Representations and Warranties. Genmab represents and warrants to CureVac that at the time of [*****]. For avoidance of doubt, such representation and warranty shall only apply with respect to the Antibody or Antibody Combination to be included in the Product and shall not apply to any Curevac Technology, Other Technology or LNP Technology.

14.6	Representations, Warranties of the Parties to Each Other. CureVac and Genmab each represents and warrants and covenants with respect to itself only as of the Effective Date that:

(i)	the execution, delivery and performance of this Agreement have been duly authorized by all necessary action on the part of such Party, its officers and directors, and does not conflict with, violate, or breach any agreement to which such Party is a party, or such Party’s corporate charter, bylaws or similar organizational documents;

(ii)	this Agreement constitutes a legal, valid and binding obligation of such Party that is enforceable against it in accordance with its terms, except as such enforceability may be limited by general principles of equity or to applicable competition, bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies;

(iii)	it is a company or corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction in which it is incorporated;

(iv)	it has not, and will not, after the Effective Date and during the Term, grant any right to any Third Party that would conflict with the rights granted to the other Party hereunder (but only while such rights remain in effect in accordance with the terms of this Agreement); and

(v)	it has not, and will not, after the Effective Date and during the Term, knowingly use any employee, agent, contractor or consultant in connection with the Development or Commercialization of Products who has been debarred by any governmental authority, or, to such Party’s knowledge, is the subject of debarment proceedings by a governmental authority.

14.7	Compliance with Law. Each Party shall comply with all Applicable Laws in its performance of activities contemplated under this Agreement.

14.8	Diligence of Genmab. [*****]. CureVac acknowledges and agrees that it has provided all information relating to CureVac Technology that CureVac reasonable believes is necessary for Genmab to conduct and complete a proper due diligence relating to the Collaboration Targets and Products, and that it has answered truthfully to all questions of Genmab relating to the due diligence of the CureVac Technology.

14.9	Disclaimer THE REPRESENTATIONS AND WARRANTIES OF THE PARTIES SET FORTH IN THIS AGREEMENT ARE THE SOLE AND EXCLUSIVE REPRESENTATIONS AND WARRANTIES OF THE PARTIES RELATING TO OR MADE IN CONNECTION WITH THIS AGREEMENT, AND NEITHER PARTY MAKES OR HAS MADE ANY REPRESENTATIONS OR WARRANTIES NOT EXPRESSLY SET FORTH IN THIS AGREEMENT. CUREVAC AND GENMAB ARE NOT RELYING ON, AND EACH HEREBY DISCLAIMS, ALL REPRESENTATIONS AND WARRANTIES NOT EXPRESSLY CONTAINED HEREIN (WHETHER EXPRESS OR IMPLIED), INCLUDING WITH RESPECT TO EACH OF THEIR RESEARCH, DEVELOPMENT AND COMMERCIALIZATION EFFORTS HEREUNDER, WHETHER THE PRODUCTS CAN BE SUCCESSFULLY DEVELOPED OR MARKETED, THE ACCURACY, PERFORMANCE, UTILITY, RELIABILITY, TECHNOLOGICAL OR COMMERCIAL VALUE, COMPREHENSIVENESS, MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE WHATSOEVER OF THE PRODUCTS, OR THE NON-INFRINGEMENT OF THIRD PARTY INTELLECTUAL PROPERTY RIGHTS.

14.10	Limitation of Liability. IN NO EVENT SHALL EITHER CUREVAC OR GENMAB BE LIABLE FOR REMOTE, SPECULATIVE, PUNITIVE OR EXEMPLARY, OR OTHER SPECIAL DAMAGES, INCLUDING LOST PROFITS, ARISING OUT OF THIS AGREEMENT BASED ON CONTRACT, TORT OR ANY OTHER LEGAL THEORY (OTHER THAN (A) PUNITIVE OR EXEMPLARY DAMAGES REQUIRED TO BE PAID TO (I) A THIRD PARTY PURSUANT TO A NON-APPEALABLE ORDER OF A COURT OF COMPETENT JURISDICTION IN CONNECTION WITH A THIRD PARTY CLAIM FOR WHICH THE INDEMNIFIED PARTY IS ENTITLED TO INDEMNIFICATION HEREUNDER OR (II) A PARTY PURSUANT TO A NON-APPEALABLE ORDER OF A COURT OF COMPETENT JURISDICTION IN CONNECTION WITH A VIOLATION OF PATENT OR OTHER INTELLECTUAL PROPERTY RIGHTS, (B) SUCH DAMAGES ARISING OUT OF ANY BREACH OF ARTICLE 13 OR (C) SUCH DAMAGES ARISING OUT OF THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF THE LIABLE PARTY). Notwithstanding the foregoing, it is expressly understood and agreed that nothing contained in this Section 14.10 shall limit, alter, or waive in any manner or respect any defenses available to any Person, any burdens of proof or legal standards required to be met by any Person under Applicable Laws or any indemnification rights or obligations of either Party.

15.	TERM AND TERMINATION.

15.1	Term. The term of this Agreement will commence on the Effective Date and end on the expiration of all applicable royalty payment obligations to CureVac under this Agreement, unless terminated earlier according to the terms and conditions of this Agreement (“Term”). Upon expiry of this Agreement in a country and provided and to the extent that this Agreement is not terminated after such expiry by CureVac in accordance with Sections 15.4 and 15.5, Genmab’s licenses under Article 2 for such country shall become a fully paid-up, perpetual, and non-exclusive license.

15.2	Termination by CureVac. CureVac is entitled to terminate this Agreement in its entirety, if Genmab has not made a Product Selection in relation to the First Collaboration Program within [*****] after the Effective Date or has not exercised an Option within the Option Period.

15.3	Termination at Will by Genmab. Genmab may terminate this Agreement in its entirety or on a Program-by-Program (excluding any Opt-In Program), at any time without cause upon (i) [*****] prior written notice to CureVac before the end of the last to expire Research Period (to be determined on a Program-by-Program basis or (ii) upon [*****] prior written notice to CureVac after the end of the last to expire Research Period (to be determined on a Program-by-Program basis). In the event Genmab decides to cease permanently the further research and Development under the First Collaboration Program, or under any Other Pre-IND Program, including the Development of a Product resulting from any such Program, it shall promptly inform the JRC or Collaboration Committee, as applicable, hereof for discussion with the JRC/Collaboration Committee, and unless otherwise agreed within the JRC/Collaboration Committee, Genmab shall terminate this Agreement with respect to the First Collaboration Target and First Program Antibody, or the Optioned Target and respective Other Program Antibody, as applicable. For the termination of an Opt-In Program the terms and conditions of Sections 7.8 and 7.9 shall apply. During such termination periods, as applicable, the Parties shall cooperate in the wind down of activities under this Agreement or under the Program being terminated in a commercially reasonable manner.

15.4	Termination for Cause by Either Party. In the event that either Party (“Breaching Party”) commits a material breach or default of any of its obligations hereunder of a general nature under this Agreement or in relation to any specific Program (“Program Breach”) the other Party hereto (“Non-Breaching Party”) may give the Breaching Party written notice of such material breach or default, and shall request that such material breach or default be cured as soon as reasonably practicable. In the event that the Breaching Party fails to cure such breach or default within [*****] after the date of the Non-Breaching Party’s written notice thereof (in the event of default of payment within [*****] after the date of the Non- Breaching Party’s notice), the Non-Breaching Party may (i) terminate this Agreement in the event of a material breach of general nature; or (ii) terminate the Program in the case of a Program Breach, by giving written notice of termination to the Breaching Party. In the event the Breaching Party indicates in writing that it will be unable or is unwilling to cure the breach, this Agreement or the Program, as applicable, may be terminated by the Non-Breaching Party with immediate effect. If following the Commercialization of a Product the breach relates to one country only or a group of countries of the Territory the Non-Breaching Party shall only have the right to terminate this Agreement in relation to such country or countries. If the Breaching Party in good faith disputes such material breach or disputes the failure to cure or remedy such material breach and provides written notice of that dispute to the Non-Breaching Party within the [*****] period, then the matter will be addressed under the dispute resolution provisions in Section 17.5, and the Non-Breaching Party may not terminate this Agreement, or the Program as applicable, until it has been determined under such dispute resolution procedure that the Non-Breaching Party is in material breach of this Agreement or has committed a Program Breach, as the case may be. Termination of this Agreement in accordance with this Section 15.4 shall not affect or impair the Non-Breaching Party’s right to pursue any legal remedy, including the right to recover damages, for any harm suffered or incurred by the Non-Breaching Party as a result of such breach or default.

15.5	[*****].

15.6	Termination Generally. The termination of the Agreement in whole or in part under this Section 15 shall not create any obligations to undo or refund (in Dutch “ongedaanmakingsverbintenissen”) services rendered and payments made in accordance with the Agreement prior to the effective date of the termination.

16.	CONSEQUENCES OF TERMINATION.

16.1	Termination Due to CureVac’s Breach. If Genmab terminates this Agreement or a Program under Section 15.3, the rights and obligations of the Parties hereunder shall terminate (either in their entirety or in relation to the particular Program) as of the effective date of such termination and there shall be the following consequences (to be interpreted on a Program basis in the event of termination of a Program)

(i)	no later than [*****] after the effective date of such termination, each Party shall return or cause to be returned to the other Party or, at the other Party’s option, destroy (and certify in writing the destruction of) all Confidential Information in tangible form received from the other Party and all copies in any medium thereof; provided, however, that each Party may retain any Confidential Information reasonably necessary for such Party’s continued practice under any license(s) which do not terminate pursuant to this Section 16.1, and may retain the Confidential Information solely for the purpose of ensuring its compliance with this Agreement and Applicable Law by electronic files created in the ordinary course of business during automatic system back-up procedures pursuant to its electronic record retention and destruction practices that apply to its own general electronic files and information so long as such electronic files are (A) maintained only on centralized storage servers (and not on personal computers or devices), (B) not accessible by any of its personnel (other than its information technology specialists), and (C) are not otherwise accessed subsequently except with the written consent of the other Party or as required by law. Such retained copies of documents and Confidential Information shall remain subject to the confidentiality and non-use obligations set forth in this Agreement;

(ii)	Subject to Section 16.1(iii) below CureVac shall, within [*****] after the effective date of such termination return or cause to be returned to Genmab all substances or compositions delivered or provided by Genmab, as well as any other Genmab Material provided by Genmab in any medium;

(iii)	each Party shall pay all amounts then due and owing as of the termination effective date;

(iv)	CureVac shall provide access to Genmab, to the extent not previously provided, to the CureVac Know-How (other than the Know-How included in the CureVac Manufacturing Technology) in its possession or under its Control relating to the Collaboration Targets and Products;

(v)	Unless otherwise explicitly agreed in the Early Clinical Supply Agreement or any MSA, termination shall not affect the operation of the Early Clinical Supply Agreement or any MSA;

(vi)	effective only in the event of such termination, CureVac hereby grants to Genmab an exclusive (even as to CureVac) and sublicensable license in the Field and in the Territory under the CureVac Technology to Develop, Manufacture and Commercialize any Products identified prior to termination, provided, however, that any payment obligations under Article 10 shall survive the termination of the Agreement in consideration for the exclusive license of Genmab under this Section 16.1(vi); and

(vii)	except as set forth in this Section 16.1 and for the surviving provisions set forth in Section 16.3 below, the rights and obligations of the Parties hereunder shall terminate.

For the avoidance of doubt, the rights and obligations of Genmab and CureVac under this Section 16.1 in the event of a termination due to CureVac’s breach shall not exceed or be in any way broader than the rights and obligation of Genmab and CureVac under the Agreement.

16.2	Termination Due to Genmab’s Breach under 15.4, [*****], CureVac’s termination under Section 15.2 or Genmab’s termination under Section 15.3. If CureVac terminates this Agreement as a whole or with respect to a specific Program under Sections 15.2, 15.4 or 15.5, or if Genmab terminates this Agreement as a whole or with respect to a specific Program under Section 15.3, the rights and obligations of the Parties hereunder with respect to the specific Program or all Programs, as the case may be, shall terminate as of the effective date of such termination and:

(i)	Genmab’s licenses under Article 2 of this Agreement and any sub-licenses under Article 4 shall automatically lapse and all of CureVac’s rights to the CureVac Technology automatically revert back to CureVac;

(ii)	no later than [*****] after the effective date of such termination, each Party shall return or cause to be returned to the other Party or, at the other Party’s option, destroy (and certify in writing the destruction of), all Confidential Information of the Disclosing Party in tangible form received from the other Party and all copies in any medium thereof; provided, however, that each Party may retain any Confidential Information reasonably necessary for such Party’s continued practice under any license(s) which do not terminate pursuant to this Article 16, and may retain the Confidential Information solely for the purpose of ensuring its compliance with this Agreement and Applicable Law by electronic files created in the ordinary course of business during automatic system back-up procedures pursuant to its electronic record retention and destruction practices that apply to its own general electronic files and information so long as such electronic files are (A) maintained only on centralized storage servers (and not on personal computers or devices), (B) not accessible by any of its personnel (other than its information technology specialists), and (C) are not otherwise accessed subsequently except with the written consent of the other Party or as required by law. Such retained copies of documents and Confidential Information shall remain subject to the confidentiality and non-use obligations set forth in this Agreement;

(iii)	each Party shall pay all amounts then due and owing as of the termination effective date;

(iv)	at the request of CureVac, Genmab grants to CureVac a non-exclusive, royalty-free, perpetual and worldwide license [*****] under the Genmab Program Patent Rights required to Develop, Manufacture and/or Commercialize products containing one or more mRNA construct(s) that is/are designed to express an Antibody or Antibody Combination, as applicable, directed at the respective Collaboration Target(s) or Collaboration Target Combination(s) covered by the termination. For clarity, such unblocking license to Genmab Program Patent Rights shall only comprise rights to target class-related or target-related Genmab Inventions, including the examples of Inventions set out in Exhibit 11.3, Sections 2(b), 2(c), 2(d), 2(e), 2(f), 2(g) (solely to the extent referring to Sections 2(b), 2(c), 2(d), 2(e) or 2(f)), 2(h) (solely to the extent referring to Sections 2(b), 2(c), 2(d), 2(e) or 2(f) via Section 2(g)), 2(q), 2(r), 2(u) and 2(v), and shall not include a license to any specific Antibody sequence(s), Program Antibody(-ies), Program Antibody Combination(s) or Products nor any rights in Genmab Background Technology; and

(v)	at the request of CureVac, Genmab will enter into good faith discussions with CureVac regarding the possibility of [*****]. For avoidance of doubt, neither Party shall have any obligation to enter into any agreement regarding [*****] comprised by the termination.

16.3	Effect of Expiration or Termination; Survival. Expiration or termination of this Agreement shall not relieve the Parties of any obligation accruing prior to such expiration or termination. Any expiration or termination of this Agreement shall be without prejudice to the rights of either Party against the other accrued or accruing under this Agreement prior to expiration or termination. The provisions of Articles 1, (to the extent required to give effect to other surviving provisions), 11, 12, 13 and 16 and Sections 2.5, 2.7, 5.8, 14.1, 14.2, 14.3, 14.9, 14.10, 17.3, 17.4, 17.5, 17.7, 17.8, 17.11, 17.12, 17.13, 17.14 and all other provisions contained in this Agreement that by their explicit terms or from which it is clear from the context survive expiration or termination of this Agreement, and any schedules contained in this Agreement to which reference is made in any surviving term, shall survive the expiration or termination of this Agreement. In the event of a termination of this Agreement with respect to only one of the Programs, and continuation of other Programs under this Agreement, the termination and consequences of termination provisions only apply to the terminated Program, and the Agreement will remain in full force and effect with respect to the continuing Programs.

17.	GENERAL PROVISIONS.

17.1	Assignment. This Agreement may not be assigned or otherwise transferred by either Party without the prior written consent of the other Party, which consent will not be unreasonably withheld, conditioned or delayed; provided, however, each of the Parties may, without such consent, but with notification, assign this Agreement and its rights and obligations hereunder to any of its Affiliates or in connection with the transfer or sale of all or substantially all of the portion of its business to which this Agreement relates or in the event of its merger or consolidation with a Third Party. Further, Genmab may, without such consent but with notification, assign its rights and obligations on a Program-by-Program basis to an Affiliate [*****]. Any permitted assignee will assume all obligations of its assignor under this Agreement in writing concurrent with the assignment. Any purported assignment in violation of this Section 17.1 will be void. Except as otherwise provided herein, this Agreement shall be binding upon and inure to the benefit of the Parties and their successors and permitted assignors under this Section 17.1.

17.2	Force Majeure. If the performance of any part of this Agreement by either Party, or any obligation under this Agreement, is prevented, restricted, interfered with or delayed by reason of any cause beyond the reasonable control of the Party liable to perform, unless conclusive evidence to the contrary is provided, the Party so affected shall, upon giving written notice to the other Party, be excused from such performance to the extent of such prevention, restriction, interference or delay, provided that the affected Party shall use its Commercially Reasonable Efforts to avoid or remove such causes of non-performance and shall continue performance with the utmost dispatch whenever such causes are removed. When such circumstances arise and persist for a period of at least [*****], the Parties shall discuss what, if any, modification of the terms of this Agreement may be required in order to arrive at an equitable solution.

17.3	Notices. All notices which are required or permitted hereunder shall be in writing and sufficient if delivered personally, sent by e-mail, sent by internationally-recognized overnight courier or sent by registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

(i)	if to CureVac, addressed to:

CureVac AG
Attention:	Chief Executive Officer
with copy to: General Counsel
Address:	Paul-Ehrlich-Str. 15
72076 Tübingen, Germany
Email:	[*****]

(ii)	if to Genmab, addressed to:

Genmab A/S
Attention: [*****]
Email: [*****]

or

[*****]

or

[*****]

or to such other address(es) as the Party to whom notice is to be given may have furnished to the other Party in writing in accordance herewith. Any such notice shall be deemed to have been given: (a) when delivered if personally delivered or sent by e-mail on a Business Day (or if delivered or sent on a non-business day, then on the next Business Day); (b) on the Business Day after dispatch if sent by nationally-recognized overnight courier; or (c) on the [*****] Business Day following the date of mailing, if sent by mail.

17.4	Governing Law. This Agreement and all disputes arising hereunder, shall be exclusively governed by, and interpreted and enforced in accordance with the laws of the Netherlands, without reference to its conflict of laws principles. The United Nations Convention of International Contracts on the Sale of Goods (the Vienna Convention) does not apply to this Agreement.

17.5	Dispute Resolution.

17.5.1	Unless otherwise set forth in this Agreement, in the event of any dispute arising out of or in connection with this Agreement, including any alleged breach under this Agreement or any dispute relating to the validity, performance, construction or interpretation of this Agreement, the Parties shall refer such dispute to the CEO (or its C-level delegate) of CureVac and the CEO (or its C-level delegate) of Genmab. If the dispute has not been settled pursuant to the said rules within [*****] following the reference of the dispute to the senior management representatives of the Parties, either Party may submit the dispute to final and binding arbitration.

17.5.2	Any dispute arising out of or in connection with this Agreement, including any issue relating to the validity, performance, construction or interpretation of this Agreement, which cannot be resolved amicably between the Parties after following the procedure set forth in Section 17.5.1, shall be submitted to and settled by arbitration in accordance with the NAI Arbitration Rules of the Netherlands Arbitration Institute (the “NAI”) in effect on the date of the commencement of the arbitration proceedings. The existence, nature and details of any such dispute(s), and all communications between the Parties related thereto, shall be considered Confidential Information of the Parties and shall be treated in accordance with the terms of Article 12 above. Any Confidential Information may be disclosed by either Party to counsel, experts or other advisors on the arbitration under obligations of confidentiality. The decision of the arbitrators shall be final and binding upon the Parties. The location of arbitration will be Amsterdam, the Netherlands. The arbitration will be heard and determined by [*****] arbitrator, who will be jointly selected by Genmab and CureVac. If, within [*****] following the date upon which a claim is received by the respondent, the Parties cannot agree on a mutually appointed arbitrator, the arbitration will be heard and determined by [*****] arbitrators, with [*****] arbitrator being appointed by each Party and the [*****] arbitrator being appointed by the NAI directly (without application of the list procedure of article 14 NAI Arbitration Rules). The language of the arbitration proceeding will be English. Notwithstanding the provisions of this Section 17.5.2, each Party shall have the right to seek interim injunctive relief in any court of competent jurisdiction as such Party deems necessary to preserve its rights and to protect its interests.

17.6	Severability. If any provision of this Agreement is determined by any court or administrative tribunal of competent jurisdiction to be invalid or unenforceable, the Parties shall negotiate in good faith a replacement provision that is commercially equivalent, to the maximum extent permitted by Applicable Law, to such invalid or unenforceable provision. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of the other provisions of this Agreement. Nor shall the invalidity or unenforceability of any provision of this Agreement in one country or jurisdiction affect the validity or enforceability of such provision in any other country or jurisdiction in which such provision would otherwise be valid or enforceable.

17.7	Entire Agreement and Amendments. This Agreement, together with all Exhibits attached hereto, constitutes the entire agreement between the Parties regarding the subject matter hereof (including the Products), and supersedes all prior agreements, understandings and communications between the Parties, with respect to the subject matter hereof (including the Products), including the Confidentiality Agreements and Material Transfer Agreement. The foregoing may not be interpreted as a waiver of any remedies available to either Party as a result of any breach prior to the Effective Date, by the other Party of its obligations under the Confidentiality Agreements or Material Transfer Agreement. No modification or amendment of this Agreement shall be binding upon the Parties unless in writing and executed by the duly authorized representative of each of the Parties; this shall also apply to any change of this Section 17.7.

17.8	Waivers. The failure by either Party hereto to assert any of its rights hereunder, including the right to terminate this Agreement due to a breach or default by the other Party hereto, shall not be deemed to constitute a waiver by that Party of its right thereafter to enforce each and every provision of this Agreement in accordance with its terms.

17.9	Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

17.10	Independent Contractors. The Parties are independent contractors and this Agreement shall not constitute or give rise to an employer-employee, agency, partnership or joint venture relationship among the Parties and each Party’s performance hereunder is that of a separate, independent entity.

17.11	Language. This Agreement, and any amendments or modifications thereto, shall be executed in the English language. No translation, if any, of this Agreement into any other language shall be of any force or effect in the interpretation of this Agreement or in determination of the intent of either of the Parties hereto.

17.12	Headings. The headings are placed herein merely as a matter of convenience and shall not affect the construction or interpretation of any of the provisions of this Agreement.

17.13	Third Parties. None of the provisions of this Agreement shall be for the benefit of or enforceable by any Third Party which shall be a Third Party beneficiary to this Agreement.

17.14	Costs. Except as is otherwise expressly set forth herein, each Party shall bear its own expenses in connection with the activities contemplated and performed hereunder.

— Signature page follows —

In Witness Whereof, the Parties have executed this Agreement to be effective as of the Effective Date.

Signed on behalf of
Genmab B.V.

/s/ Jan van de Winkel
Signature of Authorized Officer	Jan van de Winkel
Name of Authoirzed Officer (please print)	President & CEO
Date Signed	19 December 2019

Signed on behalf of
Genmab B.V.

/s/ David Eatwell
Signature of Authorized Officer	David Eatwell
Name of Authorized Officer (please print)	Executive Vice President & CFO
Date Signed	19 December 2019

Signed on behalf of
CureVac AG

Signature of Authorized Officer
Name of Authorized Officer (please print)
Date Signed

/s/ Franz-Werner Haas
Signed on behalf of	Franz-Werner Haas
CureVac AG	Chief Operating Officer

Signature of Authorized Officer
Name of Authorized Officer (please print)
Date Signed

/s/ Daniel Menichella
CEO, CureVac AG	Daniel Menichella
CEO, CureVac AG

Exhibit 1.13
Patent Rights licensed to BioNTech

[*****]

Exhibit 1.54
CureVac Know How

[*****]

Exhibit 1.59
CureVac Patent Rights

[*****]

Exhibit 1.77
First Program Antibody

[*****]

Exhibit 1.90
Genmab Know-How

[*****]

Exhibit 1.111
LNP Technology

[*****]

Exhibit 1.144
Other Technologies

[*****]

Exhibit 3.2.2
Templates for clearance of proposed Research Program Antibody and Research Program Antibody Combination

The Research Program Antibody and Research Program Antibody Combination shall be described by providing available information in the following table:

[*****]	[*****]	[*****]	[*****]	[*****]	[*****]

The Research Program Antibody and Research Program Antibody Combination shall be described by providing the following information for each Antibody:

[*****]

Exhibit 5.1.1
FIRST PROGRAM RESEARCH PLAN

[*****]

Exhibit 5.11
Approved Subcontractors

[*****]

Exhibit 6.2
Early Clinical Supply – Key Terms

[*****]

Exhibit 10.6.2
Example of royalty calculations for Single Antibody Products

[*****]

Exhibit 11.3
List of non-limiting examples of ownership of different types of potential Inventions

[*****]

Exhibit 13.6
Press Release

Company Announcement

•	Genmab and CureVac enter broad strategic partnership

•	Companies to conduct joint research on first program; option for Genmab to initiate three additional programs during 5-year research term

•	Genmab will provide CureVac with a USD 10 million upfront payment and make an equity investment in CureVac of 20 million euro

•	CureVac eligible to receive milestones between USD 275 million and USD 368 million for each of the potential product candidates, depending on specific product concept

Copenhagen, Denmark and Tübingen, Germany, xx, xxx, 2019 – Genmab A/S (Nasdaq: GMAB) and CureVac, AG announced today that Genmab and CureVac have entered into a research collaboration and license agreement. This strategic partnership will focus on the research and development of differentiated mRNA-based antibody products by combining CureVac’s mRNA technology and know-how with Genmab’s proprietary antibody technologies and expertise.

“As part of Genmab’s effort to fundamentally transform cancer treatment we have once again entered into a collaboration that will further provide us with the potential to lead innovation in the antibody space,” said Jan van de Winkel, Ph.D., Chief Executive Officer of Genmab. “CureVac’s unique mRNA technology, which uses the body’s own ability to produce specific proteins from nucleic acid, combined with Genmab’s world-class antibody expertise and robust proprietary technology platforms could create multiple novel options for the treatment of patients with cancer.”

“We are delighted to partner with Genmab. Through our agreement focused on mRNA encoding antibodies, we will continue to demonstrate the robustness of our mRNA technology,” said Daniel L. Menichella, Chief Executive Officer of CureVac. “We believe that the collaboration with Genmab represents the first antibody deal in the field of mRNA. It is our hope that the collaboration will be successful for patients, the two companies and their shareholders.”

Under the terms of the agreement Genmab will provide CureVac with a USD 10 million upfront payment. Genmab will also make a 20 million euro equity investment in CureVac. The companies will collaborate on research to identify an initial product candidate and CureVac will contribute a portion of the overall costs for the development of this product candidate, up to the time of an Investigational New Drug Application. Genmab would thereafter be fully responsible for the development and commercialization of the potential product, in exchange for undisclosed milestones and tiered royalties to CureVac. The agreement also includes three additional options for Genmab to obtain commercial licenses to CureVac’s mRNA technology at pre-defined terms, exercisable within a five-year period. If Genmab exercises any of these options, it would fund all research and would develop and commercialize any resulting product candidates with CureVac eligible to receive between USD 275 million and USD 368 million in development, regulatory and commercial milestone payments for each product, dependent on the specific product concept. In addition, CureVac is eligible to receive tiered royalties in the range from mid-single digits up to low double digits per product. CureVac would retain an option to participate in development and/or commercialization of one of the potential additional programs under pre-defined terms and conditions.

Today’s news does not impact Genmab’s 2019 Financial Guidance.

About Genmab

Genmab is a publicly traded, international biotechnology company specializing in the creation and development of differentiated antibody therapeutics for the treatment of cancer. Founded in 1999, the company has two approved antibodies, DARZALEX® (daratumumab) for the treatment of certain multiple myeloma indications, and Arzerra® (ofatumumab) for the treatment of certain chronic lymphocytic leukemia indications. Daratumumab is in clinical development for additional multiple myeloma indications, other blood cancers and amyloidosis. A subcutaneous formulation of ofatumumab is in development for relapsing multiple sclerosis. Genmab also has a broad clinical and pre-clinical product pipeline. Genmab’s technology base consists of validated and proprietary next generation antibody technologies - the DuoBody® platform for generation of bispecific antibodies, the HexaBody® platform, which creates effector function enhanced antibodies, the HexElect® platform, which combines two co-dependently acting HexaBody molecules to introduce selectivity while maximizing therapeutic potency and the DuoHexaBody® platform, which enhances the potential potency of bispecific antibodies through hexamerization. The company intends to leverage these technologies to create opportunities for full or co-ownership of future products. Genmab has alliances with top tier pharmaceutical and biotechnology companies. Genmab is headquartered in Copenhagen, Denmark with core sites in Utrecht, the Netherlands and Princeton, New Jersey, U.S.

About CureVac AG

CureVac is a leading clinical stage company in the field of messenger RNA (mRNA) technology with more than 19 years’ expertise in developing and optimizing this versatile molecule for medical purposes. The principle of CureVac’s proprietary technology is the use of mRNA as a data carrier to instruct the human body to produce its own proteins capable of fighting a wide range of diseases. The company applies its technologies for the development of cancer therapies, antibody therapies, the treatment of rare diseases, and prophylactic vaccines. CureVac has received significant investments, amongst others from dievini Hopp BioTech holding and the Bill & Melinda Gates Foundation. CureVac has also entered into collaborations with multinational corporations and organizations, including Boehringer Ingelheim, Eli Lilly & Co, CRISPR Therapeutics, the Bill & Melinda Gates Foundation, and others.

For more information, please visit www.curevac.com or follow us on Twitter at @CureVacAG.

Forward Looking Statement for Genmab

This Company Announcement contains forward looking statements. The words “believe”, “expect”, “anticipate”, “intend” and “plan” and similar expressions identify forward looking statements. Actual results or performance may differ materially from any future results or performance expressed or implied by such statements. The important factors that could cause our actual results or performance to differ materially include, among others, risks associated with pre-clinical and clinical development of products, uncertainties related to the outcome and conduct of clinical trials including unforeseen safety issues, uncertainties related to product manufacturing, the lack of market acceptance of our products, our inability to manage growth, the competitive environment in relation to our business area and markets, our inability to attract and retain suitably qualified personnel, the unenforceability or lack of protection of our patents and proprietary rights, our relationships with affiliated entities, changes and developments in technology which may render our products or technologies obsolete, and other factors. For a further discussion of these risks, please refer to the risk management sections in Genmab’s most recent financial reports, which are available on www.genmab.com and the risk factors included in Genmab’s final prospectus for our U.S. public offering and listing and other filings with the U.S. Securities and Exchange Commission (SEC), which are available at www.sec.gov. Genmab does not undertake any obligation to update or revise forward looking statements in this Company Announcement nor to confirm such statements to reflect subsequent events or circumstances after the date made or in relation to actual results, unless required by law.

Genmab A/S and/or its subsidiaries own the following trademarks: Genmab®; the Y-shaped Genmab logo®; Genmab in combination with the Y-shaped Genmab logo®; HuMax®; DuoBody®; DuoBody in combination with the DuoBody logo®; HexaBody®; HexaBody in combination with the HexaBody logo®; DuoHexaBody®; HexElect®; and UniBody®. Arzerra® is a trademark of Novartis AG or its affiliates. DARZALEX® is a trademark of Janssen Pharmaceutica NV.

Genmab Contacts:

Marisol Peron, Corporate Vice President, Communications & Investor Relations
T: +1 609 524 0065; E: mmp@genmab.com

For Investor Relations:

Andrew Carlsen, Senior Director, Investor Relations
T: +45 3377 9558; E: acn@genmab.com

CureVac Contact:

Thorsten Schüller, Director Communication
T: +49 7071 9883 -1577; E: Thorsten.Schueller@curevac.com

Exhibit 14.4
Disclosure Letter

[*****]

115